GREENWICH CAPITAL ACCEPTANCE, INC.,
Depositor

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,
Seller

CLAYTON FIXED INCOME SERVICES INC.,
Credit Risk Manager

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,
Trustee
POOLING AND SERVICING AGREEMENT

Dated as of October 1, 2006

HarborView Mortgage Loan Trust
Mortgage Loan Pass-Through Certificates, Series 2006-SB1

SECTION 12.13. Provision of Information.	134
SECTION 12.14. Transfer of Servicing.	135
SECTION 12.15. Tax Treatment of the Class ES Certificates.	135

EXHIBITS AND SCHEDULES:
Exhibit A	Form of Senior Certificate	A
Exhibit B	Form of Subordinate Certificate	B
Exhibit C-1	Form of Class C Certificate	C-1
Exhibit C-2	Form of Class P Certificate	C-2
Exhibit C-3	Form of Class R Certificate	C-3
Exhibit C-4	Form of Class ES Certificate	C-4
Exhibit D	Form of Reverse Certificate	D
Exhibit E	[Reserved]	E
Exhibit F	Request for Release	F
Exhibit G-1	Form of Receipt of Mortgage Note	G-1
Exhibit G-2	Form of Interim Certification of Trustee	G-2
Exhibit G-3	Form of Final Certification of Trustee	G-3
Exhibit H	Form of Lost Note Affidavit	H
Exhibit I-1	Form of ERISA Representation for Residual Certificate	I-1
Exhibit I-2	Form of ERISA Representation for ERISA Restricted Trust Certificates	I-2
Exhibit J-1	Form of Investment Letter [Non-Rule 144A]	J-1
Exhibit J-2	Form of Rule 144A Investment Letter	J-2
Exhibit K	Form of Transferor Certificate	K
Exhibit L	Transfer Affidavit for Residual Certificate Pursuant to Section 6.02(e)	L
Exhibit M	Form of Back-Up Certification	M
Exhibit N	[Reserved]	N
Exhibit O	Transaction Parties	O
Exhibit P	Form of Trustee Certification	P
Exhibit Q	Form of Certification Regarding Servicing Criteria to be Addressed in Report on Assessment of Compliance	Q
Exhibit R	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility	R
Exhibit S-1	Form of Watchlist Report	S-1
Exhibit S-2	Form of Loss Severity Report	S-2
Exhibit S-3	Form of Prepayment Premiums Report	S-4
Exhibit S-4	Form of Analytics Report	S-5
Exhibit T	Form of Certification to be Provided by the Credit Risk Manager	T
Exhibit U	Additional Disclosure Notification	U
Exhibit V	Yield Maintenance Allocation Agreement	V
Exhibit W	Yield Maintenance Agreement	W

Schedule I	Mortgage Loan Schedule
Schedule II	Final Maturity Reserve Schedule

This Pooling and Servicing Agreement is dated as of October 1, 2006 (the “Agreement”), among GREENWICH CAPITAL ACCEPTANCE, INC., a Delaware corporation, as depositor (the “Depositor”), GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a New York corporation, as seller (the “Seller”), CLAYTON FIXED INCOME SERVICES INC., as credit risk manager (the “Credit Risk Manager”) and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the “Trustee”).

PRELIMINARY STATEMENT:

Through this Agreement, the Depositor intends to cause the issuance and sale of the HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-SB1 (the “Certificates”) representing in the aggregate the entire beneficial ownership of the Trust Fund, the primary assets of which are the Mortgage Loans (as defined below).

The Depositor intends to sell the Certificates, to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund. The Certificates will consist of twelve classes of certificates, designated as (i) the Class A-1A Certificates, (ii) the Class A-1B Certificates, (iii) the Class M-1 Certificates, (iv) the Class M-2 Certificates, (v) the Class M-3 Certificates, (vi) the Class M-4 Certificates, (vii) the Class M-5 Certificates, (viii) the Class M-6 Certificates, (ix) the Class M-7 Certificates, (x) the Class C Certificates, (xi) the Class P Certificates, (xii) the Class ES Certificates and (xiii) the Class R Certificates.

For federal income tax purposes, the Trust Fund (exclusive of the assets held in the Basis Risk Reserve Fund, the Class ES Distributable Amount, the Yield Maintenance Account, and the Final Maturity Reserve Account (the “Excluded Trust Property”)) comprises two REMICs in a tiered REMIC structure: the “Lower-Tier REMIC” and the “Upper-Tier REMIC.” Each Certificate, other than the Class R and Class ES Certificates, shall represent ownership of a regular interest in the Upper-Tier REMIC, as described herein. The LIBOR Certificates and the MTA Certificates also represent the right to receive (i) payments in respect of the Final Maturity Reserve Account, (ii) payments in respect of Basis Risk Shortfalls from the Basis Risk Reserve Fund as provided in Section 5.07 and (iii) payments in respect of Basis Risk Shortfalls from the Yield Maintenance Account as provided in Section 5.01(f). The owners of the Class C Certificates beneficially own the Basis Risk Reserve Fund, the Final Maturity Reserve Account, the Final Maturity Reserve Trust, the Yield Maintenance Trust, the Yield Maintenance Trust Account and the Yield Maintenance Account. The Class R Certificate represents the sole class of residual interest in the Upper-Tier REMIC and the Lower-Tier REMIC.

The Lower-Tier REMIC will hold as its assets all of the assets constituting the Trust Fund (exclusive of the Excluded Trust Property) and will issue interests (the “Lower-Tier Regular Interests”) (which will be uncertificated and will represent the regular interests in the Lower-Tier REMIC) and a residual interest (the “Class LT-R Interest”) which will also be uncertificated and which will represent the sole class of residual interest in the Lower-Tier REMIC. The Trustee will hold the Lower-Tier Regular Interests as assets of the Upper-Tier REMIC.

For purposes of the REMIC Provisions, the startup day for each REMIC created hereby is the Closing Date. All REMIC regular and residual interests created hereby will be retired on or before the Latest Possible Maturity Date.

Lower-Tier REMIC

The following table sets forth (or describes) the designation, interest rate, and initial principal balance of each Lower-Tier Regular Interest in the Lower-Tier REMIC:

Designation	Interest Rate	Initial Principal Balance	Corresponding Class of Certificate
LT-A-1A	(1)	$149,585,000.00	A-1A
LT-A-1B	(1)	$37,396,500.00	A-1B
LT-M-1	(1)	$3,937,500.00	M-1
LT-M-2	(1)	$2,827,000.00	M-2
LT-M-3	(1)	$1,514,500.00	M-3
LT-M-4	(1)	$1,514,500.00	M-4
LT-M-5	(1)	$1,817,500.00	M-5
LT-M-6	(1)	$1,110,500.00	M-6
LT-M-7	(1)	$1,211,500.00	M-7
LT-P	(1)	$50.00	P
LT-Q	(1)	$202,933,192.23	N/A
LT-I	(2)	(2)	N/A
LT-R	(3)	(3)	N/A

(1)	The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Lower-Tier Regular Interests is a per annum rate equal to the Net WAC.

(2)
The LT-I Interest is an interest only interest that does not have a principal balance but has a notional amount as of any Distribution Date equal to the Stated Principal Balances of the Mortgage Loans as of the first day of the related Due Period (or in the case of the first Distribution Date, as of the Cut-off Date). For any Distribution Date before the Distribution Date in October 2016, it shall bear interest for the related Accrual Period at a fixed rate of 0.00%, and for each Distribution Date commencing on the Distribution Date in November 2016 and on each Distribution Date thereafter until the Final Maturity Reserve Termination Date, it shall bear interest for the related Accrual Period at a fixed rate equal to the Final Maturity Reserve Rate.

(3)	The LT-R Interest is the sole Class of residual interest in the Lower-Tier REMIC. It does not have an interest rate or a principal balance.

On each Distribution Date, Available Funds shall be distributed in payment of principal on the Lower-Tier Regular Interests as follows:

i.
concurrently to the LT-A-1A, LT-A-1B, LT-M-1, LT-M-2, LT-M-3, LT-M-4, LT-M-5, LT-M-6, LT-M-7, and LT-P Interests until the principal balance of each such Lower-Tier Regular Interest equals 50% of the Class Principal Balance of the Corresponding Class of Certificates immediately after such Distribution Date;

ii.
to the LT-Q Interest until its principal balance equals the excess, if any, of (I) the aggregate Pool Balance immediately after such Distribution Date over (II) the aggregate of the principal balances of the Lower-Tier Regular Interests (other than the LT-Q and the LT-I Interests) after taking into account distributions on such Distribution Date under priority (i) above; and

iii.	finally, to the Lower-Tier Regular Interests, as distributions of interest at the interest rates shown in the table above.

On each Distribution Date, after taking into account principal distributions under priorities (i) and (ii) above, Realized Losses attributable to principal and any Net Deferred Interest shall each be allocated among the Lower-Tier Regular Interests in the same manner that principal is distributed among such Lower-Tier Regular Interests.

On each Distribution Date, Prepayment Penalty Amounts shall be distributed to the LT-P Interest.

Upper-Tier REMIC

The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Principal Balance for each Class of Certificates, each of which, except for the Class R Certificates, is hereby designated a REMIC regular interest in the Upper-Tier REMIC for purposes of the REMIC Provisions:

Class	Original Class Principal Balance or Class Notional Balance	Pass-Through Rate
Class A-1A	$299,170,000.00	(1)
Class A-1B	$74,793,000.00	(1)
Class M-1	$7,875,000.00	(1)
Class M-2	$5,654,000.00	(1)
Class M-3	$3,029,000.00	(1)
Class M-4	$3,029,000.00	(1)
Class M-5	$3,635,000.00	(1)
Class M-6	$2,221,000.00	(1)
Class M-7	$2,423,000.00	(1)
Class C	(2)	(2)
Class P	$100.00	(3)
Class R	(4)	(4)
Class ES	(5)	(5)

(1)	Calculated pursuant to the definition of “Pass-Through Rate.”

(2)
The Class C Interest shall have an initial principal balance of $2,018,542.23. The Class C Interest also comprises a notional component having a notional amount that at all times will equal the aggregate of the principal balances of the Lower-Tier Regular Interests (i.e., the Pool Balance). For each Distribution Date (and the related Accrual Period), the notional component shall bear interest at a rate equal to the excess of (a) the weighted average of the interest rates on the Lower-Tier Regular Interests (other than the LT-I Interest), weighted on the basis of the principal balance of each such Lower-Tier Interest, over (b) the Adjusted Lower-Tier WAC. For any Distribution Date, interest that accrues on the notional component of the Class C Interest shall be deferred to the extent of any increase in the Overcollateralized Amount on such date. Such deferred interest shall not itself bear interest. In addition, any Net Deferred Interest allocated to the Class C Certificate shall increase its principal balance. In addition to the rights set forth above, the Class C Certificates shall also evidence ownership of the LT-I Interest in the Lower-Tier REMIC.

(3)
The Class P Certificate shall not bear interest at a stated rate. The Class P Certificate shall have an initial Class Principal Balance of $100.00. Prepayment Penalty Amounts paid with respect to the Mortgage Loans shall be distributed to the Class P Certificates.

(4)	The Class R Certificate represents the sole class of residual interest in the Upper-Tier REMIC and does not have a principal balance or a pass-through rate.

(5)
The Class ES Certificate is entitled to receive the “Class ES Distributable Amount.” The Class ES Certificate does not represent an interest in any REMIC created hereby and does not have a pass-through rate.

ARTICLE I

DEFINITIONS; DECLARATION OF TRUST

SECTION 1.01. Defined Terms.

Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. All calculations of interest described herein shall be made on the basis of an assumed 360-day year consisting of twelve 30-day months unless otherwise indicated in this Agreement.

“Acceptable Successor Servicer”: A FHLMC- or FNMA-approved servicer that is (i) reasonably acceptable to the Trustee and (ii) acceptable to each Rating Agency, as evidenced by a letter from each such Rating Agency delivered to the Trustee that such entity’s acting as a successor servicer will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates.

“Account”: The Distribution Account, the Yield Maintenance Trust Account, the Yield Maintenance Account, the Final Maturity Reserve Account, the Basis Risk Reserve Fund or the Servicing Account, as the context requires.

“Accrual Period”: With respect to each Distribution Date and the LIBOR Certificates, the period beginning on the immediately preceding Distribution Date (or the Closing Date, in the case of the first Distribution Date) and ending on the day immediately preceding such Distribution Date. Interest for such Classes of LIBOR Certificates will be calculated based upon a 360-day year and the actual number of days in each Accrual Period. With respect to any Distribution Date and the MTA Certificates and each Lower-Tier Regular Interest, the calendar month preceding such Distribution Date. Interest for such Classes of MTA Certificates and each Lower-Tier Regular Interest will be calculated based on a 360-day year and assuming each month has 30 days.

“Additional Disclosure Notification”: As defined in Section 3.19(a).

“Additional Form 10-D Disclosure”: As defined in Section 3.19(a).

“Additional Form 10-K Disclosure”: As defined in Section 3.19(b).

“Adjusted Cap Rate”: For any Distribution Date and any Class of Regular Certificates, the Net WAC Cap for such Distribution Date, determined by first reducing the Net WAC by a per annum rate equal to the product of (i) the Net Deferred Interest for the Mortgage Loans for that Distribution Date multiplied by (ii) 12, divided by the Pool Balance as of the first day of the related Due Period.

“Adjusted Lower-Tier WAC”: For any Distribution Date (and the related Accrual Period), the product of (i) 2 multiplied by (ii) the weighted average of the interest rates on the Lower-Tier Regular Interests (other than the Class LT-I Interest), weighted on the basis of their principal balances as of the first day of the related Accrual Period and computed for this purpose by first (a) subjecting the interest rate on the LT-P and LT-Q Interests to a cap of 0.00%, and (b) subjecting the interest rate on each of the LT-A-1A, LT-A-1B, LT-M-1, LT-M-2, LT-M-3, LT-M-4, LT-M-5, LT-M-6, and LT-M-7 Interests to a cap equal to the product of Pass-Through Rate for the Corresponding Class of Certificates for such Distribution Date multiplied by the quotient of the actual number of days in the Accrual Period divided by 30 (if the Corresponding Class is a Class of LIBOR Certificates).

“Adjustment Date”: With respect to each Mortgage Loan, each adjustment date on which the related Loan Rate changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Mortgage Loan is set forth in the Mortgage Loan Schedule.

“Administrator”: Deutsche Bank National Trust Company or its successor in interest, or any successor administrator appointed as herein provided.

“Advance”: With respect to any Distribution Date and any Mortgage Loan or REO Property, any advance made by the Servicer including the Trustee in its capacity as successor Servicer in respect of such Distribution Date pursuant to Section 5.05 (or by the Trustee pursuant to Section 7.02 as successor Servicer) or by the Servicer in accordance with the Servicing Agreement for such Distribution Date.

“Adverse REMIC Event”: Either (i) the loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) the imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

“Affiliate”: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Agreement”: This Pooling and Servicing Agreement dated as of October 1, 2006, as amended, supplemented and otherwise modified from time to time.

“Allocated Net Deferred Interest Amounts”: With respect to any Distribution Date and any Class of Offered Certificates or Class M-7 Certificates, an amount equal to the sum of any Net Deferred Interest allocated to such Class of Certificates on such Distribution Date and any Allocated Net Deferred Interest Amounts for such Class remaining unpaid from the immediately preceding Distribution Date.

“Allocated Realized Loss Amount”: With respect to any Distribution Date and any Class of Offered Certificates or Class M-7 Certificates, an amount equal the sum of any Realized Losses allocated to that Class of Certificates on such Distribution Date and any Allocated Realized Loss Amounts previously allocated to such Class pursuant to Section 5.03 minus any amounts distributed to such Class pursuant to Section 5.01(a)(iv) in respect of Allocated Realized Loss Amounts.

“Assignment”: With respect to any Mortgage, an assignment of mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient, under the laws of the jurisdiction in which the related Mortgaged Property is located, to reflect or record the sale of such Mortgage.

“Available Funds”: With respect to any Distribution Date, an amount equal to (i) the sum, without duplication, of (a) the aggregate of the Monthly Payments received on or prior to the related Determination Date (excluding Monthly Payments due in future Due Periods but received by the related Determination Date) in respect of the Mortgage Loans, (b) Net Liquidation Proceeds, Insurance Proceeds (including from primary mortgage insurance policies), Principal Prepayments (excluding Prepayment Penalty Amounts), Recoveries and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans received during the related Prepayment Period, (c) the aggregate of any amounts received in respect of REO Properties for such Distribution Date in respect of Mortgage Loans, (d) the aggregate of any amounts of Interest Shortfalls (excluding for such purpose all shortfalls as a result of Relief Act Reductions) paid by the Servicer pursuant to the Servicing Agreement and Compensating Interest Payments deposited in the Distribution Account for that Distribution Date in respect of the Mortgage Loans, (e) the aggregate of the Purchase Prices, Substitution Adjustments, Repurchase Prices and other amounts collected for purchases or substitutions pursuant to Section 2.03 deposited in the Distribution Account during the related Prepayment Period in respect of the Mortgage Loans, (f) the aggregate of any Advances made by the Servicer for that Distribution Date in respect of the Mortgage Loans, (g) the aggregate of any Advances made by the Trustee (as successor Servicer) for such Distribution Date pursuant to Section 7.02 hereof in respect of the Mortgage Loans and (h) the Termination Price on the Distribution Date on which the Trust Fund is terminated, minus (ii) the sum of (x) to the extent of amounts attributable to interest, the Expense Fees for such Distribution Date in respect of the Mortgage Loans, (y) to the extent of amounts attributable to interest or principal, as applicable, amounts in reimbursement for Advances previously made in respect of the Mortgage Loans and other amounts as to which the Servicer, the Trustee, the Credit Risk Manager and the Custodian are entitled to be reimbursed pursuant to Section 4.03, first, to the extent of amounts attributable to interest, and second, if such amounts are insufficient, to the extent of amounts attributable to principal, the amount payable to the Trustee pursuant to Section 8.05 and the Custodian pursuant to this Agreement in respect of Mortgage Loans and (z) amounts deposited in the Distribution Account, as the case may be, in error, in respect of Mortgage Loans.

“Bankruptcy Code”: The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Basis Risk Reserve Fund”: A fund created as part of the Trust Fund pursuant to Section 5.07 of this Agreement but which is not an asset of any of the REMICs.

“Basis Risk Shortfall”: With respect to any Distribution Date and the LIBOR Certificates and the MTA Certificates, the sum of:

(i) the excess, if any, of the Interest Distributable Amount that such Class would have been entitled to receive if the Pass-Through Rate for such Class were calculated without regard to clause (ii) in the definition thereof, over the actual Interest Distributable Amount such Class is entitled to receive for such Distribution Date;

(ii) any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

(iii) interest for the applicable Accrual Period on the amount described in clause (ii) above based on the applicable Pass-Through Rate, determined without regard to clause (ii) in the definition thereof.

“Book-Entry Certificates”: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 6.02 hereof). On the Closing Date, all Classes of the Certificates other than the Physical Certificates shall be Book-Entry Certificates.

“Bulk PMI Fee”: Not applicable.

“Bulk PMI Fee Rate”: Not applicable.

“Bulk PMI Policy”: Not applicable.

“Business Day”: Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of California, the State of Texas, the State of New York or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

“Call Option”: The right to terminate this Agreement and the Trust Fund pursuant to the second paragraph of Section 10.01(a) hereof.

“Call Option Date”: As defined in Section 10.01(a) hereof.

“Certificate”: Any Regular Certificate, Residual Certificate, Class C Certificate, Class ES Certificate or Class P Certificate.

“Certificate Owner”: With respect to each Book-Entry Certificate, any beneficial owner thereof and with respect to each Physical Certificate, the Certificateholder thereof.

“Certificate Principal Balance”: With respect to each Certificate of a given Class (other than the Class C, Class ES and Class R Certificates) and any date of determination, the product of (i) the Class Principal Balance of such Class and (ii) the applicable Percentage Interest of such Certificate.

“Certificate Register” and “Certificate Registrar”: The register maintained and registrar appointed pursuant to Section 6.02 hereof. Deutsche Bank National Trust Company will act as Certificate Registrar, for so long as it is the Trustee under this Agreement.

“Certificateholder” or “Holder”: The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of the Residual Certificate for any purpose hereof; provided that solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Trustee, the NIMS Insurer, the Servicer, the Credit Risk Manager or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be disregarded.

“Certification Parties”: As defined in Section 3.06.

“Certifying Person”: As defined in Section 3.06.

“Class”: Collectively, Certificates that have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

“Class C Distributable Amount”: With respect to any Distribution Date, the amount of interest that has accrued on the Class C Notional Balance, as described in the Preliminary Statement, but that has not been distributed pursuant to Section 5.01(a)(iv)(J) hereof prior to such Distribution Date. In addition, such amount shall include the initial Overcollateralized Amount (less the $100 of such amount allocated to the Class P Certificates) to the extent such amount has not been distributed on prior Distribution Dates as part of the Overcollateralization Release Amount.

“Class C Notional Balance”: With respect to any Distribution Date (and the related Accrual Period) the aggregate principal balance of the Lower-Tier Regular Interests (the Pool Balance) as specified in the Preliminary Statement.

“Class C Priority Amount”: With respect to any Distribution Date and the Class C Certificates, the excess, if any, of (i) all amounts paid on prior Distribution Dates from the Yield Maintenance Account in respect of Allocated Net Deferred Interest Amounts over (ii) the sum of all amounts paid to the Class C Certificates on prior Distribution Dates from the Principal Distribution Amount under Sections 5.02(a)(ii) and (iii).

“Class ES Distributable Amount”: With respect to each Distribution Date and each Mortgage Loan, an amount equal to one month’s interest at the Excess Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date).

“Class LT-R Interest”: As described in the Preliminary Statement.

“Class M-1 Principal Distribution Amount”: For any Distribution Date, on or after the Stepdown Date and as long as a Trigger Event has not occurred or is not continuing with respect to such Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to November 2012, 86.375% and thereafter 89.100% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $2,019,239.

“Class M-2 Principal Distribution Amount”: For any Distribution Date, on or after the Stepdown Date and as long as a Trigger Event has not occurred or is not continuing with respect to such Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to November 2012, 89.875% and thereafter 91.900% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $2,019,239.

“Class M-3 Principal Distribution Amount”: For any Distribution Date, on or after the Stepdown Date and as long as a Trigger Event has not occurred or is not continuing with respect to such Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Class Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to November 2012, 91.750% and thereafter 93.400% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $2,019,239.

“Class M-4 Principal Distribution Amount”: For any Distribution Date, on or after the Stepdown Date and as long as a Trigger Event has not occurred or is not continuing with respect to such Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M- 3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Class Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to November 2012, 93.625% and thereafter 94.900% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $2,019,239.

“Class M-5 Principal Distribution Amount”: For any Distribution Date, on or after the Stepdown Date and as long as a Trigger Event has not occurred or is not continuing with respect to such Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Class Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to November 2012, 95.875% and thereafter 96.700% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $2,019,239.

“Class M-6 Principal Distribution Amount”: For any Distribution Date, on or after the Stepdown Date and as long as a Trigger Event has not occurred or is not continuing with respect to such Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Class Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to November 2012, 97.250% and thereafter 97.800% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $2,019,239.

“Class M-7 Principal Distribution Amount”: For any Distribution Date, on or after the Stepdown Date and as long as a Trigger Event has not occurred or is not continuing with respect to such Distribution Date, an amount equal to the lesser of (a) the Class Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) (vii) the Class Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date)and (viii) the Class Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to November 2012, 98.750% and thereafter 99.000% and (ii) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $2,019,239.

“Class Principal Balance”: As to any Distribution Date, with respect to any Class of Regular Certificates, the Original Class Principal Balance thereof as (a) reduced by the sum of (x) all amounts actually distributed in respect of principal of that Class (including amounts paid from the Yield Maintenance Account pursuant to section 5.01(f)(vii) and (viii)) on all prior Distribution Dates, (y) all Realized Losses, if any, actually allocated to that Class on all prior Distribution Dates and (z) in the case of the Subordinate Certificates, any applicable Writedown Amount, and (b) increased by (x) the amount of Deferred Interest allocated to such Class of Certificates on such Distribution Date as set forth in Section 5.02, (y) increased by the amount paid in respect of Allocated Realized Loss Amounts to such Class of Certificates on such Distribution Date from the Yield Maintenance Account pursuant to Section 5.01(f)(i) or (ii) and (z) increased by any Recoveries allocated to such Class of Certificates pursuant to Section 5.08.

“Close of Business”: As used herein, with respect to any Business Day and location, 5:00 p.m. at such location.

“Closing Date”: October 31, 2006.

“Code”: The Internal Revenue Code of 1986, as amended.

“Commission”: U.S. Securities and Exchange Commission.

“Compensating Interest Payment”: With respect to any Distribution Date, the amount specified to be paid by the Servicer pursuant to Section 5.05 of the Servicing Agreement.

“Controlling Person”: With respect to any Person, any other Person who “controls” such Person within the meaning of the Securities Act.

“Cooperative Corporation”: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

“Cooperative Loan”: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

“Cooperative Loan Documents”: As to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original or a copy of the executed Security Agreement and the assignment of the Security Agreement in blank; (iii) the original or a copy of the executed Proprietary Lease and the original assignment of the Proprietary Lease endorsed in blank; (iv) the original, if available, or a copy of the executed Recognition Agreement and, if available, the original assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) executed UCC amendments (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

“Cooperative Property”: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

“Cooperative Shares”: Shares issued by a Cooperative Corporation.

“Cooperative Unit”: A single family dwelling located in a Cooperative Property.

“Corporate Trust Office”: With respect to the Trustee, the principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: GC06SB1, HarborView Mortgage Loan Trust 2006-SB1, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Seller. With respect to the Certificate Registrar and presentment of Certificates for registration of transfer, exchange or final payment, the offices located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit.

“Corresponding Class”: With respect to each class of Lower Tier Regular Interests, the Class of Certificates corresponding to such class as set forth in the Preliminary Statement.

“Credit Enhancement Percentage”: For any Distribution Date and any Class of Certificates, the percentage obtained by dividing (i) the sum of (x) the aggregate Class Principal Balance of the Subordinate Certificates subordinate to such Class and (y) the Overcollateralized Amount by (y) the aggregate Stated Principal Balance of the Mortgage Loans.

	Initial Credit Enhancement Percentage	Target Credit Enhancement Percentage before November 2012 or Stepdown Date	Target Credit Enhancement Percentage on or after November 2012 or Stepdown Date
Senior	7.400%	18.500%	14.800%
M-1	5.450%	13.625%	10.900%
M-2	4.050%	10.125%	8.100%
M-3	3.300%	8.250%	6.600%
M-4	2.550%	6.375%	5.100%
M-5	1.650%	4.125%	3.300%
M-6	1.100%	2.750%	2.200%
M-7	0.500%	1.250%	1.000%

“Credit Risk Management Agreement”: The credit risk management agreement dated as of the Closing Date, entered into by the Servicer and the Credit Risk Manager.

“Credit Risk Manager”: Clayton Fixed Income Services Inc., a Colorado corporation, and its successors and assigns.

“Credit Risk Manager’s Fee”: With respect to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one twelfth, (b) the Credit Risk Manager’s Fee Rate and (c) the Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period.

“Credit Risk Manager’s Fee Rate”: 0.0050% per annum.

“Custodian”: For purposes of this Agreement, the Custodian shall be the Trustee.

“Cut-off Date”: With respect to any Mortgage Loan, the Close of Business in New York City on October 1, 2006.

“Cut-off Date Aggregate Principal Balance”: The aggregate of the Cut-off Date Principal Balances of all of the Mortgage Loans.

“Cut-off Date Collateral Balance”: As to any Distribution Date, the aggregate Stated Principal Balance of all Mortgage Loans as of October 1, 2006.

“Cut-off Date Principal Balance”: With respect to any Mortgage Loan, the principal balance thereof remaining to be paid, after application of all scheduled principal payments due on or before the Cut-off Date whether or not received as of the Cut-off Date (or as of the applicable date of substitution with respect to a Qualified Substitute Mortgage Loan).

“DBRS”: Dominion Bond Rating Service, and its successors.

“Debt Service Reduction”: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for that Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, unless the reduction results from a Deficient Valuation.

“Deferred Interest”: With respect to each Mortgage Loan and each related Due Date, will be the excess, if any, of the amount of interest accrued on such Mortgage Loan from the preceding Due Date to such due date over the portion of the Monthly Payment allocated to interest for such Due Date.

“Deficient Valuation”: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificates”: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 6.02(c) or (d) hereof.

“Deleted Mortgage Loan”: A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

“Delinquent”: Any Mortgage Loan with respect to which the Monthly Payment due on a Due Date is not made.

“Depositor”: Greenwich Capital Acceptance, Inc., a Delaware corporation, or any successor in interest.

“Depository”: The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

“Depository Participant”: A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”: For any Distribution Date and each Mortgage Loan, the date each month, as set forth in the Servicing Agreement, on which the Servicer determines the amount of all funds required to be remitted to the Trustee on the Servicer Remittance Date with respect to the Mortgage Loans.

“Disqualified Organization”: A “disqualified organization” defined in Section 860E(e)(5) of the Code, or any other Person so designated by the Trustee based upon an Opinion of Counsel provided to the Trustee by nationally recognized counsel acceptable to the Trustee that the holding of an ownership interest in the Residual Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Residual Certificate to such Person.

“Distressed Mortgage Loan”: Any Mortgage Loan that at the date of determination is Delinquent in payment for a period of 90 days or more without giving effect to any grace period permitted by the related Mortgage Note or for which the Servicer on behalf of the Trust Fund has accepted a deed in lieu of foreclosure.

“Distribution Account”: The trust account or accounts created and maintained by the Trustee pursuant to Section 4.02 hereof for the benefit of the Certificateholders and designated “Distribution Account, Deutsche Bank National Trust Company, as Trustee, in trust for the registered Holders of HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-SB1” and which must be an Eligible Account.

“Distribution Account Income”: As to any Distribution Date, any interest or other investment income earned on funds deposited in the Distribution Account during the month of such Distribution Date.

“Distribution Date”: The 19th day of each month, or, if such day is not a Business Day, the next Business Day commencing in November 2006.

“Distribution Date Statement”: As defined in Section 5.04(a) hereof.

“Due Date”: With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due, exclusive of any days of grace.

“Due Period”: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

“Eligible Account”: Any of:

(i)
an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated in the highest short term rating category of each Rating Agency at the time any amounts are held on deposit therein;

(ii)
an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by it), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Trustee on behalf of the Certificateholders will have a claim with respect to the funds in the account or a perfected first priority security interest against the collateral (which shall be limited to Permitted Investments) securing those funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained;

(iii)
a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

(iv)
an account otherwise acceptable to each Rating Agency without reduction or withdrawal of its then current ratings of the Certificates as evidenced by a letter from such Rating Agency to the Trustee. Eligible Accounts may bear interest.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“ERISA-Restricted Certificates”: (i) the Class M-7 Certificates, Class ES Certificates, Class P Certificates and the Residual Certificate and (ii) any Class of Certificates that are not rated at least “BBB-” (or its equivalent) by at least one nationally rated statistical rating organization upon acquisition.

“Event of Default”: As defined in the Servicing Agreement.

“Exchange Act”: The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Excess Servicing Fee Rate”: With respect to any Mortgage Loan, the excess, if any, of 0.375% per annum over the Subservicing Fee Rate.

“Expense Fee”: With respect to any Mortgage Loan, the sum of (i) the Servicing Fee, (ii) the Trustee Fee, (iii) any Bulk PMI Fee, if applicable, and (iv) the Credit Risk Manager Fee.

“Expense Fee Rate”: With respect to any Mortgage Loan, the per annum rate at which the Expense Fee accrues for such Mortgage Loan as set forth in the Mortgage Loan Schedule.

“Extra Principal Distribution Amount”: For any Distribution Date, is the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

“Fannie Mae”: The Federal National Mortgage Association or any successor thereto.

“FDIC”: The Federal Deposit Insurance Corporation or any successor thereto.

“Final Distribution Date”: The Distribution Date occurring in December 2036.

“Final Maturity Reserve Account”: The account created pursuant to Section 5.09 of this Agreement.

“Final Maturity Reserve Amount”: For each Distribution Date prior to the Distribution Date in November 2016, zero. For each Distribution Date commencing on the Distribution Date in November 2016 and on each Distribution Date thereafter until the Final Maturity Reserve Termination Date, an amount equal to the least of (x) the product of (i) the quotient of the Final Maturity Reserve Rate divided by 12 and (ii) the aggregate Stated Principal Balance of the Mortgage Loans on the first day of the related Due Period (not including for this purpose Mortgage Loans for which prepayments in full have been received and distributed in the month prior to the Distribution Date), (y) the Interest Remittance Amount after making any withdrawals from the Distribution Account pursuant to Section 4.03(a) and (z) the Final Maturity Reserve Shortfall for such Distribution Date. Notwithstanding the foregoing, if on any Distribution Date the aggregate Stated Principal Balance of Mortgage Loans having 40-year original terms to maturity on such Distribution Date is less than or equal to the applicable amount set forth in the Final Maturity Reserve Schedule, the Final Maturity Reserve Amount shall equal zero.

“Final Maturity Reserve Rate”: A per annum rate equal to the product of (i) 1.00% and (ii) a fraction, the numerator of which is the aggregate Stated Principal Balance as of the Cut-off Date of the Mortgage Loans having 40-year original terms to maturity and the denominator of which is the aggregate Stated Principal Balance as of the Cut-off Date.

“Final Maturity Reserve Schedule”: With respect to each Distribution Date on or after the Distribution Date in November 2016 through and including Final Maturity Reserve Termination Date, the aggregate principal balance set forth on Schedule II hereto for that Distribution Date.

“Final Maturity Reserve Shortfall”: With respect to any Distribution Date commencing on the Distribution Date in November 2016 and on each Distribution Date thereafter until the Final Maturity Reserve Termination Date, the lesser of (i) the excess of $14,627,618.34 over amounts on deposit in the Final Maturity Reserve Account (after giving effect to all distributions on such Distribution Date other than distributions from the Final Maturity Reserve Account) and (ii) the excess of (a) the aggregate Stated Principal Balance of the Mortgage Loans having 40-year original terms to maturity (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over (b) amounts on deposit in the Final Maturity Reserve Account (after giving effect to all distributions on such Distribution Date other than distributions from the Final Maturity Reserve Account).

“Final Maturity Reserve Termination Date”: The earlier of (i) the Distribution Date in December 2026 or (ii) the termination of the Trust Fund.

“Final Maturity Reserve Trust”: The corpus of a trust created pursuant to Section 5.09 of this Agreement and designated as the “Final Maturity Reserve Trust,” consisting of the Final Maturity Reserve Account, but which is not an asset of any REMIC.

“Final Recovery Determination”: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller pursuant to or contemplated by Sections 2.03 and 10.01), a determination made by the Servicer, and reported to the Trustee, that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer expects to be finally recoverable in respect thereof have been so recovered.

“Form 8-K Disclosure Information”: As defined in Section 3.07(c)(i).

“Freddie Mac”: The Federal Home Loan Mortgage Corporation or any successor thereto.

“GCFP”: Greenwich Capital Financial Products, Inc., and its successors and assigns.

“GMAC”: GMAC Mortgage, LLC, as Servicer of the Mortgage Loans as set forth and as individually defined in the Mortgage Loan Schedule hereto, and any successors thereto.

“Gross Margin”: With respect to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the applicable Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Loan Rate for such Mortgage Loan.

“Indemnified Persons”: The Trustee (individually in its corporate capacity and in all capacities hereunder), the Depositor, the Servicer, the Custodian and the NIMS Insurer and their respective officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

“Independent”: When used with respect to any accountants, a Person who is “independent” within the meaning of Rule 2-01(B) of the Securities and Exchange Commission’s Regulation S-X. Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any affiliate of such other Person, (C) is not connected with such other Person or any affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause (B) or (C) above.

“Indenture”: An indenture relating to the issuance of notes secured by the Class C Certificates, the Class P Certificates and/or the Residual Certificates (or any portion thereof) which may or may not be guaranteed by the NIMS Insurer.

“Index”: With respect to each Mortgage Loan and each Adjustment Date, the index specified in the related Mortgage Note.

“Initial Certificate Principal Balance”: With respect to any Certificate other than the Class C, Class ES and Class R Certificates, the amount designated “Initial Certificate Principal Balance” on the face thereof.

“Initial LIBOR Rate”: 5.32%.

“Insurance Proceeds”: With respect to any Mortgage Loan, proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the Servicing Agreement.

“Interest Distributable Amount”: With respect to any Distribution Date and each Class of Certificates (other than the Class C, Class ES, Class P and Class R Certificates), the sum of (i) the Monthly Interest Distributable Amount for that Class and (ii) the Unpaid Interest Shortfall Amount for that Class.

“Interest Remittance Amount”: For any Distribution Date, the sum of (i) the portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Mortgage Loans and (ii) Principal Prepayments received during the related Prepayment Period up to the amount of Deferred Interest for such Distribution Date.

“Interest Shortfall”: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Principal Prepayment or a reduction of its Monthly Payment under the Relief Act, an amount determined as follows:

(a) Principal Prepayments in part received during the relevant Prepayment Period: the difference between (i) one month’s interest at the applicable Net Loan Rate for such Mortgage Loan on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Loan Rate) received at the time of such prepayment; and

(b) Principal Prepayments in full received during the relevant Prepayment Period: the difference between (i) one month’s interest at the applicable Net Loan Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Loan Rate) received at the time of such prepayment; and

(c) any Relief Act Reductions for such Distribution Date.

“Latest Possible Maturity Date”: As determined as of the Cut-off Date, the Distribution Date following the fifth anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

“LIBOR”: With respect to the first Accrual Period, the Initial LIBOR Rate. With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Trustee on the basis of the “Interest Settlement Rate” set by the BBA for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

(a) If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Trustee will obtain such rate from Reuters’ “page LIBOR 01” or Bloomberg’s page “BBAM.” If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 am (London time) on such date to prime banks in the London interbank market. In such event, the Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loan to leading European banks.

(b) The establishment of LIBOR by the Trustee and the Trustee’s subsequent calculation of the Pass-Through Rate applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

“LIBOR Business Day”: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

“LIBOR Certificates”: The Subordinate Certificates.

“LIBOR Determination Date”: The second LIBOR Business Day immediately preceding the commencement of each Accrual Period for the LIBOR Certificates.

“Liquidated Mortgage Loan”: As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, as of the end of the related Prepayment Period, that all Liquidation Proceeds that it expects to recover with respect to the liquidation of such Mortgage Loan or disposition of the related REO Property have been recovered.

“Liquidation Event”: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated hereunder. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 10.01 hereof or the applicable provisions of the Servicing Agreement.

“Liquidation Expenses”: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Servicer, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

“Liquidation Proceeds”: With respect to any Mortgage Loan, the amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer as proceeds from the liquidation of such Mortgage Loan, as determined in accordance with the applicable provisions of the Servicing Agreement, other than Recoveries; provided that with respect to any Mortgage Loan or REO Property repurchased, substituted or sold pursuant to or as contemplated hereunder, or pursuant to the applicable provisions of the Servicing Agreement, “Liquidation Proceeds” shall also include amounts realized in connection with such repurchase, substitution or sale.

“Loan Rate”: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

“Loan-to-Value Ratio”: With respect to each Mortgage Loan and any date of determination, a fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan at such date of determination and the denominator of which is the Value of the related Mortgaged Property.

“Lost Note Affidavit”: With respect to any Mortgage Loan as to which the original Mortgage Note has been lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust Fund against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

“Lower-Tier Regular Interest”: As described in the Preliminary Statement.

“Lower-Tier REMIC”: As described in the Preliminary Statement.

“Majority Certificateholders”: The Holders of Certificates evidencing at least 51% of the Voting Rights.

“Master Consulting Agreement”: The master consulting agreement dated as of April 18, 2005, by and between Greenwich Capital Markets, Inc. and the Credit Risk Manager.

“Maximum Loan Rate”: With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Loan Rate thereunder.

“MERS”: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS Mortgage Loan”: Any Mortgage Loan registered with MERS on the MERS System.

“MERS® System”: The system of recording transfers of mortgages electronically maintained by MERS.

“MIN”: The Mortgage Identification Number for any MERS Mortgage Loan.

“MOM Loan”: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

“Monthly Interest Distributable Amount”: With respect to each Class of Certificates (other than the Class C, Class ES, Class P and Class R Certificates) and any Distribution Date, the amount of interest accrued during the related Accrual Period at the lesser of the related Pass-Through Rate and the related Adjusted Cap Rate on the Class Principal Balance of that Class immediately prior to that Distribution Date, in each case, reduced by any Interest Shortfalls allocated to such Class (allocated to each Certificate based on its respective entitlements to interest irrespective of any Interest Shortfalls for such Distribution Date) pursuant to Section 5.01; provided, however, that for purposes of compliance with the REMIC Provisions, (A) the Monthly Interest Distributable Amount for each Class of Subordinate Certificates shall be calculated by reducing the related Pass-Through Rate by a per annum rate equal to (i) 12 times the Subordinate Class Expense Share for such Class divided by (ii) the Class Principal Balance of such Class as of the beginning of the related Accrual Period and (B) such Class shall be deemed to bear interest at such Pass-Through Rate as so reduced for federal income tax purposes.

“Monthly Payment”: With respect to any Mortgage Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan that is payable by the related Mortgagor from time to time under the related Mortgage Note, determined, for the purposes of this Agreement: (a) after giving effect to any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to the applicable provisions of the Servicing Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Moody’s”: Moody’s Investors Service, Inc. and its successors.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage File”: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan”: Each mortgage loan (including Cooperative Loans) transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) hereof as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

“Mortgage Loan Purchase Agreement”: The Mortgage Loan Purchase Agreement between the Seller and the Depositor, dated as of October 1, 2006, regarding the transfer of the Mortgage Loans by the Seller (including the Seller’s rights and interest in the Servicing Agreement) to or at the direction of the Depositor.

“Mortgage Loan Schedule”: As of any date, the list of Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule I. The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Mortgage Loan:

(i)	the Mortgage Loan identifying number;

(ii)	the state and five-digit ZIP code of the Mortgaged Property;

(iii)	a code indicating whether the Mortgaged Property was represented by the borrower, at the time of origination, as being owner-occupied;

(iv)
a code indicating whether the Residential Dwelling constituting the Mortgaged Property is (a) a detached single family dwelling, (b) a dwelling in a planned unit development, (c) a condominium unit, (d) a two- to four-unit residential property, (e) a townhouse or (f) other type of Residential Dwelling;

(v)
if the related Mortgage Note permits the borrower to make Monthly Payments of interest only for a specified period of time, (a) the original number of such specified Monthly Payments and (b) the remaining number of such Monthly Payments as of the Cut-off Date;

(vi)	the original months to maturity;

(vii)	the stated remaining months to maturity from the Cut-off Date based on the original amortization schedule;

(viii)	the Loan-to-Value Ratio at origination;

(ix)	the Loan-to-Collateral Value Ratio at origination;

(x)	the Loan Rate in effect immediately following the Cut-off Date;

(xi)	the date on which the first Monthly Payment is or was due on the Mortgage Loan;

(xii)	the stated maturity date;

(xiii)	the Servicing Fee Rate;

(xiv)	the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

(xv)	the original principal balance of the Mortgage Loan;

(xvi)	the Stated Principal Balance of the Mortgage Loan on the Cut-off Date and a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(xvii)	the Index and Gross Margin specified in related Mortgage Note;

(xviii)	the next Adjustment Date, if applicable;

(xix)	the Maximum Loan Rate, if applicable;

(xx)	the Value of the Mortgaged Property;

(xxi)	the sale price of the Mortgaged Property, if applicable;

(xxii)	the product code; and

(xxiii)	the Expense Fee Rate therefor.

Information set forth in clauses (ii) and (iii) above regarding each Mortgagor and the related Mortgaged Property shall be confidential and the Trustee shall not disclose such information except to the extent disclosure may be required by any law or regulatory or administrative authority; provided, however, that the Trustee may disclose on a confidential basis any such information to its agents, attorneys and any auditors in connection with the performance of its responsibilities hereunder.

The Mortgage Loan Schedule, as in effect from time to time, shall also set forth the following information with respect to the Mortgage Loans as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Loan Rate of the Mortgage Loans; and (4) the weighted average remaining months to maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Seller in accordance with the provisions of this Agreement.

“Mortgage Note”: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgaged Property”: Either of (x) the fee simple or leasehold interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds, or (y) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

“Mortgagor”: The obligor on a Mortgage Note.

“MTA”: With respect to each Accrual Period, a per annum rate determined on each MTA Determination Date in the following manner by the Trustee on the basis of the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15)”, determined by averaging the monthly yields for the most recently available twelve months.

(a) If on any MTA Determination Date, MTA is no longer available, the Trustee, in consultation with the Depositor, shall select a new index for the MTA Certificates that is based on comparable information. When the Trustee, in consultation with the Depositor, selects a new index for the MTA Certificates, the Margin for the MTA Certificates will increase or decrease by the difference the average MTA for the final three years it was in effect and the average of the most recent three years for the replacement index. The Margin for the MTA Certificates will be increased by that difference if the average MTA is greater than the average replacement index and the Margin for the MTA Certificates will be decreased by that difference if the average replacement index is greater than the average MTA. The Trustee will have no liability for the selection of such alternative index (and shall be entitled to rely on such advice, if any, as it may deem appropriate in such selection), except that the Trustee, in consultation with the Depositor, will select a particular index as the alternative index only if it receives an Opinion of Counsel, which opinion shall be an expense reimbursed from the Distribution Account, that the selection of such index will not cause any REMIC created hereunder to lose its classification as a REMIC for federal income tax purposes.

(b) The establishment of MTA by the Trustee and the Trustee’s subsequent calculation of the Pass-Through Rate applicable to the MTA Certificates for the relevant Accrual Period (in each case, in consultation with the Depositor), in the absence of manifest error, will be final and binding.

“MTA Certificates”: The Senior Certificates.

“MTA Determination Date”: The fifteenth day immediately prior the commencement of each Accrual Period for the MTA Certificates.

“MTA Indexed”: Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of the MTA index.

“Net Deferred Interest”: With respect to any Distribution Date, the greater of (i) the excess, if any, of the Deferred Interest for the related Due Date over the aggregate amount of any principal prepayments in part or in full received during the related Prepayment Period and (ii) zero.

“Net Interest Shortfall”: With respect to any Distribution Date, the excess of the Interest Shortfall, if any, for such Distribution Date over the sum of (i) Interest Shortfalls paid by the Servicer under the Servicing Agreement with respect to such Distribution Date and (ii) Compensating Interest Payments made with respect to such Distribution Date.

“Net Liquidation Proceeds”: With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, related Servicing Advances, related Servicing Fees and any other accrued and unpaid fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

“Net Loan Rate”: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Loan Rate for such Mortgage Loan minus the Expense Fee Rate and, commencing on the Distribution Date in November 2016 and on each Distribution Date thereafter until the Final Maturity Reserve Termination Date, the Final Maturity Reserve Rate.

“Net Maximum Rate”: For any Mortgage Loan and any Distribution Date, the maximum rate at which interest could accrue on such Mortgage Loan net of the sum of (a) the Expense Fee Rate and (b) commencing on the Distribution Date in November 2016 and on each Distribution Date thereafter until the Final Maturity Reserve Termination Date, the Final Maturity Reserve Rate.

“Net Maximum Rate Cap”: For any Distribution Date will equal the applicable Net WAC Cap, computed for this purposes on the basis of the assumption that each Mortgage Loan accrued interest for the related Accrual Period at its Net Maximum Rate.

“Net Monthly Excess Cashflow”: For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the MTA Certificates and the LIBOR Certificates, (B) the Unpaid Interest Shortfall Amounts for the MTA Certificates and the LIBOR Certificates, (C) the Principal Remittance Amount and (D) the amount of Principal Prepayments for the related Prepayment Period to the extent of Deferred Interest for such Distribution Date.

“Net Realized Losses”: For any Class of Certificates and any Distribution Date, the excess of (i) the amount of Realized Losses previously allocated to that Class over (ii) the sum of (a) the amount of any increases to the Class Principal Balance of that Class pursuant to Section 5.08 due to Recoveries and (b) any payments received pursuant to Section 5.01(f)(i) or (ii) from the Yield Maintenance Account.

“Net WAC”: With respect to any Distribution Date, the weighted average of the Net Loan Rates of the Mortgage Loans as of the first day of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-off Date), weighted on the basis of the Stated Principal Balances at the beginning of the related Due Period.

“Net WAC Cap”: For the MTA Certificates and any Distribution Date is equal to the Net WAC. For the LIBOR Certificates and any Distribution Date is equal to the product of (x) the Net WAC and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

“NIM Redemption Amount”: As defined in Section 10.01(a).

“NIM Securities”: Any net interest margin securities issued by a trust or other special purpose entity pursuant to an Indenture, the principal assets of such issuing entity include the Class P and Class C Certificates and the payments received thereon, which principal assets back such securities.

“NIMS Agreement”: Any agreement pursuant to which the NIM Securities are issued.

“NIMS Insurer”: One or more insurance issuing financial guaranty insurance policies in connection with the issuance of NIM Securities.

“Nonrecoverable”: The determination by the Servicer in respect of a delinquent Mortgage Loan that if it were to make an Advance in respect thereof, such amount would not be recoverable from any collections or other recoveries (including Liquidation Proceeds) on such Mortgage Loan.

“Offered Certificates”: The Class A-1A, Class A-1B, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates.

“Officers’ Certificate”: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), or by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Seller or the Depositor, as applicable.

“One-Month LIBOR”: The average of interbank offered rates for one month U.S. dollar deposits in the London market based on quotations of major banks.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Seller, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC created hereunder as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

“Original Class Principal Balance”: With respect to each Class of Certificates other than the Class C, Class ES, Class P and Class R Certificates, the corresponding aggregate amount set forth opposite the Class designation of such Class in the Preliminary Statement.

“Originator”: SBMC or any other originator contemplated by Item 1110 (§ 229.1110) of Regulation AB.

“OTS”: The Office of Thrift Supervision.

“Outstanding Mortgage Loan”: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero, that was not the subject of a prepayment in full prior to such Due Date and that did not become a Liquidated Mortgage Loan prior to such Due Date.

“Overcollateralization Deficiency Amount”: With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date).

“Overcollateralization Release Amount”: With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

“Overcollateralization Target Amount”: With respect to any Distribution Date, an amount equal to (i) prior to the Stepdown Date, 0.50% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date so long as a Trigger Event is not in effect, the greater of (x) (I) 1.25% of the aggregate Stated Principal Balance of the Mortgage Loans prior to the Distribution Date in November 2012 or (II) 1.00% of the aggregate Stated Principal Balance of the Mortgage Loans on or after the Distribution Date in November 2012 and (y) 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date; or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

“Overcollateralized Amount”: For any Distribution Date, an amount equal to (i) the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Prepayment Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the sum of the aggregate Certificate Principal Balance of the MTA Certificates, LIBOR Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date) from the Principal Remittance Amount.

“Ownership Interest”: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Pass-Through Rate”: With respect to each Class of Offered Certificates and the Class M-7 Certificates and any Distribution Date, the rate set forth below:

(i)
The Pass-Through Rate for the Class A-1A Certificates with respect to any Distribution Date shall equal the least of (i) MTA plus 0.850% per annum, (ii) the Net WAC Cap for that Distribution Date and (iii) the Net Maximum Rate Cap.

(ii)
The Pass-Through Rate for the Class A-1B Certificates with respect to any Distribution Date shall equal the least of (i) MTA plus 0.950% per annum, (ii) the Net WAC Cap for that Distribution Date and (iii) the Net Maximum Rate Cap.

(iii)
The Pass-Through Rate for the Class M-1 Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 0.380% per annum (0.570% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date, and (iii) the Net Maximum Rate Cap.

(iv)
The Pass-Through Rate for the Class M-2 Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 0.400% per annum (0.600% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date, and (iii) the Net Maximum Rate Cap.

(v)
The Pass-Through Rate for the Class M-3 Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 0.420% per annum (0.630% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date, and (iii) the Net Maximum Rate Cap.

(vi)
The Pass-Through Rate for the Class M-4 Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 0.550% per annum (0.825% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date, and (iii) the Net Maximum Rate Cap.

(vii)
The Pass-Through Rate for the Class M-5 Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 0.680% per annum (1.020% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date, and (iii) the Net Maximum Rate Cap.

(viii)
The Pass-Through Rate for the Class M-6 Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 1.500% per annum (2.250% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date, and (iii) the Net Maximum Rate Cap.

(ix)
The Pass-Through Rate for the Class M-7 Certificates with respect to any Distribution Date shall equal the least of (i) One-Month LIBOR plus 1.750% per annum (2.625% per annum after the Call Option Date), (ii) the Net WAC Cap for that Distribution Date, and (iii) the Net Maximum Rate Cap.

“Paying Agent”: Any paying agent appointed pursuant to Section 6.05 hereof, initially, the Trustee.

“PCAOB”: The Public Company Accounting Oversight Board.

“Percentage Interest”: With respect to any Certificate (other than a Class C, Class ES, Class P and Class R Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance represented by such Certificate and the denominator of which is the Original Class Principal Balance or Original Class Notional Balance, as applicable, of the related Class. With respect to the Class C, Class ES, Class P and Class R Certificates, 100%.

“Permitted Investments”: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicer, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

(i)
direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)
(A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or the Servicer or their agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of each of the Rating Agencies and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii)
repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by each of the Rating Agencies;

(iv)
securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by each Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v)
commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by each Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

(vi)
any mutual fund, money market fund, common trust fund or other pooled investment vehicle, including any such fund that is managed by the NIMS Insurer, or for which the NIMS Insurer or any of its affiliates acts as an adviser as long as such fund is rated in at least the second highest rating category by each Rating Agency rating such fund or vehicle; and the NIMS Insurer may trade with itself or an affiliate when purchasing or selling Permitted Investments; and

(vii)
if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial ratings of the Senior Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Permitted Transferee”: Any Transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

“Person”: Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Certificates”: The Class C, Class ES, Class P and Class R Certificates.

“Pool Balance”: With respect to any Distribution Date, the aggregate of the Stated Principal Balances as of the first day of the related Due Period, of the Mortgage Loans that were Outstanding Mortgage Loans on that day.

“Premium Proceeds”: The amount by which the Termination Price paid in connection with the termination pursuant to Section 10.01 hereof exceeds the sum of (i) accrued and unpaid interest and unpaid principal on the Certificates, (ii) any unreimbursed Servicing Advances and Advances and (iii) all amounts, if any, then due and owing to the Trustee and the Credit Risk Manager under this Agreement.

“Prepayment Penalty Amount”: With respect to any Mortgage Loan and each Distribution Date, all premiums or charges, if any, paid by Mortgagors under the related Mortgage Notes as a result of full or partial Principal Prepayments collected and deposited into the Distribution Account during the immediately preceding Prepayment Period, under the terms of the Servicing Agreement.

“Prepayment Period”: With respect to any Distribution Date the calendar month preceding the month in which such Distribution Date occurs.

“Primary Insurance Policy”: Mortgage guaranty insurance, if any, on an individual Mortgage Loan, as evidenced by a policy or certificate.

“Principal Balance”: As to any Mortgage Loan, other than a Liquidated Mortgage Loan, and any day, the related Cut-off Date Principal Balance, minus all collections credited against the Principal Balance of such Mortgage Loan after the Cut-off Date, as increased by the amount of any Deferred Interest added to the outstanding Principal Balance of such Mortgage Loan pursuant to the terms of the related Mortgage Note. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property.

“Principal Distribution Amount”: For any Distribution Date, the excess of (x) the Principal Remittance Amount over (y) the Overcollateralization Release Amount for such Distribution Date.

“Principal Prepayment”: Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

“Principal Remittance Amount”: With respect to any Distribution Date, the sum of (a) each scheduled payment of principal collected or advanced on the related Mortgage Loans (before taking into account any Deficient Valuations or Debt Service Reductions) by the Servicer in respect of the related Due Period, (b) that portion of the Purchase Price or Repurchase Price, as applicable, representing principal of any repurchased Mortgage Loan, deposited to the Distribution Account during the related Prepayment Period, (c) the principal portion of any related Substitution Adjustments deposited in the Distribution Account during the related Prepayment Period, (d) the principal portion of all Insurance Proceeds received during the related Prepayment Period with respect to Mortgage Loans that are not yet Liquidated Mortgage Loans, (e) the principal portion of all Net Liquidation Proceeds received during the related Prepayment Period with respect to Liquidated Mortgage Loans other than Recoveries, (f) all Principal Prepayments (net of portions of Principal Prepayments applied in respect of Deferred Interest pursuant to Section 5.01(a)(i)) in part or in full on Mortgage Loans received by the Servicer during the related Prepayment Period, net of Deferred Interest, (g) all Recoveries received during the related Prepayment Period, (h) the outstanding principal balance of each Mortgage Loan purchased from the Trust Fund by the NIMS Insurer (in the case of certain Mortgage Loans 90 days or more delinquent) and (i) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 10.01 hereof, that portion of the Termination Price in respect of principal.

“Private Certificates”: The Class M-7, Class C, Class ES, Class P and Class R Certificates.

“Private Placement Memorandum”: The Private Placement Memorandum dated October 30, 2006 relating to the initial sale of the Class M-7 Certificates.

“Pro Rata Share”: With respect to any Distribution Date and any Class of Subordinate Certificates, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the (a) Subordinate Principal Distribution Amount on such date and (b) a fraction, the numerator of which is the related Class Principal Balance of that Class and the denominator of which is the aggregate of the Class Principal Balances of all the Classes of Subordinate Certificates.

“Proprietary Lease”: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

“Prospectus”: The Prospectus Supplement, together with the accompanying prospectus, dated August 10, 2006, relating to the Offered Certificates.

“Prospectus Supplement”: That certain prospectus supplement dated October 30, 2006, relating to the initial offering of the Offered Certificates.

“Purchase Agreement”: The Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of March 1, 2004, as amended, and the Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of November 1, 2005, as amended, each between the GCFP, as purchaser, and SBMC, as seller, as the same may be amended from time to time.

“Purchase Price”: With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 hereof, and as confirmed by an Officers’ Certificate from the Seller to the Trustee, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), plus (ii) in the case of (x) a Mortgage Loan, accrued interest on such Principal Balance at the applicable Loan Rate (or if the Servicer is repurchasing such Mortgage Loan, the Loan Rate minus the Servicing Fee Rate) from the Due Date as to which interest was last covered by a payment by the Mortgagor through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Principal Balance at the applicable Loan Rate (or if the Servicer is repurchasing such Mortgage Loan, the Loan Rate minus the Servicing Fee Rate) from the Due Date as to which interest was last covered by a payment by the Mortgagor plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds and Liquidation Proceeds that as of the date of purchase had been distributed as or to cover REO Imputed Interest, plus (iii) any unreimbursed Servicing Advances and any unpaid Expense Fees allocable to such Mortgage Loan or REO Property, plus (iv) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03 hereof, expenses reasonably incurred or to be incurred by the Trustee in respect of the breach or defect giving rise to the purchase obligation and plus (v) any costs and damages incurred by the Trust Fund in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending laws.

“Qualified Insurer”: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, and having a claims paying ability which is acceptable to each Rating Agency for pass-through certificates without a certificate insurance policy having the same ratings on the Certificates rated by each Rating Agency as of the Closing Date. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

“Qualified Substitute Mortgage Loan”: A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a maximum loan rate not less than the Maximum Loan Rate of the Deleted Mortgage Loan, (iii)  have a gross margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (iv) have the same Index as the Deleted Mortgage Loan, (v) have its next adjustment date not more than two months after the next Adjustment Date of the Deleted Mortgage Loan, (vi) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vii) be current as of the date of substitution, (viii) have a Loan-to-Value Ratio and a Loan-to-Collateral Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio and the Loan-to-Collateral Value Ratio, respectively, of the Deleted Mortgage Loan as of such date, (ix) have been underwritten or re-underwritten in accordance with the same or substantially similar underwriting criteria and guidelines as the Deleted Mortgage Loan, (x) is of the same or better credit quality as the Deleted Mortgage Loan and (xi) conform to each representation and warranty set forth in Section 2.04 hereof applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the terms described in clause (vi) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratio and Loan-to-Collateral Value Ratio described in clause (viii) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (x) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

“Rating Agency”: Each of DBRS, S&P and Moody’s and any respective successors thereto. If DBRS, Moody’s, S&P or their respective successors shall no longer be in existence, “Rating Agency” shall include such nationally recognized statistical rating agency or agencies, or other comparable Person or Persons, as shall have been designated by the Depositor, notice of which designation shall be given to the Trustee.

“Realized Loss”: With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Liquidated Mortgage Loan.

“Recognition Agreement”: With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

“Reconstitution Agreement”: The reconstituted servicing agreement dated as of October 1, 2006 among the Seller, the Depositor and the Servicer and acknowledged by the Trustee, reconstituting the Servicing Agreement.

“Record Date”: With respect to each Distribution Date and the LIBOR Certificates, the Business Day preceding the applicable Distribution Date so long as such Certificates remain Book-Entry Certificates and otherwise the Record Date shall be same as the other Classes of Certificates. For the MTA Certificates and each other Class of Certificates, the last Business Day of the calendar month preceding the month in which such Distribution Date occurs.

“Recovery”: With respect to any Distribution Date and a Mortgage Loan that became a Liquidated Mortgage Loan in the month preceding the month prior to that Distribution Date and with respect to which the related Realized Loss was allocated to one or more Classes of Certificates, an amount received in respect of such Liquidated Mortgage Loan during the prior calendar month, net of any reimbursable expenses.

“Reference Bank:” A leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, which shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London. Until all of the LIBOR Certificates are paid in full, the Trustee will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Trustee initially shall designate the Reference Banks (after consultation with the Depositor). If any such Reference Bank should be unwilling or unable to act as such or if the Trustee should terminate its appointment as Reference Bank, the Trustee shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

“Refinancing Mortgage Loan”: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

“Regular Certificate”: Any Certificate other than the Class C, Class ES, Class P and Class R Certificates.

“Regulation AB”: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarifications and interpretations as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Regulation S”: Regulation S promulgated under the Securities Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

“Regulation S Global Security”: The meaning specified in Section 6.01.

“Relevant Servicing Criteria”: The Servicing Criteria applicable to each party, as set forth on Exhibit Q attached hereto. Multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Trustee, the Custodian, the Credit Risk Manager or the Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

“Relief Act”: The Servicemembers Civil Relief Act, as amended, or any similar state or local law.

“Relief Act Reductions”: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on that Mortgage Loan during such Due Period is less than (ii) one month’s interest on the Stated Principal Balance of such Mortgage Loan at the Loan Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC Opinion”: An Independent Opinion of Counsel, to the effect that the proposed action described therein would not cause an Adverse REMIC Event.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Remittance Report”: The Servicer’s Remittance Report to the Trustee pursuant to the Servicing Agreement providing information with respect to each Mortgage Loan which is provided no later than the 10th calendar day of each month and which shall contain such information as may be agreed upon by the Trustee and which shall be sufficient to enable the Trustee to prepare the related Distribution Date Statement.

“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

“REO Account”: The account or accounts maintained by the Servicer in respect of an REO Property pursuant to the Servicing Agreement.

“REO Disposition”: The sale or other disposition of an REO Property on behalf of the Trust Fund.

“REO Imputed Interest”: As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month’s interest at the applicable Net Loan Rate for such REO Property on the Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Due Date in such calendar month.

“REO Principal Amortization”: With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 hereof that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to the applicable provisions of the Servicing Agreement in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to the applicable provisions of the Servicing Agreement for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

“REO Property”: A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure in accordance with the applicable provisions of the Servicing Agreement.

“Reportable Event”: As defined in Section 3.19(c).

“Request for Release”: A release signed by a Servicing Officer, in the form of Exhibit F attached hereto.

“Required Reserve Fund Deposit”: With respect to the Class C Certificates and any Distribution Date, an amount equal to the lesser of (i) the Net Monthly Excess Cashflow otherwise distributable to the Class C Certificates for such Distribution Date and (ii) the amount required to bring the balance on deposit in the Basis Risk Reserve Fund to an amount equal to the greater of (a) the Basis Risk Shortfalls for such Distribution Date with respect to the LIBOR Certificates and the MTA Certificates (before giving effect to distributions of amounts received pursuant to the Yield Maintenance Agreement) and (b) $1,000.

“Residential Dwelling”: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project, (iv) a manufactured home, (v) a cooperative unit or (vi) a detached one-family dwelling in a planned unit development, none of which is a mobile home.

“Residual Certificate”: The Class R Certificates.

“Responsible Officer”: When used with respect to the Trustee, any director, any vice president, any assistant vice president, any associate assigned to the Corporate Trust Office (or similar group) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Global Security”: As defined in Section 6.01.

“S&P”: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

“Sarbanes Oxley Act”: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

“Sarbanes-Oxley Certification”: A written certification signed by an officer of the Depositor that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Rules referred to in clause (ii) are modified or superseded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Depositor, materially more onerous than the form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Depositor and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

“SBMC”: Secured Bankers Mortgage Company, and its successors and assigns, in its capacity as Originator of the Mortgage Loans.

“Securities Act”: The Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Security Agreement”: With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

“Seller”: GCFP, in its capacity as seller under this Agreement.

“Senior Certificate”: Any one of the Class A-1A and Class A-1B Certificates.

“Senior Certificateholder”: Any Holder of a Senior Certificate.

“Senior Principal Distribution Amount”: For any Distribution Date, on or after the Stepdown Date and as long as a Trigger Event has not occurred or is not continuing with respect to such Distribution Date, an amount equal to the lesser of (a) the Principal Distribution Amount and (b) the excess of (x) the aggregate class principal balance of the Senior Certificates and any Class C Priority Principal Amount immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) for each Distribution Date prior to November 2012, 81.500% and thereafter 85.200% and (ii) the Stated Principal Balances of the Mortgage Loans as of the last day of the related Prepayment Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the Stated Principal Balances of the Mortgage Loans as of the last day of the related Prepayment Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus $2,019,239.

“Servicer”: GMAC, as primary servicer of the Mortgage Loans as set forth and as individually defined in the Mortgage Loan Schedule hereto, and any successors thereto.

“Servicer Remittance Date”: With respect to each Mortgage Loan, the 18th day of each month, or if such 18th day is not a Business Day, the preceding Business Day.

“Servicing Account”: Any account established and maintained for the benefit of the Trust Fund by the Servicer or with respect to the related Mortgage Loans and any REO Property, pursuant to the terms of the Servicing Agreement.

“Servicing Advances”: With respect to the Servicer (including the Trustee in its capacity as successor Servicer), all customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Servicer (including the Trustee in its capacity successor Servicer) in the performance of its servicing obligations under the Servicing Agreement, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Article III hereof or the Servicing Agreement.

“Servicing Agreement”: The Amended and Restated Master Interim Servicing Agreement dated as of January 1, 2006, between GCFP, as owner, and GMAC, as successor in interest to GMAC Mortgage Corporation, as servicer, as reconstituted by the Reconstitution Agreement, as the same may be amended from time to time.

“Servicing Criteria”: The criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

“Servicing Fee”: With respect to the Servicer and each Mortgage Loan and for any calendar month, the fee payable to the Servicer determined pursuant to the Servicing Agreement.

“Servicing Fee Rate”: With respect to each Mortgage Loan, the per annum rate of 0.3750%.

“Servicing Function Participant”: Any Subservicer, Subcontractor of the Servicer, the Custodian and the Trustee, respectively.

“Servicing Officer”: Any officer of the Servicer or any Subservicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished to the Trustee, the Custodian and the Depositor on the Closing Date, as such list may from time to time be amended.

“Servicing Rights”: With respect to any Mortgage Loan, any and all of the following: (a) the right, under the Servicing Agreement, to terminate the Servicer as servicer of the Mortgage Loan, with or without cause, (b) the right, under the Servicing Agreement, to transfer the Servicing Rights and/or all servicing obligations with respect to such Mortgage Loan; (c) the right to the Servicing Fee, less an amount to be retained by the Servicer, as its servicing compensation as agreed to by the Servicing Rights Owner and the Servicer and (d) all powers and privileges incident to any of the foregoing.

“Servicing Rights Owner”: With respect to the Mortgage Loans, GCFP or any successor or assign of GCFP.

“Sponsor”: Greenwich Capital Financial Products, Inc., in its capacity as sponsor under this Agreement.

“Startup Day”: As defined in Section 9.01(b) hereof.

“Stated Principal Balance”: With respect to any Mortgage Loan: (a) as of the Distribution Date in November 2006, the Cut-off Date Principal Balance of such Mortgage Loan,  (b) thereafter as of any date of determination up to and including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the Cut-off Date Principal Balance of such Mortgage Loan minus, in the case of each Mortgage Loan, the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, whether or not received, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 5.01 before such date of determination and (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Servicer as recoveries of principal in accordance with the applicable provisions of the Servicing Agreement, to the extent distributed pursuant to Section 5.01 before such date of determination; and (c) as of any date of determination subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero; provided that such Stated Principal Balance shall be increased by the amount of any Deferred Interest added to the outstanding Principal Balance of such Mortgage Loan pursuant to the terms of the related Mortgage Note. With respect to any REO Property: (x) as of any date of determination up to and including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 5.01 before such date of determination; and (y) as of any date of determination subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

“Stepdown Date”: The earlier to occur of (i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A-1A and Class A-1B Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in November 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans and before distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to (a) prior to the Distribution Date in November 2012, 18.500% and (b) on or after the Distribution Date in November 2012, 14.800%.

“Strike Rate”: With respect to any Distribution Date and the Yield Maintenance Agreement, the strike rate for such date set forth on Exhibit I of the Yield Maintenance Agreement.

“Subcontractor”: Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer (or a Subservicer of the Servicer), the Trustee, the Custodian or the Credit Risk Manager.

“Subordinate Adjusted Cap Rate”: For any Distribution Date and the Subordinate Certificates, the Net WAC cap for such Distribution Date, computed for this purposes by first reducing the Net WAC by a per annum rate equal to the product of (i) the Net Deferred Interest for that Distribution Date multiplied by (ii) 12, divided by the Pool Balance for such Distribution Date.

“Subordinate Certificate”: Any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 or Class M-7 Certificates.

“Subordinate Class Expense Share”: For each Class of Subordinate Certificates and each Accrual Period, the Subordinate Class Expense Share shall be allocated in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates with the highest numerical Class designation) and will be an amount equal to (i) the sum of, without duplication, (a) the amounts paid to the Trustee from the Trust Fund during such Accrual Period pursuant to Section 8.05 hereof to the extent such amounts were paid for ordinary or routine expenses and were not taken into account in computing the Net Loan Rate of any Mortgage Loan and (b) amounts described in clause (y) of the definition of Available Funds herein to the extent such amounts were paid for ordinary or routine expenses and were not taken into account in computing the Net Loan Rate of any Mortgage Loan minus (ii) amounts taken into account under clause (i) of this definition in determining the Subordinate Class Expense Share of any Class of Subordinate Certificates having a higher numeric designation. In no event, however, shall the Subordinate Class Expense Share for any Class of Subordinate Certificates and any Accrual Period exceed the Monthly Interest Distributable Amount for such Class of Certificates computed without regard to the Subordinate Class Expense Share.

“Subservicer”: Any Person that services Mortgage Loans on behalf of the Servicer, the Trustee or the Custodian, and is responsible for the performance (whether directly or through subservicers or Subcontractors) of servicing functions required to be performed under this Agreement, any related Servicing Agreement or any subservicing agreement that are identified in Item 1122(d) of Regulation AB.

“Subservicing Fee”: For any Mortgage Loan, an amount equal to (a) one-twelfth the product of (i) the Subservicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan as of the first day of the related month.

“Subservicing Fee Rate”: For any Mortgage Loan serviced by GMAC on behalf of the Trust Fund, the “GMACM Subservicing Fee Rate” as defined in the GMAC Reconstituted Servicing Agreement reconstituting the GMAC Sub-Servicing Agreement.

“Substitution Adjustment”: As defined in Section 2.03(d) hereof.

“Tax Returns”: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the REMICs created hereunder under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Telerate Page 3750”: The display currently so designated as “Page 3750” on the Bridge Telerate Service (or such other page selected by the Trustee as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

“Termination Price”: As defined in Section 10.01(a) hereof.

“Transaction Addendum HarborView 2006-SB1”: The transaction addendum dated as of October 31, 2006, by and between Greenwich Capital Markets, Inc. and the Credit Risk Manager, and acknowledged by the Trustee, relating to the transaction contemplated by this Agreement.

“Transfer”: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

“Transfer Affidavit”: As defined in Section 6.02(e)(ii) hereof.

“Transferee”: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Trigger Event”: With respect to any Distribution Date on or after the Stepdown Date, occurs when:

(a) the sum of the percentages obtained by dividing (x) the aggregate Stated Principal Balance of Mortgage Loans delinquent 60 days or more, that are in foreclosure or that are REO Properties by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous three calendar months divided by 3, exceeds (i) prior to the Distribution Date in November 2012, 37.84% of the current Credit Enhancement Percentage or (ii) on or after the Distribution Date in November 2012, 40.00% of the current Credit Enhancement Percentage; or

(b) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of Recoveries received since the Cut-off Date through the last day of the related Due Period) divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Percentage
November 2008 - October 2009	0.15% for the first month plus an additional 1/12th of 0.20% for each month thereafter
November 2009 - October 2010	0.35% for the first month plus an additional 1/12th of 0.30% for each month thereafter
November 2010 - October 2011	0.65% for the first month plus an additional 1/12th of 0.30% for each month thereafter
November 2011 - October 2012	0.95% for the first month plus an additional 1/12th of 0.35% for each month thereafter
November 2012 - October 2013	1.35% for the first month plus an additional 1/12th of 0.10% for each month thereafter
November 2013 and thereafter	1.40%

“Trust Fund”: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, such Trust Fund consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee’s rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor’s rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby); (v) the Distribution Account (subject to the last sentence of this definition), any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto, (vi) all right, title and interest of the Seller in and to the Servicing Agreement, (vii) the Basis Risk Reserve Fund, the Final Maturity Reserve Account and the Yield Maintenance Account, (viii) the distributions made by the Administrator to the Trustee pursuant to the Yield Maintenance Allocation Agreement, and (ix) all proceeds of the foregoing. Notwithstanding the foregoing, however, the Trust Fund specifically excludes (1) all payments and other collections of interest and principal due on the Mortgage Loans on or before the Cut-off Date and principal received before the Cut-off Date (except any principal collected as part of a payment due after the Cut-off Date), (2) all income and gain realized from Permitted Investments of funds on deposit in the Distribution Account and (3) all Servicing Rights.

“Trustee”: Deutsche Bank National Trust Company, not in its individual capacity but solely as trustee, a national banking association, its successors and assigns, or any successor trustee appointed as herein provided.

“Trustee Certification”: A certification of the Trustee substantially in the form of Exhibit P.

“Trustee Fee”: The trustee shall receive as compensation for its services the aggregate of (1) one Business Day’s investment earnings on amounts on deposit in the Distribution Account and (2) for each Mortgage Loan, a monthly fee paid out of interest collections received from such Mortgage Loan calculated as the product of (a) the outstanding principal balance of such Mortgage Loan as of the first day of the related Due Period and (b) the Trustee Fee Rate.

“Trustee Fee Rate”: 0.008% per annum.

“Underwriter’s Exemption”: Prohibited Transaction Exemption 90-59 (Exemption Application No. D-8374), as amended by PTE 97-34 (Exemption Application No. D-10245 and D-10246) and by PTE 2000-58 (Exemption Application No. D-10829) and PTE 2002-41 (Exemption Application No. D-11077), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

“Uninsured Cause”: Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained on such Mortgaged Property.

“United States Person” or “U.S. Person”: A citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes (other than a partnership that is not treated as a U.S. Person pursuant to any applicable Treasury regulations) created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, or an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. The term “United States” shall have the meaning set forth in Section 7701 of the Code or successor provisions.

“Unpaid Interest Shortfall Amount”: For any Distribution Date and any Class of Regular Certificates, the sum of (i) the excess, if any, of (a) the aggregate of the Monthly Interest Distributable Amounts for such Class for all prior Distribution Dates over (b) the sum of all amounts distributed as interest in respect of such Class from the Interest Remittance Amount pursuant to Section 5.01(a)(i) and from the Yield Maintenance Account pursuant to Section 5.01(f)(v) or (vi), plus (ii) interest on the amount described in clause (i) at the applicable Pass-Through Rate for the related Accrual Period, plus (iii) any interest accrued pursuant to clause (ii) on prior Distribution Dates that remains unpaid.

“Upper-Tier REMIC”: As described in the Preliminary Statement.

“Value”: With respect to any Mortgage Loan and the related Mortgaged Property, the lesser of:

(i) the value of such Mortgaged Property as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac; and

(ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan;

provided, however, that in the case of a Refinancing Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinancing Mortgage Loan at the time of origination by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac.

“Voting Rights”: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. 99% of the voting rights shall be allocated among the Classes of Regular Certificates, pro rata, based on a fraction, expressed as a percentage, the numerator of which is the Class Principal Balance of such Class and the denominator of which is the aggregate of the Class Principal Balances then outstanding and 1% of the voting rights shall be allocated to the Class R Certificate; provided, however, that when none of the Regular Certificates is outstanding, 100% of the voting rights shall be allocated to the Holder of the Class R Certificate. The voting rights allocated to a Class of Certificates shall be allocated among all Holders of such Class, pro rata, based on a fraction the numerator of which is the Certificate Principal Balance of each Certificate of such Class and the denominator of which is the Class Principal Balance of such Class; and provided, further, however, that any Certificate registered in the name of the Trustee or any of its affiliates shall not be included in the calculation of Voting Rights. The Class C Class ES and Class P Certificates shall have no voting rights.

“Writedown Amount”: The reduction described in Section 5.03(c).

“Yield Maintenance Account”: The account established and maintained by the Trustee pursuant to Section 5.12, which shall be entitled “Yield Maintenance Account, Deutsche Bank National Trust Company, in trust for the registered Holders of HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-SB1” and which must be an Eligible Account.

“Yield Maintenance Agreement”: The interest rate cap agreement for the benefit of the LIBOR Certificates and the MTA Certificates by and between the Yield Maintenance Provider and the Administrator, on behalf of the Yield Maintenance Trust, including the ISDA Master Agreement between the Yield Maintenance Provider and the Administrator, the schedule thereto and the related confirmation (Ref. No. 38494), dated as of October 31, 2006 attached as Exhibit W hereto. The Yield Maintenance Agreement shall be an asset of the Yield Maintenance Trust and not of the Trust Fund or any REMIC.

“Yield Maintenance Allocation Agreement”: The allocation agreement dated October 31, 2006, among the Administrator, the Trustee and the Sponsor, a copy of which is attached hereto as Exhibit V.

“Yield Maintenance Distributable Amount”: With respect to each Distribution Date and the Offered Certificates and the Class M-7 Certificates, an amount equal to the product of (i) the excess, if any, of (x) LIBOR, subject to the applicable strike rate cap set forth on Schedule I to the Yield Maintenance Agreement over (y) the applicable Strike Rate, (ii) the related Yield Maintenance Notional Balance and (iii) a fraction, the numerator of which is the actual number days in the related interest Accrual Period and the denominator of which is 360.

“Yield Maintenance Notional Balance”: For any Distribution Date, the lesser of (i) the amount set forth on Schedule I to the Yield Maintenance Agreement for the applicable Class or Classes of Certificates and (ii) the aggregate Class Principal Balance of the related Offered Certificates and the Class M-7 Certificates.

“Yield Maintenance Payment Amount”: With respect to each Distribution Date, an amount equal to the sum of the amounts described in section 5.01(f)(i) through (viii).

“Yield Maintenance Provider”: The Bank of New York, its successors and assigns or any successor Yield Maintenance Provider.

“Yield Maintenance Trust”: The corpus of a trust created pursuant to the Yield Maintenance Allocation Agreement and designated as the “Yield Maintenance Trust” consisting of the Yield Maintenance Trust Account and the Yield Maintenance Agreement, but which is not an asset of the Trust Fund or any REMIC.

“Yield Maintenance Trust Account”: The account, relating to the Yield Maintenance Agreement, established by the Trustee pursuant to Section 5.11 and maintained by the Administrator pursuant to the Yield Maintenance Allocation Agreement and which must be an Eligible Account. The Yield Maintenance Trust Account is an asset of the Yield Maintenance Trust and not of the Trust Fund or any REMIC.

SECTION 1.02. Accounting.

Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01. Conveyance of Mortgage Loans.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-off Date Principal Balance, all interest due thereon after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) all the Depositor’s right, title and interest in and to the Distribution Account and all amounts from time to time credited to and to the proceeds of the Distribution Account; (iii) any real property that secured each such Mortgage Loan and that has been acquired by foreclosure or deed in lieu of foreclosure; (iv) the Depositor’s interest in any insurance policies in respect of the Mortgage Loans; (v) all proceeds of any of the foregoing; and (vi) all other assets included or to be included in the Trust Fund; provided that such assignment shall not include any Servicing Rights with respect to the Mortgage Loans. Such assignment includes all interest and principal due to the Depositor after the Cut-off Date with respect to the Mortgage Loans. In exchange for such transfer and assignment, the Depositor shall receive the Certificates.

It is acknowledged and agreed that the Trustee hereunder shall also serve as the Administrator under the Yield Maintenance Allocation Agreement and the Yield Maintenance Agreement. The Depositor hereby directs the Administrator to execute, deliver and perform its obligations under the Yield Maintenance Allocation Agreement and the Yield Maintenance Agreement, not in its individual capacity, but solely as Administrator on behalf of the Yield Maintenance Trust. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection or indemnification to the Trustee shall apply to the Administrator’s execution and performance of its duties and obligations under the Yield Maintenance Allocation Agreement and the Yield Maintenance Agreement.

The Depositor hereby directs the Trustee to execute, not in its individual capacity, but solely as Trustee on behalf of the Trust Fund, the Yield Maintenance Allocation Agreement and perform its duties and obligations thereunder.

It is agreed and understood by the Depositor, the Seller and the Trustee that it is not intended that any Mortgage Loan be included in the Trust Fund that is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act, effective as of November 27, 2003, or The Home Loan Protection Act of New Mexico, effective as of January 1, 2004, or that is a “High Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective as of November 7, 2004, or that is an “Indiana High Cost Home Mortgage Loan” as defined in the Indiana High Cost Home Loan Act, effective as of January 1, 2005.

Notwithstanding anything provided herein to the contrary, each of the parties hereto agrees and acknowledges that, notwithstanding the transfer, conveyance and assignment of the Mortgage Loans from the Depositor to the Trustee pursuant to this Agreement, the GCFP remains the sole and exclusive owner of the related Servicing Rights with respect to the Mortgage Loans (for purposes of clarification only, the Trustee has a non-exclusive right to terminate the Servicer in accordance with the terms of this Agreement and the Servicing Agreement).

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Purchase Agreement, including all rights of the Seller under the Servicing Agreement (other than the Servicing Rights and the right to terminate the Servicer for an Event of Default under Section 11.07(b) of the Servicing Agreement) to the extent assigned in the Mortgage Loan Purchase Agreement. The Depositor hereby expressly retains and does not delegate the right to terminate the Servicer for an Event of Default pursuant to Section 11.07(b) of the Servicing Agreement. The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Purchase Agreement and all rights of the Seller under the Servicing Agreement as if, for such purpose, it were the Depositor or the Seller, as applicable, including the Seller’s right to enforce remedies for breaches of representations and warranties and delivery of the Mortgage Loan documents. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

In connection with such transfer and assignment, the Seller, on behalf of the Depositor, does hereby deliver on the Closing Date, unless otherwise specified in this Section 2.01, to, and deposit with the Trustee, or the Custodian as its designated agent, the following documents or instruments with respect to each Mortgage Loan (a “Mortgage File”) so transferred and assigned:

(i) the original Mortgage Note, endorsed either on its face or by allonge attached thereto in blank or in the following form: “Pay to the order of Deutsche Bank National Trust Company, as Trustee for HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-SB1, without recourse”, or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) except as provided below, for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage, and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN for that Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, or if such Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment to MERS, in each case with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a certified copy of such Mortgage or power of attorney, as the case may be, together with an Officer’s Certificate of the Seller certifying that the copy of such Mortgage delivered to the Trustee (or its Custodian) is a true copy and that the original of such Mortgage has been forwarded to the public recording office, or, in the case of a Mortgage that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel (delivered at the Seller’s expense) acceptable to the Trustee and the Depositor that an original recorded Mortgage is not required to enforce the Trustee’s interest in the Mortgage Loan;

(iii) the original or copy of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer’s Certificate of the Seller certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or its custodian) on behalf of the Trust Fund is a true copy and that the original of such agreement has been forwarded to the public recording office;

(iv) in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original Assignment, in form and substance acceptable for recording. The Mortgage shall be assigned to “Deutsche Bank National Trust Company, as Trustee for HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-SB1, without recourse;”

(v) in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original copy of any intervening Assignment showing a complete chain of assignments, or, in the case of an intervening Assignment that has been lost, a written Opinion of Counsel (delivered at the Seller’s expense) acceptable to the Trustee and any NIMS Insurer that such original intervening Assignment is not required to enforce the Trustee’s interest in the Mortgage Loans;

(vi) the original Primary Insurance Policy, if any, or certificate, if any;

(vii) the original or a certified copy of lender’s title insurance policy; and

(viii) with respect to any Cooperative Loan, the Cooperative Loan Documents.

In connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will take (or shall cause the Servicer to take), at the expense of the Seller (with the cooperation of the Depositor and the Trustee), such actions as are necessary to cause the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans that are repurchased in accordance with this Agreement) in such computer files the information required by the MERS® System to identify the series of the Certificates issued in connection with the transfer of such Mortgage Loans to the HarborView Mortgage Loan Trust 2006-SB1. Notwithstanding anything herein to the contrary, the Trustee is not responsible for monitoring any MERS Mortgage Loans.

With respect to each Cooperative Loan, the Seller, on behalf of the Depositor, does hereby deliver to the Trustee (or the Custodian) the related Cooperative Loan Documents and the Seller shall take (or cause the Servicer to take), at the expense of the Seller (with the cooperation of the Depositor and the Trustee) such actions as are necessary under applicable law (including but not limited to the relevant UCC) in order to perfect the interest of the Trustee in the related Mortgaged Property.

Assignments of each Mortgage with respect to each Mortgage Loan that is not a MERS Mortgage Loan (other than a Cooperative Loan) shall be recorded; provided, however, that such assignments need not be recorded if, in the Opinion of Counsel (which must be from Independent Counsel and not at the expense of the Trust Fund or the Trustee) acceptable to the Trustee, each Rating Agency, recording in such states is not required to protect the Trust Fund’s interest in the related Mortgage Loans; provided, further, notwithstanding the delivery of any Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Seller (or the Seller will cause the Servicer to submit each such assignment for recording), at the cost and expense of the Seller, in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of (1) reasonable direction by the Majority Certificateholders, (2) the occurrence of a bankruptcy or insolvency relating to the Seller or the Depositor, or (3) with respect to any one Assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than three months thereafter except to the extent delays are caused by the applicable recording office), the Seller shall properly record (or the Seller will cause the Servicer to properly record), at the expense of the Seller (with the cooperation of the Depositor and the Trustee, or the Custodian on behalf of the Trustee), in each public recording office where the related Mortgages are recorded, each assignment referred to in Section 2.01(v) above with respect to a Mortgage Loan that is not a MERS Mortgage Loan.

The Trustee (or the Custodian) agrees to execute and deliver to the Depositor (and to the Trustee if delivered by the Custodian) on or prior to the Closing Date an acknowledgment of receipt of the original Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit G-1 hereto.

If the original lender’s title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.01(vii) above, the Seller shall deliver or cause to be delivered to the Trustee the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee, promptly upon receipt thereof, but in any case within 175 days of the Closing Date. The Seller shall deliver or cause to be delivered to the Trustee, promptly upon receipt thereof, any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan sold to the Depositor by the Seller, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

For (a) Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, in lieu of the Seller delivering the above documents, the Servicer shall deliver to the Trustee, or to the Custodian on behalf of the Trustee, prior to the first Distribution Date, an Officer’s Certificate, which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Distribution Account have been so deposited. All original documents that are not delivered to the Trustee on behalf of the Trust Fund shall be held by the Servicer in trust for the Trustee, for the benefit of the Trust Fund, the Certificateholders.

The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

The Depositor shall have the right to receive any and all loan-level information regarding the characteristics and performance of the Mortgage Loans upon request, and to publish, disseminate or otherwise utilize such information in its discretion, subject to applicable laws and regulations.

SECTION 2.02. Acceptance by Trustee.

The Trustee, by execution and delivery hereof, acknowledges receipt by it or by the Custodian on its behalf of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Custodian on behalf of the Trustee and declares that it holds or will hold all other assets included in the definition of “Trust Fund” in trust for the exclusive use and benefit of all present and future Certificateholders.

The Trustee (or the Custodian on behalf of the Trustee) shall, for the benefit of the Certificateholders, review each Mortgage File delivered to it and to certify and deliver to the Depositor, the Seller, any NIMS Insurer and each Rating Agency an interim certification in substantially the form attached hereto as Exhibit G-2, within 90 days after the Closing Date (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage, within five Business Days after the assignment thereof) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii) and (xv) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee and the Custodian on its behalf are under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

No later than 180 days after the Closing Date, the Trustee (or the Custodian on behalf of the Trustee) shall deliver to the Depositor, any NIMS Insurer and the Seller a final certification in the form annexed hereto as Exhibit G-3 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

If, in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or not conforming to the requirements set forth herein, at the conclusion of its review the Trustee (or the Custodian as its designated agent) shall promptly notify the Seller and the Depositor. In addition, upon the discovery by the Seller or the Depositor (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan that materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties to this Agreement.

The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor’s estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

The Trustee is hereby authorized and directed by the Depositor to execute and deliver Transaction Addendum HarborView 2006-SB1 to the Master Consulting Agreement with the Credit Risk Manager.

SECTION 2.03. Repurchase or Substitution of Mortgage Loans by the Originator and the Seller.

(a) Upon its discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Originator of any representation, warranty or covenant under the Purchase Agreement in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Originator of such defect, missing document or breach and request that the Originator deliver such missing document or cure such defect or breach within 90 days from the date that the Originator was notified of such missing document, defect or breach, and if the Originator does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the Originator’s obligation under the Purchase Agreement and cause the Originator to repurchase that Mortgage Loan from the Trust Fund at the Repurchase Price (as defined in the Purchase Agreement) on or prior to the Determination Date following the expiration of such 90 day period. It is understood and agreed that the obligation of the Originator to cure or to repurchase or to substitute for (or, with respect to any costs and damages incurred by the Trust Fund in connection with any violation of any anti-predatory or anti-abusive lending laws, indemnify for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Originator respecting such omission, defect or breach available to the Trustee or any NIMS Insurer on behalf of the Certificateholders.

(b) Upon discovery or receipt of written notice that a document does not comply with the requirements of Section 2.01 hereof, or that a document is missing from, a Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement or in Section 2.04 or Section 2.08 hereof in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders, the Trustee (or the Custodian on behalf of the Trustee) shall promptly notify the Seller of such noncompliance, missing document or breach and request that the Seller deliver such missing document or cure such noncompliance or breach within 90 days from the date that the Seller was notified of such missing document, noncompliance or breach, and if the Seller does not deliver such missing document or cure such noncompliance or breach in all material respects during such period, the Trustee shall enforce the Seller’s obligation under the Mortgage Loan Purchase Agreement and cause the Seller to repurchase that Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 90 day period (subject to Section 2.03(e) below); provided, however, that, in connection with any such breach that could not reasonably have been cured within such 90 day period, if the Seller shall have commenced to cure such breach within such 90 day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Mortgage Loan Purchase Agreement; and, provided further, that, in the case of the breach of any representation, warranty or covenant made by the Seller in Section 2.04 hereof, the Seller shall be obligated to cure such breach or purchase the affected Mortgage Loans for the Purchase Price or, if the Mortgage Loan or the related Mortgaged Property acquired with respect thereto has been sold, then the Seller shall pay, in lieu of the Purchase Price, any excess of the Purchase Price over the Net Liquidation Proceeds received upon such sale.

(c) The Purchase Price or Repurchase Price (as defined in the Purchase Agreement) for a Mortgage Loan purchased or repurchased under this Section 2.03 or such other amount due shall be deposited in the Distribution Account on or prior to the next Determination Date after the Seller’s or the Originator’s obligation to repurchase such Mortgage Loan arises. The Trustee, upon receipt of written certification from the Seller or the Originator of the related deposit in the Distribution Account, shall cause the Custodian to release to the Seller or the Originator, as applicable, the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller or the Originator, as applicable, shall furnish to it and as shall be necessary to vest in the Seller or the Originator, as applicable, any Mortgage Loan released pursuant hereto and the Trustee and the Custodian shall have no further responsibility with regard to such Mortgage File (it being understood that the Trustee and the Custodian shall have no responsibility for determining the sufficiency of such assignment for its intended purpose). In lieu of repurchasing any such Mortgage Loan as provided above, the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d) below. It is understood and agreed that the obligation of the Seller to cure or to repurchase or to substitute for (or, with respect to any costs and damages incurred by the Trust Fund in connection with any violation of any anti-predatory or anti-abusive lending laws, indemnify for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

(d) Notwithstanding anything to the contrary set forth above, with respect to any breach by the Seller of a representation or warranty made by the Seller herein or in the Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest therein of the Certificateholders, if the Seller would not be in breach of such representation or warranty but for a breach by the Originator of a representation and warranty made by the Originator in the Servicing Agreement, then the Originator thereunder, in the manner and to the extent set forth therein, and not the Seller, shall be required to remedy such breach. In addition to such repurchase or substitution obligation, the Seller shall indemnify the Trust Fund and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller’s representations and warranties contained in Section 2.04.

The Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement including, without limitation, any obligation of the Seller to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant as described in this Section 2.03(c).

(e) If pursuant to the provisions of Section 2.03(b), the Seller repurchases or otherwise removes from the Trust Fund a Mortgage Loan that is a MERS Mortgage Loan, the Seller shall take (or shall cause the Servicer to take), at the expense of the Seller (with the cooperation of the Depositor and the Trustee), such actions as are necessary either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS® System the Seller or its designee as the beneficial holder of such Mortgage Loan.

(f) [Reserved].

(g) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) above must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Custodian, on behalf of the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01 hereof, together with an Officers’ Certificate stating that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment (as described below), if any, in connection with such substitution; provided, however, that, in the case of any Qualified Substitute Mortgage Loan that is a MERS Mortgage Loan, the Seller shall provide such documents and take such other action with respect to such Qualified Substitute Mortgage Loans as are required pursuant to Section 2.01 hereof. The Custodian, on behalf of the Trustee, shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within five Business Days thereafter, shall review such documents as specified in Section 2.02 hereof and deliver to the Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit G-2, with any exceptions noted thereon. Within 180 days of the date of substitution, the Custodian, on behalf of the Trustee, shall deliver to the Seller a certification substantially in the form of Exhibit G-3 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Seller shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Seller, the Mortgage Loan Purchase Agreement, including, in the case of a substitution effected by the Seller all representations and warranties thereof included in the Mortgage Loan Purchase Agreement and all representations and warranties thereof set forth in Section 2.04 hereof, in each case as of the date of substitution.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller shall determine, and provide written certification to the Trustee and the Seller as to, the amount (each, a “Substitution Adjustment”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month’s interest on such principal balance at the applicable Net Loan Rate. On or prior to the next Determination Date after the Seller’s obligation to repurchase the related Deleted Mortgage Loan arises, the Seller will deliver or cause to be delivered to the Trustee for deposit in the Distribution Account an amount equal to the related Substitution Adjustment, if any, and the Custodian, on behalf of the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and a written certification from the Seller of its remittance of the deposit to the Distribution Account, shall release to the Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution (either specifically or as a class of transactions) will not cause an Adverse REMIC Event. If such Opinion of Counsel cannot be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

(h) Upon discovery by the Seller, the Depositor or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller shall repurchase or, subject to the limitations set forth in Section 2.03(c), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(b) above, if made by the Seller. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

(i) Notwithstanding the foregoing, to the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the Originator under the Purchase Agreement and (ii) a representation or warranty of the Seller under this Agreement, in each case, which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall first request that the Originator cure such breach or repurchase such Mortgage Loan and if the Originator fails to cure such breach or repurchase such Mortgage Loan within 60 days of receipt of such request from the Trustee, the Trustee shall then request that the Seller cure such breach or repurchase such Mortgage Loans.

SECTION 2.04. Representations and Warranties of the Seller with Respect to the Mortgage Loans.

The Seller hereby makes the following representations and warranties to the Trustee on behalf of the Certificateholders as of the Closing Date with respect to the Mortgage Loans:

(i) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, predatory and abusive lending, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans at origination have been complied with;

(ii) No Mortgage Loan is (a)(1) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”) or (2) has an annual percentage rate (“APR”) or total points and fees that are equal to or exceeds the HOEPA thresholds (as defined in 12 CFR 226.32 (a)(1)(i) and (ii)), (b) a “high cost” mortgage loan, “covered” mortgage loan, “high risk home” mortgage loan, or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for assignee liability to holders of such mortgage loans, or (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary Revised, Appendix E); and

(iii) With respect to each representation and warranty with respect to any Mortgage Loan made by the Originator in the Purchase Agreements that is made as of the related Closing Date (as defined in the related Purchase Agreement), to the Seller’s knowledge, no event has occurred since the related Closing Date (as defined in the related Purchase Agreement) that would render such representations and warranties to be untrue in any material respect as of the Closing Date.

With respect to the representations and warranties incorporated in this Section 2.04 that are made to the best of the Seller’s knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Certificateholders then, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

It is understood and agreed that the representations and warranties incorporated in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Depositor, the Seller or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties, and in no event later than two Business Days from the date of such discovery. It is understood and agreed that the obligations of the Seller set forth in Section 2.03(b) hereof to cure, substitute for or repurchase a related Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement constitute the sole remedies available to the Certificateholders, any NIMS Insurer or to the Trustee on their behalf respecting a breach of the representations and warranties incorporated in this Section 2.04.

SECTION 2.05. Back-up of Originator Representations and Warranties.

Within 120 days of the earlier of discovery by the Seller or receipt of notice by the Seller of (i) the breach of any representation or warranty of  the Originator under Section 7.02 of the Purchase Agreement in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders and for which the Originator has failed to cure such breach in accordance with the terms of the Purchase Agreement and (ii)(a) the fact that  the Originator  is no longer an operating company or (b) an Officers’ Certificate certifying to the fact that the Originator is financially unable to cure such breach in accordance with the terms of the Purchase Agreement, the Seller shall take such action described in Section 2.03 in respect of such Mortgage Loan.  Such obligation of the Seller shall continue until such time that the Rating Agencies inform the Depositor and the Seller in writing that such obligation is no longer required in order for the Rating Agencies to maintain their then-current ratings on the Certificates.

SECTION 2.06. Representations and Warranties of the Depositor.

The Depositor represents and warrants to the Trust Fund, any NIMS Insurer and the Trustee on behalf of the Certificateholders as follows:

(i) this agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general an except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii) immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust Fund of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iii) as of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust Fund;

(iv) the Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust Fund with any intent to hinder, delay or defraud any of its creditors;

(v) the Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

(vi) the Depositor is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

(vii) the execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated hereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Depositor or, to the best of the Depositor’s knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

(viii) to the best of the Depositor’s knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or “blue sky” laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

(ix) there are no actions, proceedings or investigations pending before or, to the Depositor’s knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

SECTION 2.07. Issuance of Certificates.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it or to the Custodian of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02 hereof, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

SECTION 2.08. Representations and Warranties of the Seller.

The Seller hereby represents and warrants to the Trustee on behalf of the Certificateholders that, as of the Closing Date or as of such date specifically provided herein:

(i) The Seller is duly organized, validly existing and in good standing and has the power and authority to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on (a) its business, properties, assets or condition (financial or other), (b) the performance of its obligations under this Agreement, or (c) the value or marketability of the Mortgage Loans.

(ii) The Seller has the power and authority to make, execute, deliver and perform this Agreement and to consummate all of the transactions contemplated hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement which is part of its official records. When executed and delivered, this Agreement will constitute the Seller’s legal, valid and binding obligations enforceable in accordance with its terms, except as enforcement of such terms may be limited by (1) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors’ rights generally and the rights of creditors of federally insured financial institutions and by the availability of equitable remedies, (2) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (3) public policy considerations underlying the securities laws, to the extent that such policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities.

(iii) The Seller holds all necessary licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is currently conducted. It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations as shall have been obtained or filed, as the case may be, prior to the Closing Date.

(iv) The execution, delivery and performance of this Agreement by the Seller will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any of its properties or any provision of its articles of incorporation, charter or by-laws, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound.

(v) No certificate of an officer, written statement or written report delivered pursuant to the terms hereof of the Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

(vi) The transactions contemplated by this Agreement are in the ordinary course of the Seller’s business.

(vii) The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Mortgage Loans to the Depositor, nor is the Seller aware of any pending insolvency of the Seller.

(viii) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court, or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Seller’s financial condition (financial or otherwise) or operations, or materially and adversely affect the performance of any of its duties hereunder.

(ix) There are no actions or proceedings against the Seller, or pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal; nor, to the Seller’s knowledge, are there any investigations (i) that, if determined adversely, would prohibit the Seller from entering into this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) that, if determined adversely, would prohibit or materially and adversely affect the Seller’s ability to perform any of its respective obligations under, or the validity or enforceability of, this Agreement.

(x) The Seller did not transfer the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors.

(xi) The Seller acquired title to the Mortgage Loans in good faith, without notice of any adverse claims.

(xii) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller to the Depositor are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

SECTION 2.09. Covenants of the Seller.

The Seller hereby covenants that, except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Depositor, of the existence of any lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trustee, as assignee of the Depositor, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 2.09 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto. The Seller shall, within 30 days after the Closing Date, provide the Trustee, the Servicer and the Depositor a complete list of each party to the HarborView Mortgage Loan Trust 2006-SB1 transaction.

ARTICLE III

ADMINISTRATION OF THE MORTGAGE LOANS; CREDIT RISK MANAGER

SECTION 3.01. Servicing of the Mortgage Loans.

The Servicer will service the Mortgage Loans pursuant to the terms of the Servicing Agreement. The Depositor hereby directs the Trustee to execute the Reconstituted Servicing Agreement. Notwithstanding anything in this Agreement, the Servicing Agreement or the Credit Risk Management Agreement to the contrary, the Trustee shall have no duty or obligation to enforce the Credit Risk Management Agreement or to supervise, monitor or oversee the activities of the Servicer under the Credit Risk Management Agreement with respect to any action taken or not taken by the Servicer at the direction of the Seller or pursuant to a recommendation of the Credit Risk Manager.

SECTION 3.02. REMIC-Related Covenants.

For as long as each REMIC created hereunder shall exist, the Trustee shall act in accordance herewith to treat each such REMIC as a REMIC, and the Trustee shall comply with any directions of the Depositor or the Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or knowingly permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans or is otherwise permitted pursuant to this Agreement or the Servicing Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.03 or 2.04 of this Agreement or as otherwise provided in this Agreement or the Servicing Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

SECTION 3.03. Release of Mortgage Files.

(a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer will, if required under the Servicing Agreement, promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit F hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Servicing Account maintained by the Servicer pursuant to Section 4.01 or by the Servicer pursuant to the Servicing Agreement have been or will be so deposited) and shall request that the Trustee (or the Custodian, on behalf of the Trustee) deliver to the Servicer the related Mortgage File. Upon receipt of such certification and request, the Trustee (or the Custodian, on behalf of the Trustee), shall promptly release the related Mortgage File to the Servicer, the Trustee and the Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Servicing Account.

(b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Trustee (or the Custodian, on behalf of the Trustee), shall, upon the request of the Servicer, and upon delivery to the Trustee (or the Custodian, on behalf of the Trustee), of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit F (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Servicer. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Trustee (or the Custodian on behalf of the Trustee) when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Trustee (or the Custodian on behalf of the Trustee), to the Servicer.

SECTION 3.04. Assessments of Compliance and Attestation Reports.

(a) Assessments of Compliance.

(i) By March 10 (with a 5 calendar day cure period) of each year, commencing in March 2007, the Trustee, the Credit Risk Manager and the Custodian, each at its own expense, shall furnish, and each such party shall cause any Servicing Function Participant engaged by it to furnish or otherwise make available, each at its own expense, to the Depositor, a report on such party’s assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 3.07(b), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.

(ii) No later than the end of each fiscal year for the Trust Fund for which a Form 10-K is required to be filed, the Custodian and the Credit Risk Manager shall forward to the Depositor the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Custodian, the Credit Risk Manager and any Servicing Function Participant engaged by them submit their assessments to the Depositor, such parties will also at such time include the assessment (and attestation pursuant to subsection (b) of this Section 3.04) of each Servicing Function Participant engaged by it.

(iii) Promptly after receipt of each such report on assessment of compliance, the Depositor shall review each such report and, if applicable, consult with the Trustee and the Custodian, the Credit Risk Manager and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party.

(iv) The Trustee shall include all annual reports on assessment of compliance received by it from the Servicer (or the Subservicer on its behalf) with its own assessment of compliance to be submitted to the Depositor pursuant to this Section.

(v) In the event the Trustee, the Servicer, the Custodian, the Credit Risk Manager or any Servicing Function Participant engaged by such party is terminated, assigns its rights and obligations under or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a report on assessment of compliance pursuant to this Section 3.04(a) or to such other applicable agreement with respect to the period of time it was subject to this Agreement or any applicable subservicing agreement, notwithstanding any such termination, assignment or resignation.

(b) Attestation Reports.

(i) By March 10 (with a 5 calendar day cure period) of each year, commencing in March 2007, the Trustee, the Custodian and the Credit Risk Manager, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Trustee, the Custodian, the Credit Risk Manager, or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Depositor, to the effect that (i) it has obtained a report on assessment of compliance with the Relevant Servicing Criteria from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

(ii) Promptly after receipt of each such assessment of compliance and attestation report the Depositor shall confirm that each assessment submitted pursuant to subsection (a) of this Section 3.04 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

(iii) The Trustee shall include each such attestation furnished to it by the Servicer with its own attestation to be submitted to the Depositor pursuant to this Section.

(iv) In the event the Trustee, the Custodian, the Servicer, the Credit Risk Manager or any Servicing Function Participant engaged by such party is terminated, assigns its rights and duties under or resigns pursuant to the terms of this Agreement, or any applicable custodial agreement, servicing agreement or subservicing agreement, as the case may be, such party shall cause a registered public accounting firm to provide an attestation pursuant to this Section 3.04(b) with respect to the period of time it was subject to this Agreement or any applicable subservicing agreement, notwithstanding any such termination, assignment or resignation.

(v) The Trustee’s and the Custodian’s obligation to provide assessments of compliance and attestations under this Section 3.04 shall terminate upon the filing of a Form 15 suspension notice on behalf of the Trust Fund.

(c) The Trustee’s obligation to provide assessments of compliance and attestations under this Section 3.04 shall terminate when the Trust Fund is no longer required to file reports pursuant to Section 15(d) of the Exchange Act.

SECTION 3.05. Enforcement of Regulation AB Deliverables.

If the Servicer or any Servicing Function Participant engaged by it fails to deliver any certifications, assessments, attestations or statements of compliance to the Trustee within the time specified in the Servicing Agreement, the Trustee shall notify the Servicer or any such Servicing Function Participant in writing of such failure, with a copy of such notice to be delivered to the Seller and the Depositor. If at the end of the applicable cure period the Servicer or any Servicing Function Participant has failed to deliver any of the required certifications, assessments, attestations or statements of compliance, the Trustee shall notify the Seller and the Depositor of such failure to deliver the required certifications, assessments, attestations or statements of compliance pursuant to the Servicing Agreement.

SECTION 3.06. Sarbanes-Oxley Certification.

Each Form 10-K shall include a Sarbanes-Oxley Certification, required to be included therewith pursuant to the Sarbanes-Oxley Act. The Trustee and the Servicer shall provide, and each such party shall cause any Servicing Function Participant engaged by it to provide, to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 10 (with a 5 calendar day cure period) of each year in which the Trust Fund is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”) in the form of Exhibit M hereto upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. A senior officer of the Depositor shall serve as the Certifying Person on behalf of the Trust Fund. Such officer of the Certifying Person can be contacted by facsimile at (203) 618-2596. In the event any such party or any Servicing Function Participant engaged by such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable subservicing agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 3.06 with respect to the period of time it was subject to this Agreement or any applicable subservicing agreement, as the case may be.

SECTION 3.07. Reports Filed with Securities and Exchange Commission.

The Trustee shall reasonably cooperate with the Depositor in connection with the Trust Fund’s satisfying the reporting requirements under the Exchange Act.

(a) Reports Filed on Form 10-D.

(i) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trustee shall prepare and file on behalf of the Trust Fund any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Trustee shall file each Form 10-D with a copy of the related Distribution Date Statement and a copy of each report made available by the Credit Risk Manager pursuant to Section 3.15 (provided each such report is made available to the Trustee in a format compatible with EDGAR filing requirements) attached thereto. Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the responsible parties set forth on Exhibit O to the Trustee and Depositor and directed and approved by the Depositor pursuant to the following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

(ii) As set forth on Exhibit R hereto, within 5 calendar days after the related Distribution Date, (i) the parties to the HarborView Mortgage Loan Trust 2006-SB1 transaction shall be required to provide to the Trustee (via electronic mail to DBSEC.Notification@DB.com), the Depositor and McKee Nelson LLP, to the extent known by a responsible officer thereof, in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Trustee and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form of Exhibit U hereto (an “Additional Disclosure Notification”) and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Seller will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-D Disclosure in Form 10-D pursuant to this paragraph.

(iii) After preparing the Form 10-D, the Trustee shall, no later than 10 calendar days after the Distribution Date, forward electronically a copy of the Form 10-D to the Depositor and McKee Nelson LLP. Within two Business Days after receipt of such copy, but no later than the 12th calendar day after the Distribution Date (or the next succeeding Business Day), (i) the Depositor shall notify the Trustee in writing of any changes to or approval of such Form 10-D and (ii) an officer of the Depositor shall execute the Form 10-D and return an electronic or fax copy of such executed Form 10-D (with an original executed hard copy to follow by overnight mail). Upon receipt of the executed Form 10-D and in the absence of receipt of any written changes or approval, the Trustee shall be entitled to assume that such Form 10-D is in final form the Trustee may proceed with the filing of Form 10-D. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in subsection (d)(ii) of this Section 3.07. Promptly (but no later than 1 Business Day) after filing with the Commission, the Trustee will make available on its internet website at https://www.tss.db.com/invr a final executed copy of each Form 10-D filed by the Trustee. Each party to this Agreement acknowledges that the performance by the Depositor and the Trustee of their respective duties under this Section 3.07(a) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.07(a). The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Trustee’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, and for any erroneous, inaccurate or incomplete information or certification provided to the Trustee, not resulting from its own negligence, bad faith or willful misconduct.

(iv) Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby represents to the Trustee that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Trustee in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D if the answer to the questions should be “no.” The Trustee shall be entitled to rely on such representations in preparing and/or filing any such report.

(b) Reports Filed on Form 10-K.

(i) On or prior to the 90th day after the end of each fiscal year of the Trust Fund in which a Form 10-K is required to be filed or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust Fund ends on December 31st of each year), commencing in March 2007, the Trustee shall prepare and file on behalf of the Trust Fund a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement and the Servicing Agreement, (i) an annual compliance statement for the Servicer, the Credit Risk Manager and any Servicing Function Participant engaged by such parties (with each of the Trustee and the Custodian, a “Reporting Servicer”) as described under Section 3.05 and in such other agreement, (ii)(A) the annual reports on assessment of compliance with servicing criteria for each Reporting Servicer, as described under Section 3.04(a), and (B) if any Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 3.04(a) identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 3.04(a) is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 3.04(b), and (B) if any registered public accounting firm attestation report described under Section 3.04(b) identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification as described in Section 3.06; provided, however, that the Depositor, at its discretion, may omit from the Form 10-K any annual compliance statement, assessment of compliance or attestation report that is not required to be filed with such Form 10-K pursuant to Regulation AB. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be reported by the responsible parties set forth on Exhibit O to the Depositor and Trustee (via electronic mail to DBSEC.Notification@DB.com) and directed and approved by the Depositor pursuant to the following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

(ii) As set forth on Exhibit R hereto, no later than March 10 (with a 5 calendar day cure period) of each year that the Trust Fund is subject to the Exchange Act reporting requirements, commencing in 2007, (i) the parties to the HarborView Mortgage Loan Trust 2006-SB1 transaction shall be required to provide to the Trustee (via electronic mail to DBSEC.Notification@DB.com) and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Trustee and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Seller will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-K Disclosure in Form 10-K pursuant to this paragraph.

(iii) After preparing the Form 10-K, the Trustee shall forward electronically a copy of the Form 10-K to the Depositor and McKee Nelson LLP. Within three Business Days after receipt of such copy, but no later than March 25th, (i) the Depositor shall notify the Trustee in writing of any changes to or approval of such Form 10-K and (ii) an officer of the Depositor shall execute the Form 10-K and return an electronic or fax copy of such executed Form 10-K (with an original executed hard copy to follow by overnight mail). Upon receipt of the executed Form 10-K and in the absence of receipt of any written changes or approval, the Trustee shall be entitled to assume that such Form 10-K is in final form and the Trustee may proceed with the filing of the Form 10-K. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in subsection (d)(ii) of this Section 3.07. Promptly (but no later than 1 Business Day) after filing with the Commission, the Trustee will make available on its internet website at https://www.tss.db.com/invr a final executed copy of each Form 10-K filed by the Trustee. The parties to this Agreement acknowledge that the performance by the Depositor and the Trustee of its duties under this Section 3.07(b) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties (and any Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 3.07(b), Section 3.06, Section 3.05, Section 3.04(a) and Section 3.04(b). Neither the Servicer nor the Trustee shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Trustee’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, and for any erroneous, inaccurate or incomplete information or certification provided to the Trustee, not resulting from its own negligence, bad faith or willful misconduct.

(iv) Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor hereby represents to the Trustee that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Trustee in writing, no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no.” The Trustee shall be entitled to rely on such representations in preparing and/or filing any such report.

(c) Reports Filed on Form 8-K.

(i) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Trustee shall prepare and file on behalf of the Trust Fund a Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included in Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the responsible parties set forth on Exhibit O to the Depositor and Trustee and directed and approved by the Depositor pursuant to the following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

(ii) As set forth on Exhibit R hereto, for so long as the Trust Fund is subject to the Exchange Act reporting requirements, no later than noon Easter Standard Time on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties to the HarborView Mortgage Loan Trust 2006-SB1 transaction shall be required to provide to the Trustee (via electronic mail to DBSEC.Notification@DB.com) and the Depositor, in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Trustee and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification in the form of Exhibit U hereto and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information. The Seller will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Form 8-K Disclosure Information in Form 8-K pursuant to this paragraph.

(iii) After preparing the Form 8-K, the Trustee shall forward electronically a copy of the Form 8-K to the Depositor by the close of business California time on the 2nd Business Day after the occurrence of a Reportable Event. Promptly, but no later than the close of business on the third Business Day after the Reportable Event, (i) the Depositor shall notify the Trustee in writing of any change to or approval of such Form 8-K and (ii) an officer of the Depositor shall execute the Form 8-K and return an electronic or fax copy of such executed Form 8-K (with an original executed hard copy to follow by overnight mail). Upon receipt of the executed Form 8-K and in the absence of receipt of any written changes or approval, the Trustee shall be entitled to assume that such Form 8-K is in final form and the Trustee may proceed with filing of the Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in subsection (d)(ii) of this Section 3.07. Promptly (but no later than 1 Business Day) after filing with the Commission, the Trustee will, make available on its internet website at https://www.tss.db.com/invr a final executed copy of each Form 8-K filed by the Trustee. The parties to this Agreement acknowledge that the performance by the Depositor and the Trustee of their respective duties under this Section 3.07(c) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 3.07(c). The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Trustee’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(d) Suspension of Reporting; Amendments; Late Filings.

(i) On or prior to January 30 of the first year in which the Trust Fund is able to do so under applicable law, the Trustee shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust Fund under the Exchange Act.

(ii) In the event that the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trustee will promptly notify the Depositor and McKee Nelson LLP either via mail, e-mail or telephone. In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee shall, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that that the Trustee has actual knowledge or has received notice that any previously filed Form 8-K, 10-D or 10-K needs to be amended in connection with any Additional Form 10-D Disclosure, any Additional Form 10-K Disclosure or any Additional Form 8-K Disclosure Information or any amendment to such disclosure (other than for the purpose of restating any Distribution Date Statement), the Trustee will electronically notify the Depositor and McKee Nelson LLP and such other parties to the transaction as are affected by such amendment and such parties will cooperate to prepare any necessary 8-KA, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-K or 10-D shall be signed by an officer of the Depositor. The parties to this Agreement acknowledge that the performance by the Depositor and the Trustee of their respective duties under this Section 3.07(d) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section 3.07. The Trustee shall not have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, and for any erroneous, inaccurate or incomplete information or certification provided to the Trustee, not resulting from its own negligence, bad faith or willful misconduct.

(e) Not later than March 15 of each year (beginning in 2007) (or, if such day is not a Business Day, the immediately preceding Business Day), the Trustee shall sign the Trustee Certification (in the form attached hereto as Exhibit P) for the benefit of the Depositor and its officers, directors and affiliates.

Any notice or notification required to be delivered by the Trustee to the Depositor pursuant to this Section 3.07 may be delivered via facsimile to (203) 618-2596 or telephonically by calling (203) 422-4284, any notice or notification required to be delivered to the Trustee may be delivered via electronic mail to DBSEC.Notification@DB.com and any notice or notification required to be delivered by the Trustee to McKee Nelson LLP pursuant to this Section 3.07, may be delivered via e-mail to RBSGC@mckeenelson.com.

SECTION 3.08. Additional Information.

Each of the parties agrees to provide to the Trustee such additional information related to such party as the Trustee may reasonably request, including evidence of the authorization of the person signing any certification or statement, financial information and reports, and such other information related to such party or its performance hereunder.

SECTION 3.09. Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Section 3.04 through Section 3.09 of this Agreement is to facilitate compliance by the Trustee and the Depositor with the provisions of Regulation AB promulgated by the Commission under the Exchange Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to such clarification and interpretive advice as may be issued by the staff of the Commission from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with the reasonable requests made by the Trustee or the Depositor for delivery of such additional or different information as the Trustee or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

SECTION 3.10. Indemnification by the Trustee.

(a) The Trustee agrees to indemnify the Depositor, its officers, directors, agents and employees for, and to hold them harmless against, any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses (except as otherwise provided herein with respect to expenses) (including reasonable legal fees and disbursements of counsel) incurred on their part (i) in connection with, arising out of, or relating to the Trustee’s failure to file a Form 10-D or Form 10-K in accordance with Section 3.07 or any failure by the Trustee to deliver any information, report or certification, when and as required under Section 8.01, (ii) by reason of the Trustee’s willful misfeasance, reckless disregard, bad faith or negligence in the performance of such obligations pursuant to Section 3.07 or (iii) any material misstatement or omission made in the Trustee Certification; provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), such indemnified Person shall have given the Trustee written notice thereof promptly after such indemnified Person shall have with respect to such claim or legal action knowledge thereof; provided, however, that such agreement by the Trustee to indemnify and hold harmless such Person shall not include or apply to any such losses, damages, penalties, fines, forfeitures, legal fees or expenses or related costs, judgments, or any other costs, fees or expenses arising from, caused by or resulting from the actions or omissions of any Person other than the Trustee, including without limitation the negligence, willful misfeasance, bad faith or reckless disregard of duties or obligations under or pursuant to this Agreement, the Servicing Agreement or other applicable agreement by the Depositor or the Servicer, including without limitation any erroneous, inaccurate or incomplete information or certification provided to the Trustee by the Depositor or the Servicer in connection with, or any failure or delay on the part of the Depositor or the Servicer to provide any information or certification necessary to, the Trustee’s performance under Section 3.07. If the indemnification provided for in this Section 3.10 is unavailable or insufficient to hold harmless such indemnified Persons, then the Trustee shall contribute to the amount paid or payable by such indemnified Persons as a result of the losses, claims, damages or liabilities of such indemnified Persons in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other. This indemnity shall survive the resignation or removal of the Trustee and the termination of this Agreement. Notwithstanding the foregoing, in no event shall the Trustee be liable for any consequential, indirect or punitive damages.

(b) The Trust Fund will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise referred to in Subsection (a) above.

SECTION 3.11. [Reserved].

SECTION 3.12. Reporting Requirements of the Commission.

To the extent that, following the Closing Date, the content of Forms 8-K, 10-D, 10-K, 15 or other Forms required by the Exchange Act and the Rules and Regulations of the Commission and the time by which such Forms are required to be filed, differs from the provisions of this Agreement, the Trustee, the Depositor and the Seller hereby agree that each shall reasonably cooperate to amend the provisions of this Agreement (in accordance with Section 12.01) in order to comply with such amended reporting requirements and such amendment of this Agreement. Notwithstanding the foregoing, the Trustee shall be obligated to enter into any amendment pursuant to this Section that adversely affects its obligations or immunities under this Agreement.

SECTION 3.13. Duties of the Credit Risk Manager.

(a) The Certificateholders, by their purchase and acceptance of the Certificates, appoint Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company, as Credit Risk Manager. For and on behalf of the Depositor, the Credit Risk Manager will provide reports and recommendations concerning certain delinquent and defaulted Mortgage Loans, and as to the collection of any Prepayment Premiums with respect to the Mortgage Loans. Such reports and recommendations will be based upon information provided pursuant to the Credit Risk Management Agreement to the Credit Risk Manager by the Servicer. The Credit Risk Manager shall look solely to the Servicer for all information and data (including loss and delinquency information and data) and loan level information and data relating to the servicing of the Mortgage Loans and the Trustee shall not have any obligation to provide any such information to the Credit Risk Manager and shall not otherwise have any responsibility under the Credit Risk Management Agreement.

(b) On or about the 15th calendar day of each month, the Credit Risk Manager shall have prepared and shall make available to any NIMS Insurer, the Trustee and each Certificateholder, the following reports (each such report to be made in a format compatible with EDGAR filing requirements):

(i) Watchlist Report: A listing of individual Mortgage Loans that are of concern to the Credit Risk Manager. Each Watchlist Report shall contain a listing of Mortgage Loans in any delinquency status, including current and paid-off loans, and may contain the comments of the Credit Risk Manager in its sole discretion. The Watchlist Report shall be presented in substantially the same format attached hereto as Exhibit S-1;

(ii) Loss Severity Report: A compilation and summary of all losses, indicating the loan loss severity for the Mortgage Loans. Each Loss Severity Report shall include detail of all losses reported by the Servicer as Realized Losses, except those for which the Servicer has not provided detail adequate for reporting purposes. The Loss Severity Report shall be presented in substantially the same format attached hereto as Exhibit S-2;

(iii) Prepayment Premiums Report: A summary of Prepayment Premiums assessed or waived by the Servicer. The Prepayment Premiums Report shall be presented in substantially the same format attached hereto as Exhibit S-3; and

(iv) Analytics Report: Analytics Reports shall include statistical and/or graphical portrayals of:

(A)	Delinquency Trend: The delinquency trend, over time, of the Mortgage Loans;

(B)	Prepayment Analysis: The constant prepayment rate “CPR” experience of the Mortgage Loans; and

(C)	Standard Default Assumption: The Standard Default Assumption experience of the Mortgage Loans.

The Analytics Report shall be presented in substantially the same format attached hereto as Exhibit S-5.

The Credit Risk Manager shall make such reports and any additional information reasonably requested by the Depositor available each month to Certificateholders, the Trustee, any NIMS Insurer and the Rating Agencies via the Credit Risk Manager’s internet website. The Credit Risk Manager’s internet website shall initially be located at https://reports.clayton.com. The user name for access to the website shall be the Certificateholder’s e-mail address and the password shall be “HarborView 2006-SB1.” The Trustee shall not have any obligation to review such reports or otherwise monitor or supervise the activities of the Credit Risk Manager.

(c) The Credit Risk Manager shall reasonably cooperate with the Depositor and the Trustee in connection with the Trust Fund’s satisfying the reporting requirements under the 1934 Act with respect to reports prepared by the Credit Risk Manager.

(d) The Credit Risk Manager has not and shall not engage any Subcontractor without (a) giving notice to the Sponsor, the Trustee and the Depositor and (b) requiring any such Subcontractor to provide to the Credit Risk Manager an assessment report as provided for in Section 3.04(a) above and an attestation report as provided in Section 3.15(b) above, which reports the Credit Risk Manager shall include in its assessment and attestation reports.

(e) By March 15 of each year (or if such day is not a Business Day, the immediately preceding Business Day), the Credit Risk Manager shall deliver a signed certification, in the form attached hereto as Exhibit T (the “Credit Risk Manager Certification”), for the benefit of the Depositor, the Sponsor, the Trustee and for the benefit of the Person(s) signing the Form 10-K Certification; provided (i) that the Credit Risk Manager Certification shall be so provided by March 15 of such year only to the extent that the Trustee delivers a draft (without exhibits) of the applicable Annual Report on Form 10-K to the Credit Risk Manager by the 5th Business Day in March of such year and (ii) in the event that the Trustee delivers the draft Form 10-K referred to in clause (i) after the 5th Business Day in March of such year, the Credit Risk Manager shall deliver the Credit Risk Manager Certification as soon as practicable but no later than five calendar days of delivery to the Credit Risk Manager of such draft Form 10-K.

(f) In the event that prior to the filing date of the Form 10-K in March of each year, the Credit Risk Manager has knowledge or information material to the Credit Risk Manager Certification, the Credit Risk Manager shall promptly notify the Depositor and the Trustee, in writing.

SECTION 3.14. Limitation Upon Liability of the Credit Risk Manager.

Except as provided pursuant to Section 3.15, neither the Credit Risk Manager, nor any of the directors, officers, employees or agents of the Credit Risk Manager, shall be under any liability to the Trustee, the Certificateholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by Servicer under the Credit Risk Management Agreement or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement or the Credit Risk Management Agreement. The Credit Risk Manager and any director, officer, employee or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicer pursuant to the Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

SECTION 3.15. Indemnification by the Credit Risk Manager.

The Credit Risk Manager agrees to indemnify the Depositor and the Trustee, and each of their respective directors, officers, employees and agents and the Trust Fund and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon the engagement of any Subcontractor in violation of Section 3.13(e) or any failure by the Credit Risk Manager to deliver any information, report, certification, accountants’ letter or other material when and as required under this Agreement, including any report under Sections 3.04(a) or (b).

SECTION 3.16. Removal of Credit Risk Manager.

The Credit Risk Manager may be removed as Credit Risk Manager by Certificateholders holding not less than a 66-2/3% Voting Interests in the Trust, in the exercise of its or their sole discretion, at any time, without cause, upon ten (10) days prior written notice. The Certificateholders shall provide such written notice to the Trustee and upon receipt of such notice, the Trustee shall provide written notice to the Credit Risk Manager of its removal, effective upon receipt of such notice.

ARTICLE IV

ACCOUNTS

SECTION 4.01. Servicing Accounts.

(a) The Servicer shall establish and maintain one or more custodial accounts (the “Servicing Accounts”) in accordance with the Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by the Servicer, including Principal Prepayments, Prepayment Penalty Amounts, Insurance Proceeds, Liquidation Proceeds, Recoveries and advances made from the Servicer’s own funds (less, in the case of the Servicer, the applicable servicing compensation, in whatever form and amounts as permitted by the Servicing Agreement) and all other amounts to be deposited in each such Servicing Account. The Servicer is hereby authorized to make withdrawals from and deposits to the Servicing Account for purposes required or permitted by this Agreement and the Servicing Agreement. For the purposes of this Agreement, Servicing Accounts shall also include such other accounts as the Servicer maintains for the escrow of certain payments, such as taxes and insurance, with respect to certain Mortgaged Properties. The Servicing Agreement sets forth the criteria for the segregation, maintenance and investment of each Servicing Account, the contents of which are acceptable to the parties hereto as of the date hereof and changes to which shall not be made unless such changes are made in accordance with the provisions of Section 12.01 hereof.

(b) To the extent provided in the Servicing Agreement and subject to this Article IV, on or before each Servicer Remittance Date, the Servicer shall withdraw or shall cause to be withdrawn from the Servicing Accounts and shall immediately remit or cause to be remitted to the Trustee for deposit into the Distribution Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date) with respect to each of the Mortgage Loans it is servicing:

(i) Monthly Payments on the Mortgage Loans received or any related portion thereof advanced by the Servicer pursuant to the Servicing Agreement which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fees;

(ii) Principal Prepayments in full and any Liquidation Proceeds received by the Servicer with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fees and any Recoveries received in the related Prepayment Period;

(iii) Principal Prepayments in part received by the Servicer for such Mortgage Loans in the related Prepayment Period;

(iv) Prepayment Penalty Amounts, if any; and

(v) any amount to be used as a delinquency advance or to pay any Interest Shortfalls, in each case, as required to be paid under the Servicing Agreement.

(c) Withdrawals may be made from a Servicing Account only to make remittances as provided in Section 4.01(b), to reimburse the Servicer for Advances which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error, to remove fees, charges or other such amounts deposited on a temporary basis, or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01, or as otherwise provided in the Servicing Agreement. As provided in Section 4.01(b), certain amounts otherwise due to the Servicer may be retained by them and need not be remitted to the Trustee.

SECTION 4.02. Distribution Account.

(a) The Trustee shall establish and maintain an account, for the benefit of the Certificateholders, as a segregated, non-interest bearing trust account which shall be an Eligible Account (the “Distribution Account”). The Distribution Account shall constitute a trust account of the Trust Fund segregated on the books of the Trustee and held by the Trustee in trust in its Corporate Trust Office, and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Trustee (whether made directly, or indirectly through a liquidator or receiver of the Trustee). All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the immediately succeeding Distribution Date. The Trustee or their affiliates are permitted to receive additional compensation that could be deemed to be in their economic self-interest for (i) serving as investment adviser, administrator, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. The Trustee shall, promptly upon receipt from the Servicer on the Servicer Remittance Date deposit into the Distribution Account and retain on deposit until the related Distribution Date, the following amounts:

(i) any amounts withdrawn from a Servicing Account pursuant to Section 4.01(b) and the Servicing Agreement and remitted to the Trustee;

(ii) any amounts required to be deposited by the Trustee with respect to the Mortgage Loans pursuant to this Agreement;

(iii) the Purchase Price with respect to any Mortgage Loans purchased by the Seller or the Originator under this Agreement or the Purchase Agreement, as applicable, any Substitution Adjustments pursuant to Section 2.03 of this Agreement, any purchase price paid by any NIMS Insurer for the purchase of any Distressed Mortgage Loan under Section 10.03, and all proceeds of any Mortgage Loans or property acquired with respect thereto purchased by the Terminator pursuant to Section 10.01;

(iv) any amounts required to be deposited with respect to losses on investments of deposits in the Distribution Account; and

(v) any other amounts so required to be deposited in the Distribution Account pursuant to this Agreement.

(b) All amounts deposited to the Distribution Account shall be held by the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) late payment charges or assumption fees, tax service fees, statement account charges or payoff charges, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Subsections 4.03(a)(i) through (viii) and (xii) with respect to the Servicer, need not be remitted by the Servicer to the Trustee. In the event that the Servicer has remitted to the Trustee any amount not required to be credited to the Distribution Account, the Servicer may at any time, by delivery of a written request signed by a Servicing Officer of the deposited in error, direct the Trustee to withdraw such amount from the Distribution Account for repayment to the Servicer. In the event that the Trustee has deposited to the Distribution Account any amount not required to be credited thereto, it may at any time, withdraw such amount from the Distribution Account.

(c) The amount at any time credited to the Distribution Account shall, if invested, be invested at the direction of the Trustee, in the name of the Trustee, or its nominee, for the benefit of the Certificateholders, in Permitted Investments as follows. All Permitted Investments and investment income with respect to the investment of funds in the Distribution Account shall be for the benefit of the Trustee. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the Business Day prior to the next succeeding Distribution Date (except that if such Permitted Investment is an obligation of the Trustee, then such Permitted Investment shall mature not later than such applicable Distribution Date). Any and all investment earnings from such Permitted Investments shall be paid to the Trustee, and the risk of loss of moneys resulting from such investments shall be borne by and be the risk of the Trustee. The Trustee shall deposit the amount of any such loss in the Distribution Account within two Business Days of receipt of notification of such loss but not later than the next succeeding Distribution Date.

SECTION 4.03. Permitted Withdrawals and Transfers from the Distribution Account.

(a) The Trustee shall, from time to time, withdraw or transfer funds from the Distribution Account to the Servicer or to itself for the following purposes:

(i) to reimburse the Servicer for any Advance of its own funds, the right of the Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds, Liquidation Proceeds and the Termination Price) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance was made;

(ii) to reimburse the Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

(iii) to reimburse the Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan;

(iv) to pay the Servicer, as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which the Servicer would have been entitled to receive under subclause (xii) of this Subsection 4.03(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

(v) to pay the Servicer from the Purchase Price for any Mortgage Loan, the amount which the Servicer would have been entitled to receive under subclause (xii) of this Subsection 4.03(a) as servicing compensation;

(vi) to reimburse the Servicer for servicing related advances of funds, the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such servicing advances were made;

(vii) to reimburse the Servicer for any Advance after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance has not been reimbursed pursuant to clauses (i) and (vi);

(viii) to pay the Servicer its monthly Servicing Fee and any other servicing compensation payable pursuant to the Servicing Agreement;

(ix) to pay the Trustee any investment income;

(x) [reserved]

(xi) to reimburse or pay the Servicer any such amounts as are due thereto under the Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the Servicing Agreement;

(xii) to reimburse the Trustee for expenses, costs and liabilities incurred by or reimbursable to it pursuant to Sections 8.05, 8.17 or 8.18;

(xiii) to reimburse the Administrator for expenses, costs and liabilities incurred by or reimbursable to it pursuant to Section 8.19;

(xiv) to pay the Credit Risk Manager the Credit Risk Manager Fee;

(xv) to remove amounts deposited in error;

(xvi) to reimburse the Administrator for expenses, costs and liabilities incurred by or reimbursable to it as a result of the performance of its duties under the Yield Maintenance Allocation Agreement and the Yield Maintenance Agreement pursuant to Section 8.19; and

(xvii) to clear and terminate the Distribution Account pursuant to Section 10.01.

(b) The Trustee shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any payments or reimbursements from the Distribution Account pursuant to subclauses (i) through (viii), inclusive and (xi) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Trustee without being deposited in the Distribution Account under Section 4.02(b).

(c) In order to comply with its duties under the USA PATRIOT Act of 2001, the Trustee shall obtain and verify certain information and documentation from the other parties hereto, including, but not limited to, each such party’s name, address and other identifying information.

(d) On each Distribution Date, the Trustee, as Paying Agent, shall withdraw funds on deposit in the Distribution Account to the extent of the aggregate Available Funds and distribute such amounts to the Holders of the Certificates and any other parties entitled thereto in accordance with Section 5.01.

SECTION 4.04. [Reserved].

SECTION 4.05. [Reserved].

ARTICLE V

FLOW OF FUNDS

SECTION 5.01. Distributions.

(a) Distributions From Available Funds. On each Distribution Date and after making any withdrawals from the Distribution Account pursuant to Section 4.03(a), the Trustee, as Paying Agent, shall withdraw funds on deposit in the Distribution Account to the extent of Available Funds for such Distribution Date and, based on the Distribution Date Statement, make the following disbursements and transfers as set forth below:

(i) From the Interest Remittance Amount, the Available Funds shall be distributed on each Distribution Date other than on the Distribution Date following the optional purchase of the Mortgage Loans by the Terminator pursuant to Section 10.01(a) in the following order of priority:

(A)
on the Distribution Date commencing in November 2016 and on each Distribution Date thereafter until the Final Maturity Reserve Termination Date, for deposit in the Final Maturity Reserve Account, the Final Maturity Reserve Amount;

(B)
from the remaining Interest Remittance Amount to the holders of the Class A-1A and Class A-1B, as applicable, the related Interest Distributable Amount, if any, to which each such Class is entitled, in each case, on a pro rata basis to each such Class based on the amounts due such Class;

(C)	from the remaining Interest Remittance Amount, to the holders of the Class M-1 Certificates, the related Monthly Interest Distributable Amount;

(D)	from the remaining Interest Remittance Amount, to the holders of the Class M-2 Certificates, the related Monthly Interest Distributable Amount;

(E)	from the remaining Interest Remittance Amount, to the holders of the Class M-3 Certificates, the related Monthly Interest Distributable Amount;

(F)	from the remaining Interest Remittance Amount, to the holders of the Class M-4 Certificates, the related Monthly Interest Distributable Amount;

(G)	from the remaining Interest Remittance Amount, to the holders of the Class M-5 Certificates, the related Monthly Interest Distributable Amount;

(H)	from the remaining Interest Remittance Amount, to the holders of the Class M-6 Certificates, the related Monthly Interest Distributable Amount;

(I)	from the remaining Interest Remittance Amount, to the holders of the Class M-7 Certificates, the related Monthly Interest Distributable Amount; and

(J)	for application as part of Net Monthly Excess Cashflow for such Distribution Date, as described under Section 5.01(a)(iv) below;

On any Distribution Date, any shortfalls resulting from the application of the Relief Act and any Interest Shortfalls to the extent not covered by Compensating Interest Payments will be allocated to the Monthly Interest Distributable Amounts with respect to the MTA Certificates and the LIBOR Certificates on a pro rata basis, based on the respective amounts of interest accrued on such Certificates for such Distribution Date. The holders of the MTA Certificates and the LIBOR Certificates will not be entitled to reimbursement for any such interest shortfalls.

(ii) On each Distribution Date (a) prior to the applicable Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following amounts and order of priority:

(A)
first, from the Principal Distribution Amount, to the holder of the Senior Certificates, and, to the extent of the Class C Priority Principal Amount, to the holders of the Class C Certificates, the Principal Distribution Amount, pro rata, based on their respective Class Principal Balances, in the case of the Senior Certificates, and based on the Class C Priority Principal Amount, in the case of the Class C Certificates, immediately prior to such Distribution Date, until the Class Principal Balances of the Senior Certificates and the Class C Priority Principal Amount are reduced to zero;

(B)	second, from the remaining Principal Distribution Amount:

(1)	to the holders of the Class M-1 Certificates, until the Class Principal Balance thereof has been reduced to zero;

(2)	to the holders of the Class M-2 Certificates, until the Class Principal Balance thereof has been reduced to zero;

(3)	to the holders of the Class M-3 Certificates, until the Class Principal Balance thereof has been reduced to zero;

(4)	to the holders of the Class M-4 Certificates, until the Class Principal Balance thereof has been reduced to zero;

(5)	to the holders of the Class M-5 Certificates, until the Class Principal Balance thereof has been reduced to zero;

(6)	to the holders of the Class M-6 Certificates, until the Class Principal Balance thereof has been reduced to zero;

(7)	to the holders of the Class M-7 Certificates, until the Class Principal Balance thereof has been reduced to zero; and

(8)	for application as part of Net Monthly Excess Cashflow for such Distribution Date, as described under Section 5.01(a)(iv) below.

(iii) On each Distribution Date (a) on or after the applicable Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following amounts and order of priority:

(A)
first, from the Principal Distribution Amount, to the holder of the Senior Certificates, and, to the extent of the Class C Priority Principal Amount, to the holders of the Class C Certificates, the Senior Principal Distribution Amount, pro rata, based on their respective Class Principal Balances, in the case of the Senior Certificates, and based on the Class C Priority Principal Amount, in the case of the Class C Certificates, immediately prior to such Distribution Date, until the Class Principal Balances of the Senior Certificates and the Class C Priority Principal Amount are reduced to zero;

(B)	second, from the remaining Principal Distribution Amount,

(1)	to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount;

(2)	to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount

(3)	to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount;

(4)	to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount;

(5)	to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount;

(6)	to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount

(7)	to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount; and

(8)	for application as part of Net Monthly Excess Cashflow for such Distribution Date, as described under Section 5.01(a)(iv) below.

(iv) On each Distribution Date, other than the Distribution Date following the optional purchase of the Mortgage Loans pursuant to Section 10.01, the Net Monthly Excess Cashflow shall be distributed as follows:

(A)
to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the principal portion of Realized Losses previously allocated to reduce the Class Principal Balance of such certificates, pro rata, to each such Class based on the Class Principal Balance of each such Certificate prior to such Distribution Date as a distribution in respect of principal, but only to the extent of Recoveries for that Distribution Date:

(B)
as part of the Principal Distribution Amount, to pay to the holders of the Senior Certificates and the Subordinate Certificates in reduction of their Class Principal Balances, the principal portion of Realized Losses incurred on the Mortgage Loans in the preceding calendar month; pro rata, to each such Class based on the Class Principal Balance of each such Certificate prior to such Distribution Date as a distribution in respect of principal;

(C)
to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, pro rata, to each such Class based on the Class Principal Balance of each such Class prior to such Distribution Date as a distribution in respect of principal;

(D)
to the Holders of the Senior Certificates and the Subordinate Certificates, the amount of any Interest Shortfalls computed without regard to any Relief Act Reductions allocated thereto for such Distribution Date, on a pro rata basis based on Interest Shortfalls allocated thereto, to the extent not covered by the Servicing Fee on that Distribution Date;

(E)
to the Holders of the Senior Certificates and the Subordinate Certificates, any Interest Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid Interest Shortfalls computed without regard to any Relief Act Reductions previously allocated thereto;

(F)
to the Basis Risk Reserve Fund, any Required Reserve Fund Deposit for such Distribution Date, and then from the Basis Risk Reserve Fund, to the Holders of the Senior Certificates, pro rata, and then to the Holders of the Subordinate Certificates, sequentially, in that order, the amount of any Basis Risk Shortfall remaining unpaid as of such Distribution Date;

(G)
to the Holders of the Senior Certificates and the Subordinate Certificates, in an amount equal to any Interest Shortfalls resulting from Relief Act Reductions for such Distribution Date, pro rata, based on the amount of Interest Shortfalls resulting from Relief Act Reductions allocated to each Class for such Distribution Date;

(H)
to the Holders of the Senior Certificates, pro rata, and then to the Holders of the Subordinate Certificates, sequentially, in that order, the principal portion of any Allocated Realized Loss Amounts remaining unreimbursed;

(I)
if on any Distribution Date after the Distribution Date in November 2026 the aggregate Stated Principal Balance of Mortgage Loans having 40-year original terms to maturity is greater than the Overcollateralization Target Amount for that Distribution Date, to the Senior Certificates and the Subordinate Certificates, in the priority set forth under Section 5.01(a)(ii) or Section 5.01(a)(iii), as applicable, as though a Trigger Event were in effect for such Distribution Date;

(J)	to the Holders of the Class C Certificates, the Class C Distributable Amount; and

(K)	to the Holder of the Class R Certificate, any Available Funds, other than any portion thereof in respect of Premium Proceeds, then remaining.

(v) On the Distribution Date following the optional purchase of the Mortgage Loans pursuant to Section 10.01, Available Funds will be applied in the amounts and in the order specified above, except, no amounts will distributed pursuant to Sections 5.01(a)(iv)(J) and 5.01(a)(iv)(K) above, and the portion of Available Funds remaining after the distribution pursuant to Sections 5.01(a)(i), 5.01(a)(ii), 5.01(a)(iii) and 5.01(a)(iv) will be applied in the following order:

(A)	to the Holders of the Class C Certificates, the Class C Distributable Amount and any Premium Proceeds; and

(B)	to the Holder of the Class R Certificate, remaining amounts.

(b) Amounts to be paid to the Holders of a Class of Certificates shall be payable with respect to all Certificates of that Class, pro rata, based on the Certificate Principal Balance of each Certificate of that Class.

(c) Distributions on Physical Certificates. The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 hereof respecting the final distribution), in the case of Certificateholders of the Physical Certificates, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or by wire transfer. Distributions among Certificateholders of a Class shall be made in proportion to the Percentage Interests evidenced by the Certificates of that Class held by such Certificateholders.

(d) Distributions on Book-Entry Certificates. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Depositor or the Seller shall have any responsibility therefor.

(e) Distributions from Final Maturity Reserve Account. On the Final Maturity Reserve Termination Date, the Trustee shall distribute the funds on deposit in the Final Maturity Reserve Account on such date in the following order of priority:

(i) to the Class A-1A and Class A-1B Certificates, pro rata, after giving effect to principal distributions on such Distribution Date pursuant to Sections 5.01(a)(ii) or (iii) above, as applicable, in reduction of their respective Class Principal Balances, until the Class Principal Balance of each such Class has been reduced to zero;

(ii) to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, sequentially, in that order, after giving effect to principal distributions on such Distribution Date pursuant to Sections 5.01(a)(ii) or (iii) above, as applicable, in reduction of their respective Class Principal Balances, until the Class Principal Balance of each such class has been reduced to zero;

(iii) to the Class A-1A and Class A-1B Certificates, pro rata, any Interest Distributable Amounts for each such Class remaining unpaid on such Distribution Date, in the same priorities as set forth in Section 5.01(a)(i);

(iv) to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, sequentially, in that order, any Interest Distributable Amounts for each such Class remaining unpaid on such Distribution Date; and

(v) to the extent of any funds remaining in the Final Maturity Reserve Account after payment pursuant to clauses (i) through (vi) above, to the Class C Certificates;

(f) Distributions from Yield Maintenance Account. On each Distribution Date beginning on the Distribution Date in December 2008 through and including the Distribution Date in August 2012, the Trustee shall distribute the funds on deposit in the Yield Maintenance Account for such date after making all distributions under Section 5.01(a)(iv) above and Section 5.07(c) below as follows:

(i) to the Senior Certificates, pro rata, any Allocated Realized Loss Amounts to the extent unpaid;

(ii) to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, sequentially, in that order, any Allocated Realized Loss Amounts to the extent unpaid;

(iii) to the Class A-1A and Class A-1B Certificates, pro rata, any Basis Risk Shortfalls to the extent unpaid;

(iv) to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, sequentially, in that order, any Basis Risk Shortfalls to the extent unpaid;

(v) to the Class A-1A and Class A-1B Certificates, pro rata, any Unpaid Interest Shortfall Amounts to the extent unpaid;

(vi) to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, sequentially, in that order, any Unpaid Interest Shortfall Amounts to the extent unpaid;

(vii) to the Senior Certificates and the Subordinate Certificates, any amounts necessary to maintain the applicable Overcollateralization Target Amount (provided that the amount distributable on any Distribution Date pursuant to this subsection (vii) cannot exceed the excess, if any, of (x) all Realized Losses for such Distribution Date and for all prior Distribution Dates over (y) the sum of all amounts distributed pursuant to this subsection (vii) on all prior Distribution Dates); and

(viii) to the Senior Certificates, in reduction of their Class Principal Balances (after giving effect to allocation of Net Deferred Interest for such Distribution Date), pro rata, any Allocated Net Deferred Interest Amounts remaining unpaid on such Distribution Date;

(g) On each Distribution Date, the Trustee, as Paying Agent, shall withdraw all Prepayment Penalty Amounts from funds on deposit in the Distribution Account and shall distribute such amounts to the Holders of the Class P Certificates.

(h) On each Distribution Date, the Trustee, as Paying Agent, shall withdraw the Class ES Distributable Amount from funds on deposit in the Distribution Account and shall distribute such amounts to the Holders of the Class ES Certificates.

SECTION 5.02. Allocation of Net Deferred Interest.

For any Distribution Date, the Net Deferred Interest on the Mortgage Loans will be allocated among the Classes of Certificates in proportion to the excess, if any, for each such Class of (i) the Monthly Interest Distributable Amount accrued at the Pass-Through Rate for such Class, over (ii) the amount of the Monthly Interest Distributable Amount for such Class and for such Distribution Date calculated at the related Adjusted Cap Rate for such Class. Any Net Deferred Interest that is not allocable to any Class of MTA Certificates or LIBOR Certificates pursuant to the preceding sentence shall be allocated to the Class C Certificates and thereby increase the Overcollateralized Amount.

On each Distribution Date, any amount of Net Deferred Interest allocable to a Class of Certificates on such Distribution Date will be added as Principal to the outstanding Class Principal Balance of such Class of Certificates.

SECTION 5.03. Allocation of Realized Losses.

(a) On or prior to each Distribution Date, the Trustee shall aggregate the loan-level information provided by the Servicer with respect to the total amount of Realized Losses, if any, with respect to the Mortgage Loans for the related Distribution Date and include such information in the Distribution Date Statement.

(b) On each Distribution Date, Realized Losses that occurred during the related prepayment period shall be allocated as follows:

(i) first, to Net Monthly Excess Cashflow;

(ii)	second, to the Overcollateralized Amount, until such amount has been reduced to zero;

(iii)
third, to the Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates with the highest numerical Class designation) until the Class Principal Balance of each such Class is reduced to zero; and

(iv)
fourth, to the Class A-1A and Class A-1B Certificates, sequentially, first, to the Class A-1B Certificates; and second, to the Class A-1A Certificates, in that order, until the Class Principal Balance of each Class is reduced to zero, for so long as such certificates are outstanding.

(c) The Class Principal Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Principal Balances of all outstanding Classes of Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the aggregate of the Stated Principal Balances of all the Mortgage Loans for the following Distribution Date.

(d) Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Principal Balance of a Class of Certificates pursuant to Section 5.03(b) or (c) shall be allocated among the Certificates of such Class, pro rata, in proportion to their respective Certificate Principal Balances.

(e) Any allocation of Realized Losses to a Certificate or any reduction in the Certificate Principal Balance of a Certificate pursuant to Section 5.03(b) or (c) shall be accomplished by reducing the Certificate Principal Balance thereof immediately following the distributions made on the related Distribution Date in accordance with the definition of “Certificate Principal Balance.”

SECTION 5.04. Statements.

(a) On each Distribution Date, the Trustee shall make available to each Certificateholder, the Yield Maintenance Provider, the Seller, the Credit Risk Manager, any NIMS Insurer and each Rating Agency, a statement based, as applicable, on loan-level information obtained from the Servicer (the “Distribution Date Statement”) as to the distributions to be made or made, as applicable, on such Distribution Date. Information in the Distribution Date Statement relating to or based on amounts available in the Yield Maintenance Account shall be based on information provided by the Yield Maintenance Provider regarding any Yield Maintenance Distributable Amounts required to be paid by the Yield Maintenance Provider for the related Distribution Date pursuant to the Yield Maintenance Agreement. The Distribution Date Statement shall include the following information, in each case, with respect to such Distribution Date:

(i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to principal;

(ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest;

(iii) [Reserved];

(iv) the aggregate amount of Servicing Fees and Credit Risk Manager’s Fees for the related Due Period;

(v) the amount of Advances for the related Due Period and the amount of unreimbursed Advances;

(vi) the Net WAC at the Close of Business at the end of the related Due Period;

(vii) the Pool Balance for such Distribution Date;

(viii) the aggregate Principal Balance of the MTA Indexed Mortgage Loans at the Close of Business at the end of the related Due Period;

(ix) the amount of fees, expenses or indemnification amounts paid by the Trust Fund with an identification of the general purpose of such amounts and the party receiving such amounts;

(x) the number, weighted average remaining term to maturity, weighted average life and weighted average Loan Rate of the related Mortgage Loans as of the related Due Date;

(xi) the number and aggregate unpaid principal balance of the related Mortgage Loans, (a) 30 to 59 days Delinquent, (b) 60 to 89 days Delinquent, (c) 90 or more days Delinquent, (d) as to which foreclosure proceedings have been commenced and (e) in bankruptcy, in each case as of the close of business on the last day of the preceding calendar month, using the MBA method;

(xii) the book value (if available) of any REO Property as of the Close of Business on the last Business Day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties as of the Close of Business of the last day of the preceding Due Period;

(xiii) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

(xiv) the aggregate amount of Realized Losses incurred during the related Due Period and the cumulative amount of Realized Losses and the amount of Realized Losses, if any, allocated to each Class of Certificates after giving effect to any distributions made thereon, on such Distribution Date;

(xv) the Class Principal Balance of each Class of Certificates and the Apportioned Principal Balances of the Subordinate Certificates after giving effect to any distributions made thereon, on such Distribution Date;

(xvi) the Monthly Interest Distributable Amount and the Interest Distributable Amount in respect of each related Class of Certificates, for such Distribution Date and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

(xvii) the aggregate amount of any Net Interest Shortfalls and the Unpaid Interest Shortfall Amount for such Distribution Date after giving effect to any distributions made thereon, on such Distribution Date;

(xviii) the Available Funds;

(xix) the Pass-Through Rate and related Adjusted Cap Rate for each Class of Certificates for such Distribution Date;

(xx) the aggregate Principal Balance of Mortgage Loans purchased hereunder by the Seller during the related Due Period, and indicating the relevant section of the Mortgage Loan Purchase Agreement, or the Section of this Agreement, as applicable, requiring or allowing the purchase of each such Mortgage Loan;

(xxi) current Recoveries;

(xxii) cumulative Recoveries;

(xxiii) the amount of any Basis Risk Shortfall, if any, for each Class after giving effect to any distributions made thereon, on such Distribution Date;

(xxiv) the amount of Deferred Interest and Net Deferred Interest, if any;

(xxv) the amount of Net Deferred Interest, if any, added to the Class Principal Balance of the Certificates

(xxvi) the amount of any Unpaid Interest Shortfall Amount;

(xxvii)  the amount of any Final Maturity Reserve Amount deposited in the Final Maturity Reserve Account, and, on the Final Maturity Reserve Termination Date, the amount distributed from the Final Maturity Reserve Account to each Class of Certificates;

(xxviii) the Overcollateralized Amount for that Distribution Date;

(xxix) the Overcollateralization Target Amount for that Distribution Date;

(xxx) the amount remitted by the Administrator to the Trustee pursuant to the Yield Maintenance Allocation Agreement; and

(xxxi) the amount of any Class P Distributable Amount and the amount of any Class ES Distributable Amount.

The Trustee shall make the Distribution Date Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and the other parties to this Agreement via the Trustee’s internet website. The Trustee’s internet website shall initially be located at “https://www.tss.db.com/invr.” Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (800) 735-7777. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Trustee shall provide timely and adequate notification to all parties regarding any such change.

In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-off Date.

In addition to the information listed above, such Distribution Date Statement or the report on Form 10-D for such Distribution Date shall also include any other information required by Item 1121 (§ 229.1121) of Regulation AB.

(b) Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon written request, furnish to any NIMS Insurer and each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person or any NIMS Insurer, such information as is reasonably necessary to provide to such Person or any NIMS Insurer a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such Person or any NIMS Insurer was a Certificateholder and such other customary information which a Certificateholder reasonably requests to prepare its tax returns. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

(c) On each Distribution Date, the Trustee shall supply an electronic tape to Bloomberg Financial Markets, Inc. in a format acceptable to Bloomberg Financial Markets, Inc. on a monthly basis, and shall supply an electronic tape to Loan Performance and Intex Solutions in a format acceptable to Loan Performance and Intex Solutions on a monthly basis.

SECTION 5.05. Remittance Reports; Advances.

(a) No later than the 10th calendar day of each month, the Servicer shall deliver to the Trustee by telecopy or electronic mail (or by such other means as the Servicer and the Trustee may agree from time to time) the Remittance Report with respect to the Distribution Date. No later than the Close of Business New York time on the fifth Business Day prior to the related Distribution Date, the Servicer shall deliver or cause to be delivered to the Trustee in addition to the information provided on the Remittance Report, such other loan-level information reasonably available to it with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 5.01. The Trustee shall have no duty or obligation to calculate, recompute or verify any information in the Remittance Report or other loan level information that it receives from the Servicer.

(b) If the Monthly Payment on a Mortgage Loan that was due on a related Due Date and is delinquent, other than as a result of application of the Relief Act, and for which the Servicer was required to make an advance pursuant to the Servicing Agreement, exceeds the amount on deposit in the Distribution Account which will be used for an advance with respect to such Mortgage Loan, the Servicer shall, on the Business Day preceding the Distribution Date, deposit in the Distribution Account an amount equal to such deficiency, net of the Servicing Fee, for such Mortgage Loan except to the extent the Servicer determines any such Advance to be Nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Advance was made. Subject to the foregoing, the Servicer shall continue to make such Advances through the date that the Servicer is required to do so under the Servicing Agreement. If the Servicer determines that an Advance is Nonrecoverable, it shall, on or prior to the related Distribution Date, present an Officer’s Certificate to the Trustee (i) stating that the Servicer elects not to make a Advance in a stated amount and (ii) detailing the reason it deems the advance to be Nonrecoverable.

SECTION 5.06. Compensating Interest Payments.

The amount of the Servicing Fee payable to the Servicer in respect of any Distribution Date shall be reduced (but not below zero) by the amount of any Compensating Interest Payment for such Distribution Date, but only to the extent that Interest Shortfalls relating to such Distribution Date are required to be paid but are not actually paid by the Servicer on the applicable Servicer Remittance Date. Such amount shall not be treated as an Advance and shall not be reimbursable to the Servicer.

SECTION 5.07. Basis Risk Reserve Fund.

(a) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the holders of the Class A-1A, Class A-1B, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates, a Basis Risk Reserve Fund. The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement. The Basis Risk Reserve Fund shall not be an asset of any REMIC established hereby.

(b) On each Distribution Date, other than the Distribution Date following the optional purchase of the Mortgage Loans pursuant to Section 10.01, Net Monthly Excess Cashflow shall be deposited in the Basis Risk Reserve Fund to the extent of the Required Reserve Fund Deposit pursuant to Section 5.01(a)(iv)(F).

(c) On any Distribution Date for which a Basis Risk Shortfall exists with respect to the Class A-1A, Class A-1B, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 or Class M-7 Certificates, the Trustee, as Paying Agent for the Trustee, shall withdraw (i) first, from the Basis Risk Reserve Fund, the amount of such Basis Risk Shortfall for such Classes of Certificates for distribution on such Distribution Date pursuant to Section 5.01(f), and (ii) second, from the Yield Maintenance Account, the amount of any such remaining Basis Risk Shortfall for distribution on such Distribution Date to the Class A-1A and Class A-1B Certificates any related Basis Risk Shortfall for such Distribution Date on a pro rata basis, based on the respective amounts of Basis Risk Shortfalls for such Distribution Date and then sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates in that order up to the amount of Basis Risk Shortfalls due each such Class for such Distribution Date.

(d) Funds in the Basis Risk Reserve Fund shall be invested in Permitted Investments. Any earnings on amounts in the Basis Risk Reserve Fund shall be for the benefit of the Class C Certificateholders. The Class C Certificates shall evidence ownership of the Basis Risk Reserve Fund for federal income tax purposes and the Holders thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein. The Class C Certificateholder(s) shall be liable for any losses incurred on such investments. In the absence of written instructions from the Class C Certificateholder as to investment of funds on deposit in the Basis Risk Reserve Fund, such funds shall be invested in money market funds as specified by the Depositor and as described in clause (vi) of the definition of Permitted Investments in Article I. For all Federal income tax purposes, amounts transferred by the Upper-Tier REMIC to the Basis Risk Reserve Fund shall be treated as amounts distributed by the Upper-Tier REMIC to the Class C Certificateholders.

(e) Upon termination of the Trust Fund any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Class C Certificateholders.

SECTION 5.08. Recoveries.

With respect to any Class of Certificates to which a Realized Loss has been allocated (including any such Class for which the related Class Principal Balance has been reduced to zero), to the Class Principal Balance of such Class will be increased by the amount of a Recovery allocated to such Class for such Distribution Date as follows:

(i) first, the Class Principal Balance of each Class of Senior Certificates will be increased, pro rata based on Net Realized Loss for such Class for such Distribution Date, and

(ii) second, the Class Principal Balance of each Class of Subordinate Certificates will be increased in order of seniority, up to the Net Realized Loss for each such Class for such Distribution Date.

SECTION 5.09. The Final Maturity Reserve Trust.

(a) The Final Maturity Reserve Trust is hereby established as a separate trust, the corpus of which shall be held by the Trustee, in trust, for the benefit of the holders of the Certificates (other than the Class ES, Class P, and Class R Certificates). The Trustee shall establish an account (the “Final Maturity Reserve Account”). The Final Maturity Reserve Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

(b) The Trustee shall deposit into the Final Maturity Reserve Account any Final Maturity Reserve Amounts pursuant to Section 5.01(a)(i)(A). The Trustee shall distribute the funds in the Final Maturity Reserve Account pursuant to Section 5.01(e).

(c) Funds in the Final Maturity Reserve Account shall be invested in Permitted Investments at the written direction of the Holders of the Class C Certificates. Any earnings on such amounts shall be distributed pursuant to Section 5.01(e). The Class C Certificates shall evidence ownership of the Final Maturity Reserve Trust for federal income tax purposes and the Holder thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein. The Class C Certificateholders shall be liable for any losses incurred on such investments. In the absence of written instructions from the Class C Certificateholders as to investment of funds on deposit in the Final Maturity Reserve Account, such funds shall be invested in money market funds as specified by the Depositor and as described in clause (vi) of the definition of Permitted Investments in Article I.

(d) Upon termination of the Final Maturity Reserve Trust, any amounts remaining in the Final Maturity Reserve Account shall be distributed pursuant to the priorities in Section 5.01(e).

(e) For federal income tax purposes, any Certificateholder that receives a principal payment from the Final Maturity Reserve Trust shall be treated as selling a portion of its Certificate to the Class C Certificateholder and as having received the amount of the principal payment from the Class C Certificateholder as the proceeds of the sale. The portion of the Certificate that is treated as having been sold shall equal the amount of the corresponding reduction in the Class Principal Balance of such Certificate. Principal payments received from the Final Maturity Reserve Trust shall not be treated as distributions from any REMIC created hereby. All principal distributions from the Final Maturity Reserve Account shall be accounted for hereunder in accordance with this Section 5.09(e).

SECTION 5.10. Yield Maintenance Agreement.

On or prior to the Closing Date, the Administrator, pursuant to the Yield Maintenance Allocation Agreement, shall enter into the Yield Maintenance Agreement. The Administrator shall perform the duties as set forth in the Yield Maintenance Agreement and Yield Maintenance Allocation Agreement.

SECTION 5.11. Yield Maintenance Trust; Yield Maintenance Trust Account.

Pursuant to the Yield Maintenance Allocation Agreement, the Administrator shall establish and maintain (i) the Yield Maintenance Trust into which it shall deposit the Yield Maintenance Agreement and (ii) the Yield Maintenance Trust Account into which, on the day prior to each Distribution Date, it will deposit the Yield Maintenance Distributable Amount, if any, paid by the Yield Maintenance Provider pursuant to the Yield Maintenance Agreement.

On each Distribution Date, after remitting the Yield Maintenance Payment Amount to the Trustee, any amounts remaining on deposit in the Yield Maintenance Trust Account shall be distributed in accordance with Section 3(a)(ii) of the Yield Maintenance Allocation Agreement.

It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Yield Maintenance Trust Account be disregarded as an entity separate from the Holder of the Class C Certificates unless and until the date when either (a) there is more than one Class C Certificateholder or (b) any Class of Certificates in addition to the Class C Certificates is recharacterized as an equity interest in the Yield Maintenance Trust Account for federal income tax purposes, in which case it is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Yield Maintenance Trust Account be treated as a partnership. The Yield Maintenance Trust Account will be an “outside reserve fund” within the meaning of Treasury Regulation Section 1.860G-2(h). Upon the termination of the Trust Fund, or the payment in full of the Offered Certificates and the Class M-7 Certificates, all amounts remaining on deposit in the Yield Maintenance Trust Account shall be distributed to the Class C Certificateholders or their designees. The Yield Maintenance Trust Account shall not be part of the Trust Fund or of any REMIC and any payments to the Holders of the Offered Certificates and the Class M-7 Certificates to pay certain interest shortfalls will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860(G)(a)(1).

The Administrator shall terminate the Yield Maintenance Agreement upon the occurrence of an event of default or termination event under the Yield Maintenance Agreement of which the Administrator has actual knowledge. In the event that the Yield Maintenance Agreement is canceled or otherwise terminated for any reason (other than the exhaustion of the interest rate protection provided thereby), the Administrator shall, at the direction of Certificateholders evidencing Voting Rights not less than 50% of the Offered Certificates and the Class M-7 Certificates, and to the extent a replacement contract is available (from a counterparty designated by the Depositor and acceptable to Certificateholders evidencing Voting Rights not less than 50% of the Offered Certificates and the Class M-7 Certificates), execute a replacement contract comparable to the Yield Maintenance Agreement providing interest rate protection which is equal to the then-existing protection provided by such Yield Maintenance Agreement as certified to the Administrator by the Depositor; provided, however, that the cost of any such replacement contract providing the same interest rate protection may be reduced to a level such that the cost of such replacement contract shall not exceed the amount of any early termination payment received from the Yield Maintenance Provider.

Upon the earlier of the Distribution Date in July 2014 and the termination of the Trust Fund, the Yield Maintenance Agreement shall be terminated.

By accepting a Class C Certificate, each Class C Certificateholder hereby agrees to direct the Administrator, and the Administrator is hereby directed, to deposit into the Yield Maintenance Trust Account the amounts described above.

For federal income tax purposes, the right of the Offered Certificates and the Class M-7 Certificates to receive payments from the Yield Maintenance Trust Account may have more than a de minimis value.

SECTION 5.12. Yield Maintenance Account.

The Trustee is hereby directed to establish and maintain with itself, a separate, segregated account titled “Deutsche Bank National Trust Company, as Trustee, in trust for the registered Holders of HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-SB1” (the “Yield Maintenance Account”) for the benefit of the Offered Certificates and the Class M-7 Certificates. The Yield Maintenance Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement. Amounts on deposit in the Yield Maintenance Account shall not be invested and shall not be held in an interest-bearing account.

On each Distribution Date, the Administrator shall remit the Yield Maintenance Payment Amount to the Trustee for deposit into the Yield Maintenance Account for distribution by the Trustee pursuant to the priorities set forth in Section 5.01(f).

If the Seller or its affiliate is the Holder of an Offered Certificate or Class M-7 Certificate, the Seller or its affiliate shall remit to the Trustee the portion of Yield Maintenance Distributable Amounts received by the Holder of such Certificate on any Distribution Date, and the Trustee shall remit such amounts to the Yield Maintenance Provider. For purposes of this Agreement, the Trustee shall have no duty to confirm that each amount received by it from the Seller or its affiliate with respect to the preceding two sentences is the correct amount.

The Administrator and the Trustee shall terminate the Yield Maintenance Agreement upon the occurrence of an event of default or termination event under the Yield Maintenance Agreement of which a Responsible Officer of the Trustee has actual knowledge. In the event that the Yield Maintenance Agreement is terminated for any reason (other than the exhaustion of the interest rate protection provided thereby), the Trustee shall, at the direction of Certificateholders evidencing Voting Rights not less than 50% of the Offered Certificates and the Class M-7 Certificates, and to the extent a replacement contract is available (from a counterparty designated by the Depositor and acceptable to Certificateholders evidencing Voting Rights not less than 50% of the Offered Certificates and the Class M-7 Certificates), direct the Administrator to execute a replacement contract comparable to the such Yield Maintenance Agreement providing interest rate protection which is equal to the then-existing protection provided by such Yield Maintenance Agreement as certified to the Administrator by the Depositor, provided, however, that the cost of any such replacement contract providing the same interest rate protection may be reduced to a level such that the cost of such replacement contract shall not exceed the amount of any early termination payment received from the Yield Maintenance Provider.

Upon the earlier of the Distribution Date in July 2014 and the termination of the Trust Fund, the Yield Maintenance Account shall be terminated.

ARTICLE VI

THE CERTIFICATES

SECTION 6.01. The Certificates.

The Certificates shall be substantially in the form annexed hereto as Exhibit A through D. Each of the Certificates shall, on original issue, be executed by the Trustee and authenticated and delivered by the Certificate Registrar upon the written order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. Each Class of the Regular Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $25,000 and integral dollar multiples of $1 in excess thereof, in the case of the Class A-1A, Class A-1B, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates; provided, however, that the Offered Certificates and the Class M-7 Certificates shall only be sold to initial investors in minimum total investment amounts of $100,000. The Class C, Class ES, Class P and Class R Certificates are issuable only in a Percentage Interest of 100%.

The Certificates shall be executed on behalf of the Trust Fund by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall be binding, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. Each Certificate shall, on original issue, be authenticated by the Certificate Registrar upon the order of the Depositor. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Certificate Registrar substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Trustee to the Certificate Registrar for authentication and the Certificate Registrar shall authenticate and deliver such Certificates as provided in this Agreement and not otherwise. Subject to Section 6.02(c), the Senior Certificates (other than the Residual Certificate) and the Subordinate Certificates shall be Book-Entry Certificates.

The Private Certificates shall be offered and sold in reliance either on (i) the exemption from registration under Rule 144A of the 1933 Act and shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form with the applicable legends set forth in Exhibits C-1, C-2, C-3 or C-4 hereto, as applicable, (each, a “Restricted Global Security”) or (ii) Regulation S and shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibits C-1, C-2, C-3 or C-4 hereto, as applicable, (each, a “Regulation S Global Security”), which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed by the Trustee and authenticated by the Certificate Registrar as hereinafter provided. The aggregate principal amounts of the Restricted Global Securities or Regulation S Global Securities, as applicable, may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar and DTC or its nominee, as the case may be, as hereinafter provided.

SECTION 6.02. Registration of Transfer and Exchange of Certificates.

(a) The Certificate Registrar shall cause to be kept a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby appointed, and the Trustee hereby accepts its appointment as, initial Certificate Registrar, for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph, the Trustee on behalf of the Trust Fund shall execute, and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust Fund, and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(b) Except as provided in paragraph (c) or (d) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee or the Certificate Registrar except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Certificate Registrar, any NIMS Insurer, the Paying Agent and the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of such Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee, the Paying Agent and the Certificate Registrar may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee, the Paying Agent, the Certificate Registrar and their respective agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures. The parties hereto are hereby authorized to execute one or more Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

(c) If (x) the Depository or the Depositor advises the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Certificate Registrar or the Depositor is unable to locate a qualified successor, upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall at the Seller’s expense execute on behalf of the Trust Fund and authenticate definitive, fully registered certificates (the “Definitive Certificates”). Neither the Depositor nor the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee shall notify any NIMS Insurer of the availability of Definitive Certificates and the Trustee, the Certificate Registrar, the Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(d) No transfer, sale, pledge or other disposition of any Private Certificate, other than a Private Certificate sold in an offshore transaction in reliance on Regulation S, shall be made unless such disposition is exempt from the registration requirements of the 1933 Act, and any applicable state securities laws or is made in accordance with the 1933 Act and laws. Any Private Certificates sold to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the 1933 Act shall be issued only in the form of one or more Definitive Certificates and the records of the Certificate Registrar and DTC or its nominee shall be adjusted to reflect the transfer of such Definitive Certificates. In the event of any transfer of any Private Certificate in the form of a Definitive Certificate, (i) the transferee shall certify (A) such transfer is made to a Qualified Institutional Buyer in reliance upon Rule 144A (as evidenced by an investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J-2) under the 1933 Act, or (B) such transfer is made to an “accredited investor” under Rule 501(c)(1), (2), (3) or (7) under the 1933 Act (as evidenced by an investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J-1, and, if so required by the Certificate Registrar and the Depositor, a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor, delivered to the Certificate Registrar and the Depositor stating that such transfer may be made pursuant to an exemption, including a description of the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Certificate Registrar or the Depositor) or (ii) the Certificate Registrar shall require the transferor to execute a transferor certificate and the transferee to execute an investment letter acceptable to and in form and substance reasonably satisfactory to the Depositor and the Certificate Registrar certifying to the Depositor and the Certificate Registrar the facts surrounding such transfer, which investment letter shall not be an expense of the Trust Fund, the Trustee, the Certificate Registrar or the Depositor. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Seller and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

In the case of a Private Certificate that is a Book-Entry Certificate, for purposes of the preceding paragraph, the representations set forth in the investment letter in clause (i) shall be deemed to have been made to the Certificate Registrar by the transferee’s acceptance of such Private Certificate that is also a Book-Entry Certificate (or the acceptance by a Certificate Owner of the beneficial interest in such Certificate).

None of the Depositor, the Seller, the Certificate Registrar or the Trustee is obligated to register or qualify the Private Certificates under the 1933 Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect the transfer of a Private Certificate shall, and does hereby agree to, indemnify the Trustee, the Seller, the Depositor and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor (such requirement is satisfied only by the Certificate Registrar’s receipt of a representation letter from the transferee substantially in the form of Exhibit I-1 or I-2, as applicable, hereto), to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) if such Certificate has been the subject of an ERISA-Qualifying Underwriting, and the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar, which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar, the Servicer, any NIMS Insurer, the Depositor or the Trust Fund, addressed to the Certificate Registrar, to the effect that the purchase and holding of such ERISA-Restricted Certificate in the form of a Definitive Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar, any NIMS Insurer, the Servicer or the Depositor to any obligation in addition to those expressly undertaken in this Agreement or to any liability. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate to an employee benefit plan subject to ERISA or Section 4975 of the Code without the delivery to the Certificate Registrar of an Opinion of Counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.

In the case of an ERISA-Restricted Certificate that is a Book-Entry Certificate, for purposes of clauses (i) or (ii) of the first sentence of the preceding paragraph, such representations shall be deemed to have been made to the Certificate Registrar by the transferee’s acceptance of such ERISA-Restricted Certificate that is also a Book-Entry Certificate (or the acceptance by a Certificate Owner of the beneficial interest in such Certificate).

No transfer of an ERISA-Restricted Trust Certificate prior to the termination of the Final Maturity Reserve Trust and the Yield Maintenance Agreement, shall be made unless the Certificate Registrar shall have received a representation letter from the transferee of such Certificate, substantially in the form set forth in Exhibit I-2, to the effect that either (i) such transferee is neither a Plan nor a Person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Trust Certificate are eligible for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Trust Certificate prior to the termination of the Final Maturity Reserve Trust and the Yield Maintenance Agreement, to or on behalf of a Plan without the delivery to the Certificate Registrar of a representation letter as described above shall be void and of no effect. If the ERISA-Restricted Trust Certificate is a Book-Entry Certificate, the transferee will be deemed to have made a representation as provided in clause (i) or (ii) of this paragraph, as applicable.

If any ERISA-Restricted Trust Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an ERISA-Restricted Trust Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor and the Certificate Registrar from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Certificate Registrar shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Trust Certificate that is in fact not permitted by this Section or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements.

To the extent permitted under applicable law (including, but not limited to, ERISA), none of the Trustee, the Certificate Registrar or the Depositor shall have any liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 6.02(d) or for the Paying Agent making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements. In addition, none of the Trustee, the Certificate Registrar or the Depositor shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA-Restricted Certificate in the form of a Book-Entry Certificate, and none of the Trustee, the Certificate Registrar or the Depositor shall have any liability for transfers of Book-Entry Certificates or any interests therein made in violation of the restrictions on transfer described in the Prospectus Supplement or Private Placement Memorandum, as applicable, and this Agreement.

(e) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee who acquires such Ownership Interest in a Residual Certificate for its own account and not in the capacity as trustee, nominee or agent for another Person and shall promptly notify the Certificate Registrar and the Trustee of any change or impending change in its status as such a Permitted Transferee.

(ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date and no Ownership Interest in a Residual Certificate may thereafter be transferred, and the Certificate Registrar shall not register the Transfer of a Residual Certificate unless, in addition to the certificates required to be delivered under subsection (d) above, the Trustee and the Certificate Registrar shall have been furnished with an affidavit (“Transfer Affidavit”) of the initial owner of such Residual Certificate or proposed transferee of a Residual Certificate in the form attached hereto as Exhibit L.

(iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee and the Certificate Registrar shall as a condition to registration of the transfer, require delivery to them of a Transferor Certificate in the form of Exhibit K hereto from the proposed transferor to the effect that the transferor (a) has no knowledge the proposed Transferee is not a Permitted Transferee acquiring an Ownership Interest in such Residual Certificate for its own account and not in a capacity as trustee, nominee, or agent for another Person, and (b) has not undertaken the proposed transfer in whole or in part to impede the assessment or collection of tax.

(iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of such Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of Transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. None of the Trustee, the Certificate Registrar or the Depositor shall have any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section or for the Paying Agent making any distributions due on the Residual Certificate to the Holder thereof or taking any other action with respect to such Holder win the provisions of this Agreement so long as the Trustee and the Certificate Registrar received the documents specified in clause (iii). The Certificate Registrar shall be entitled to recover from any Holder of such Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Certificate Registrar shall be distributed and delivered by the Certificate Registrar to the last Holder of such Residual Certificate that is a Permitted Transferee.

(v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Certificate Registrar shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Certificate Registrar to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Certificate Registrar determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Certificate Registrar may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and the Certificate Registrar and they shall not be liable to any Person having an Ownership Interest in such Residual Certificate as a result of its exercise of such discretion.

(vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Certificate Registrar and the Servicer, in form and substance satisfactory to the Certificate Registrar, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its ratings of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause the REMIC created hereunder to fail to qualify as a REMIC.

(f) Notwithstanding any provision to the contrary herein, so long as a Restricted Global Security or Regulation S Global Security, as applicable, representing the Certificates remains outstanding and is held by or on behalf of the Depository, transfers of a Restricted Global Security or Regulation S Global Security, as applicable, representing the Certificates, in whole or in part, shall only be made in accordance with Section 6.01 and this Section 6.02(f).

(i) Subject to clauses (ii) and (iii) of this Section 6.02(f), transfers of a Restricted Global Security or Regulation S Global Security, as applicable, representing the Certificates shall be limited to transfers of such a Restricted Global Security or Regulation S Global Security, as applicable, in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee.

(ii) Restricted Global Security to Regulation S Global Security. If a holder of a beneficial interest in a Restricted Global Security deposited with or on behalf of the Depository wishes at any time to exchange its interest in such Restricted Global Security for an interest in a Regulation S Global Security, or to transfer its interest in such Restricted Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Security, such holder, provided such holder is not a U.S. Person, may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Global Security. Upon receipt by the Certificate Registrar of (A) instructions from the Depository directing the Certificate Registrar to cause to be credited a beneficial interest in a Regulation S Global Security in an amount equal to the beneficial interest in such Restricted Global Security to be exchanged but not less than the minimum denomination applicable to such Certificateholders’ held through a Regulation S Global Security, (B) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account to be credited with such increase and (C) a certificate in the form of Exhibit J-1 hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Securities, including that the holder is not a U.S. Person and pursuant to and in accordance with Regulation S, the Certificate Registrar shall reduce the principal amount of the Restricted Global Security and increase the principal amount of the Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Restricted Global Security to be exchanged, and shall instruct Euroclear or Clearstream, as applicable, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security equal to the reduction in the principal amount of the Restricted Global Security.

(iii) Regulation S Global Security to Restricted Global Security. If a holder of a beneficial interest in a Regulation S Global Security deposited with or on behalf of the Depository wishes at any time to transfer its interest in such Regulation S Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Restricted Global Security, such holder may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Restricted Global Security. Upon receipt by the Certificate Registrar of (A) instructions from the Depository directing the Certificate Registrar to cause to be credited a beneficial interest in a Restricted Global Security in an amount equal to the beneficial interest in such Regulation S Global Security to be exchanged but not less than the minimum denomination applicable to such Certificateholder’s Certificates held through a Restricted Global Security, to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, and (B) a certificate in the form of Exhibit J-2 hereto given by the holder of such beneficial interest and stating, among other things, that the Person transferring such interest in such Regulation S Global Security reasonably believes that the Person acquiring such interest in a Restricted Global Security is a qualified institutional buyer within the meaning of Rule 144A, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any State of the United States or any other jurisdiction, then the Certificate Registrar will reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Restricted Global Security by the aggregate principal amount of the beneficial interest in the Regulation S Global Security to be transferred and the Certificate Registrar shall instruct the Depository, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Security equal to the reduction in the principal amount of the Regulation S Global Security.

(iv) Other Exchanges. In the event that a Restricted Global Security or Regulation S Global Security, as applicable, is exchanged for Certificates in definitive registered form without interest coupons, such Certificates may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to insure that such transfers comply with Rule 144A or are to non-U.S. Persons, or otherwise comply with Regulation S under the Securities Act, as the case may be, and as may be from time to time adopted by the Depositor and the Certificate Registrar.

(v) Restrictions on U.S. Transfers. Transfers of interests in the Regulation S Global Security to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of Section 6.02(f)(iii).

(g) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

SECTION 6.03. Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar or the Trustee or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Depositor, any NIMS Insurer, the Certificate Registrar and the Depositor such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee, the Depositor or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust Fund and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee, the Depositor or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Depositor and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 6.04. Persons Deemed Owners.

The Depositor, the Trustee, the Certificate Registrar, the Paying Agent, any NIMS Insurer and any agent of the Depositor, the Trustee, the Certificate Registrar, the Paying Agent or any NIMS Insurer may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 hereof and for all other purposes whatsoever, and none of the Trust Fund, the Depositor, the Trustee, the Certificate Registrar, the Paying Agent, any NIMS Insurer or any agent of any of them shall be affected by notice to the contrary.

SECTION 6.05. Appointment of Paying Agent.

(a) The Trustee, subject to the consent of the NIMS Insurer, may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to Certificateholders hereunder. The Trustee hereby appoints itself as the initial Paying Agent. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Distribution Account pursuant to Section 4.03 hereof and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities.

(b) The Trustee, as Paying Agent, shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall comply with all requirements of the Code regarding the withholding of payments in respect of federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

ARTICLE VII

DEFAULT

SECTION 7.01. Event of Default.

(a) If an Event of Default described in a Servicing Agreement (other than an Event of Default under Section 11.07(b)) shall occur and be continuing, then, and in each and every such case, so long as an Event of Default shall not have been remedied within the applicable grace period, the Trustee may, and at the written direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51%, shall, by notice then given in writing to the Servicer, terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to the Rating Agencies, the Depositor, the Seller and the Credit Risk Manager. The Trustee, upon a Responsible Officer having actual knowledge of such default, shall deliver a written notice to the Servicer of the Event of Default on any Servicer Remittance Date on which the Servicer fails to make any deposit or payment required pursuant to the Servicing Agreement (including but not limited to Advances to the extent required pursuant to the Servicing Agreement). Pursuant to the Servicing Agreement, on or after the receipt by the Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Servicer under the Servicing Agreement, with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise.

SECTION 7.02. Trustee to Act.

(a) From and after the date the Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to Section 7.01, the Trustee immediately shall be the successor in all respects to the Servicer in its capacity as servicer under the Servicing Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession, including the immediate obligation to make Advances. As compensation therefor, the Trustee shall be entitled to such compensation as the Servicer would have been entitled to under the Servicing Agreement if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $15,000,000 as the successor to the Servicer under the Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under the Servicing Agreement; provided, that the appointment of any such successor Servicer shall not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by each Rating Agency as evidenced by a letter to such effect from such Rating Agency. Pending appointment of a successor to the Servicer under the Servicing Agreement, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received hereunder. Except with respect to the making of Advances the defaulting Servicer was required to make but did not make, the successor Servicer, including the Trustee in such capacity, shall not be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties made by it in the Servicing Agreement or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b) Any successor, including the Trustee, to the Servicer under the Servicing Agreement shall during the term of its service as Servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders pursuant to the terms and conditions of the Servicing Agreement, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer under the Servicing Agreement.

(c) Notwithstanding anything else herein to the contrary, in no event shall the Trustee be liable for any servicing fee or for any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any successor Servicer to act as successor Servicer under this Agreement and the transactions set forth or provided for herein.

(d) The Trustee shall be entitled to be reimbursed by the Trust Fund (pursuant to Section 4.03(a)(xii)), in the event that the Servicer does not reimburse the Trustee under the Servicing Agreement, for all costs associated with the transfer of servicing from the predecessor Servicer, including, without limitation, any costs or expenses associated with the termination of the predecessor Servicer, the appointment of a successor servicer, the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee or any successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or successor servicer to service the Mortgage Loans property and effectively.

SECTION 7.03. Waiver of Event of Default.

The Majority Certificateholders may, on behalf of all Certificateholders, by notice in writing to the Trustee, direct the Trustee to waive any events permitting removal of the Servicer under this Agreement, provided, however, that the Majority Certificateholders may not waive an event that results in a failure to make any required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of an Event of Default, such event shall cease to exist and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other event or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to each Rating Agency.

SECTION 7.04. Notification to Certificateholders.

(a) Upon any termination or appointment of a successor to the Servicer pursuant to this Article VII, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, to each Rating Agency, to any NIMS Insurer.

(b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute an Event of Default of which a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Certificateholders and any NIMS Insurer notice of such occurrence unless such Event of Default shall have been waived or cured.

ARTICLE VIII

THE TRUSTEE

SECTION 8.01. Duties of the Trustee.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred (which has not been cured or waived) of which a Responsible Officer has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee will not be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. If the instrument is not corrected to the satisfaction of the Trustee, the Trustee shall provide notice thereof to the Certificateholders and any NIMS Insurer and will, at the expense of the Trust Fund, which expense shall be reasonable given the scope and nature of the required action, take such further action as directed by the Certificateholders or any NIMS Insurer.

On each Distribution Date, the Trustee, as Paying Agent, shall make monthly distributions the Certificateholders from funds in the Distribution Account, the Basis Risk Reserve Fund, the Yield Maintenance Account and the Final Maturity Reserve Account, as applicable, in each case as provided in Sections 5.01, 5.07, 5.09, 5.12 and 10.01 herein.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such of its duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

(ii) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

(iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or at the direction of any NIMS Insurer or Holders of Certificates as provided herein relating to the time, method and place of conducting any remedy pursuant to this Agreement, or exercising or omitting to exercise any trust or power conferred upon the Trustee under this Agreement;

(iv) the Trustee shall not be responsible for any act or omission of the Servicer (except in its capacity as successor servicer to the extent provided in Section 7.02(a)), the Depositor, the Seller or the Custodian; and

(v) the Trustee shall not be charged with knowledge of any Event of Default unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice at the Corporate Trust Office of such Event of Default.

The Trustee shall not appoint any Subcontractor without receiving the prior written consent of the Depositor to appoint any Subcontractor, which consent shall not be unreasonably withheld. If the Trustee appoints a Subcontractor without receiving such prior written consent, the Trustee shall be deemed to be in breach of this Agreement and may be removed by the Depositor.

The Trustee shall promptly notify the Depositor and the Sponsor of knowledge thereof (i) of any legal proceedings pending against the Trustee of the type described in Item 1117 (§ 229.1117) of Regulation AB and (ii) if the Trustee shall become (but only to the extent not previously disclosed) at any time an affiliate of any of the responsible parties listed on Exhibit O. On or before March 1 of each year, the Depositor shall distribute the information on Exhibit O to the Trustee.

The Trustee shall not be required to expend or risk its own funds or otherwise incur financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under the Servicing Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of the Servicing Agreement.

SECTION 8.02. Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 8.01 hereof:

(i) the Trustee may request and conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe;

(ii) the Trustee may consult with counsel and any advice of its counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii) the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or any NIMS Insurer pursuant to the provisions of this Agreement, unless such Certificateholders or any NIMS Insurer shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

(iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by any NIMS Insurer or the Majority Certificateholder; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense, liability or payment of such estimated expenses from any NIMS Insurer or the Certificateholders, as applicable, as a condition to such proceeding. If the Servicer fails to reimburse the Trustee in respect of the reasonable expense of every such examination relating to the Servicer, the Trustee shall be reimbursed by the Trust Fund;

(vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as the Servicer pursuant to Section 7.02 hereof and thereupon only for the acts or omissions of the Trustee as a successor Servicer;

(vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, attorneys or a custodian, and shall not be responsible for any willful misconduct or negligence on the part of any agent, nominee, attorney or custodian appointed by the Trustee in good faith;

(viii) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

(ix) in order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (“Applicable Law”), the Trustee is required to obtain, verify and record certain information relating to certain individuals and certain entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide the Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

It is expressly understood and agreed that the Trustee shall be entitled to all the rights, protections, immunities, and indemnities set forth herein, with respect to the Reconstitution Agreement and the Servicing Agreement, and any actions taken or omitted by the Trustee pursuant to the terms thereof, as if such rights, protections, immunities, and indemnities were specifically set forth therein.

SECTION 8.03. Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the authentication and countersignature on the Certificates) shall be taken as the statements of the Depositor or the Seller, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement or of the Certificates (other than the countersignature and authentication on the Certificates) or of any Mortgage Loan or related document or of MERS or the MERS System. The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 hereof); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 hereof); the compliance by the Depositor or the Seller with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee’s receipt of notice or other discovery of any non-compliance therewith or any breach thereof; the acts or omissions of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 hereof, and then only for the acts or omissions of the Trustee as the successor Servicer); or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 hereof, and then only for the actions of the Trustee as the successor Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee’s duty to review the Mortgage Files, if so required pursuant to Section 2.01 of this Agreement.

SECTION 8.04. Trustee and Custodian May Own Certificates.

The Trustee and the Custodian, in their respective individual capacities, or in any capacity other than as Trustee or Custodian hereunder, may become the owner or pledgee of any Certificates with the same rights they would have if they were not Trustee or Custodian, as applicable, and may otherwise deal with the parties hereto.

SECTION 8.05. Trustee’s Fees and Expenses.

The Trustee shall be compensated by the Trustee Fee as compensation for its services hereunder. In addition, the Trustee will be entitled to recover from the Distribution Account pursuant to Section 4.03(a) all reasonable out-of-pocket expenses, disbursements and advances, including without limitation, in connection with any filing that the Trustee is required to make under Section 3.07 hereof, any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the performance of its duties or the administration of the trusts hereunder (including, but not limited to, the performance of its duties under Section 2.03 hereof) or incurred or made by the Trustee under each of the Yield Maintenance Allocation Agreement and the Yield Maintenance Agreement (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is specifically designated herein as the responsibility of the Depositor, the Seller, the Certificateholders or the Trust Fund hereunder or thereunder. If funds in the Distribution Account are insufficient therefor, the Trustee shall recover such expenses from future collections on the Mortgage Loans or as otherwise agreed by the Certificateholders. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

SECTION 8.06. Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, each having a combined capital and surplus of at least $50,000,000 and (except with respect to the initial Trustee) a minimum long-term debt rating in the third highest rating category by each Rating Agency and in each Rating Agency’s two highest short-term rating categories, and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust Fund will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07 hereof.

SECTION 8.07. Resignation or Removal of Trustee.

The Trustee (including the Trustee as Certificate Registrar) may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Seller, any NIMS Insurer and each Rating Agency. Upon receiving such notice of resignation of the Trustee, the Depositor shall promptly appoint a successor Trustee that meets the requirements in Section 8.06 and is reasonably acceptable to any NIMS Insurer or, in the case of notice of resignation of the Trustee (in consultation with the Depositor) shall promptly appoint a successor Trustee that meets the requirements in Section 8.06 and is reasonably acceptable to any NIMS Insurer, in each case, by written instrument, with a copy of such written instrument delivered to (i) the resigning Trustee, (ii) the successor Trustee and (iii) any NIMS Insurer. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee (a) shall cease to be eligible in accordance with the provisions of Section 8.06 hereof shall fail to resign after written request therefor by the Depositor or any NIMS Insurer or if at any time the Trustee, (b) shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (c) shall fail to deliver to the Depositor and the Sponsor the assessment of compliance or an attestation report required under Section 3.04 hereto within 15 calendar days of March 1 of each calendar year in which Exchange Act reports are required or (d) shall fail to file any Form 10-D or Form 10-K when due pursuant to Section 3.07 hereof (other than as a result of the failure of the Depositor to sign and return to the Trustee such Form 10-D or Form 10-K within the time limitations of Section 3.07 or any other party to deliver information in a timely manner as set forth in Section 3.07), then the Depositor or any NIMS insurer may immediately remove the Trustee. If the Depositor removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee reasonably acceptable to the NIMS Insurer and that meets the requirements of Section 8.06, by written instrument, with a copy of such written instrument delivered to (i) the Trustee so removed, (ii) the successor Trustee and (iii) to any NIMS Insurer.

The Majority Certificateholders (or any NIMS Insurer in the event of failure of the Trustee to perform its obligations hereunder) may at any time remove the Trustee by written instrument or instruments delivered to the Depositor and the Trustee; the Depositor or the Trustee shall thereupon use its best efforts to appoint a successor Trustee acceptable to the NIMS Insurer, in accordance with this Section.

Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee, as provided in Section 8.08 hereof. If the Trustee is removed pursuant to this Section 8.07, it shall be reimbursed any outstanding and unpaid fees and expenses, and if removed under the authority of the immediately preceding paragraph, the Trustee or the shall also be reimbursed any outstanding and unpaid costs and expenses.

SECTION 8.08. Successor Trustee.

Any successor Trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor, any NIMS Insurer, the Seller and its predecessor Trustee, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Seller and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 hereof and the appointment of such successor Trustee shall not result in a downgrading of the Senior Certificates by each Rating Agency, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor Trustee, as provided in this Section 8.08, the successor Trustee shall mail notice of such appointment hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register, to any NIMS Insurer and to each Rating Agency.

SECTION 8.09. Merger or Consolidation of Trustee.

Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power, and the Trustee shall, and shall instruct the Depositor to, at the expense of the Trust Fund, execute and deliver all instruments to appoint one or more Persons, approved by the Trustee and any NIMS Insurer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereof, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08 hereof.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(iii) the Depositor and the Trustee, acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor and any NIMS Insurer.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

SECTION 8.11. Limitation of Liability.

The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee on behalf of the Trust Fund, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

SECTION 8.12. Trustee May Enforce Claims Without Possession of Certificates.

(a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee (for the avoidance of doubt, in its individual capacity and as Trustee on behalf of the Trust Fund), its agents and counsel, be for the ratable benefit or the Certificateholders in respect of which such judgment has been recovered.

(b) The Trustee shall afford the Seller, the Depositor and each Certificateholder upon reasonable notice during normal business hours at its Corporate Trust Office or other office designated by the Trustee, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Depositor and any requesting Certificateholder with its most recent audited financial statements. The Trustee shall cooperate fully with the Seller, the Depositor and such Certificateholder and shall, subject to the first sentence of this Section 8.12(b), make available to the Seller, the Depositor and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Trustee’s duties hereunder. The Seller, the Depositor and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

SECTION 8.13. Suits for Enforcement.

In case an Event of Default or a default by the Depositor hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement, as the case may be, by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

SECTION 8.14. Waiver of Bond Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust Fund, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

SECTION 8.15. Waiver of Inventory, Accounting and Appraisal Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust Fund, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust Fund with any court, agency or body at any time or in any manner whatsoever.

SECTION 8.16. Appointment of Custodians.

The Trustee may, and at the direction of the Depositor shall, appoint one or more custodians to hold all or a portion of the related Mortgage Files as agent for the Trustee, by entering into a custodial agreement. The custodian may at any time be terminated and a substitute custodian appointed therefor by the Trustee. Subject to this Article VIII, the Trustee agrees to comply with the terms of each custodial agreement and to enforce the terms and provisions thereof against the custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by such custodian. Each custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. The initial custodian of the Mortgage Loans shall be The Bank of New York. The Bank of New York shall be compensated by the Trust Fund for its services as custodian.

SECTION 8.17. Indemnification.

The Trustee and its respective directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund incurred hereunder or under or with respect to any Certificate, the Servicing Agreement or under or pursuant to the Mortgage Loan Purchase Agreement, without negligence or willful misconduct on the Trustee’s part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of the Trustee’s duties hereunder including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

(i) with respect to any such claim, the Trustee shall have given the Depositor written notice thereof promptly after the Trustee shall have knowledge thereof; and

(ii) notwithstanding anything to the contrary in this Section 8.17, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

The provisions of this Section 8.17 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

SECTION 8.18. Limitation of Liability of Trustee and Administrator; Indemnification.

The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of the Yield Maintenance Agreement or the Yield Maintenance Allocation Agreement. The Administrator shall not have any liability for any failure or delay in payments to the Trustee which are required under the Yield Maintenance Allocation Agreement where such failure or delay is due to the failure of delay of the Yield Maintenance Provider in making such payment to the Administrator pursuant to the Yield Maintenance Agreement. In addition, notwithstanding anything to the contrary in the Yield Maintenance Agreement, the Administrator shall not be required to make any payment to the Yield Maintenance Provider. Any payment to the Yield Maintenance Provider shall be paid on behalf of the Administrator by Greenwich Capital Markets, Inc. The Trustee and the Administrator and their respective directors, officers, employees and agents shall be entitled to be indemnified and held harmless by the Trust Fund from and against any and all losses, claims, expenses or other liabilities that arise by reason of or in connection with the performance or observance by the Trustee or the Administrator of its respective duties or obligations under the Yield Maintenance Allocation Agreement or the Yield Maintenance Agreement, as applicable, except to the extent that the same is due to the Administrator’s negligence, willful misconduct or fraud.

SECTION 8.19. Administrator’s Fees and Expenses.

The Administrator’s fees under the Yield Maintenance Allocation Agreement and the Yield Maintenance Agreement shall be paid from a portion of the Trustee Fee. In addition, the Administrator will be entitled to recover from the Distribution Account pursuant to Section 4.03(a) all reasonable out-of-pocket expenses in the performance of its duties under the Yield Maintenance Allocation Agreement or the Yield Maintenance Agreement or the administration of the Yield Maintenance Trust (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct. If funds in the Distribution Account are insufficient therefor, the Administrator shall recover such expenses from future collections on the Mortgage Loans or as otherwise agreed by the Certificateholders.

SECTION 8.20. Resignation or Removal of the Administrator.

The Administrator may at any time resign and be discharged from its duties and obligations under the Yield Maintenance Allocation Agreement by giving written notice thereof to the Depositor, the Seller, GCFP, any NIMS Insurer, the Trustee and each Rating Agency. Upon receiving such notice of resignation of the Administrator, GCFP shall promptly appoint a successor Administrator that is acceptable to any NIMS Insurer by written instrument, in triplicate, one copy of which instrument shall be delivered to each of (i) the resigning Administrator, (ii) the successor Administrator and (iii) any NIMS Insurer. If no successor Administrator shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Administrator may petition any court of competent jurisdiction for the appointment of a successor Administrator.

GCFP (or any NIMS Insurer in the event of failure of the Administrator to perform its obligations hereunder) may at any time remove the Administrator by written instrument or instruments delivered to GCFP, the Depositor, the Administrator and the Trustee; GCFP shall thereupon use its best efforts to appoint a successor Administrator acceptable to the NIMS Insurer, in accordance with this Section.

Any resignation or removal of the Administrator and appointment of a successor Administrator, pursuant to any of the provisions of this Section 8.20 shall not become effective until acceptance of appointment by the successor Administrator. If the Administrator is removed pursuant to this Section 8.20, it shall be reimbursed any outstanding and unpaid fees and expenses.

Notwithstanding anything to the contrary contained herein, in the event that the Trustee resigns or is removed as Trustee hereunder, the Administrator shall have the right to resign immediately as Administrator by giving written notice to GCFP, the Depositor and the Trustee, with a copy to each Rating Agency and any NIMS Insurer. Any Person appointed as successor Trustee pursuant to Section 8.07 shall also be required to serve as successor Administrator under the Yield Maintenance Agreement and the Yield Maintenance Allocation Agreement.

SECTION 8.21. Closing Opinion of Counsel.

On or before the Closing Date, the Trustee shall cause to be delivered to the Depositor, the Seller and Greenwich Capital Markets, Inc. an Opinion of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor, Greenwich Capital Markets, Inc., and the Seller as to the due authorization, execution and delivery of this Agreement by the Trustee and the enforceability thereof.

ARTICLE IX

REMIC ADMINISTRATION

SECTION 9.01. REMIC Administration.

(a) As set forth in the Preliminary Statement to this Agreement, two REMIC elections shall be made by the Trust Fund. The Trustee shall sign and file such elections on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests in each REMIC created hereunder and the related residual interest shall be as designated in the Preliminary Statement. Following the Closing Date, the Trustee shall apply to the Internal Revenue Service for an employer identification number for each REMIC created hereunder by means of a Form SS-4 or other acceptable method and shall file a Form 8811 with the Internal Revenue Service.

(b) The Closing Date is hereby designated as the “Startup Day” of each REMIC created hereunder within the meaning of section 860G(a)(9) of the Code. The latest possible maturity date for each interest in any REMIC created hereby shall be the Latest Possible Maturity Date.

(c) Except as provided in subsection (d) of this Section 9.01, the Seller shall pay any and all tax related expenses (not including taxes) of each REMIC created hereunder, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to any such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee in fulfilling its duties hereunder (including the Trustee’s duties as tax return preparer).

(d) The Trustee shall prepare and file, and the Trustee shall sign all of the federal and state tax and information returns of each REMIC created hereunder (collectively, the “Tax Returns”) as the direct representative. The expenses of preparing and filing such Tax Returns shall be borne by the Trustee. Notwithstanding the foregoing, the Trustee shall have no obligation to prepare, file or otherwise deal with partnership tax information or returns. In the event that partnership tax information or returns are required by the Internal Revenue Service, the Seller, at its own cost and expense, will prepare and file all necessary returns. The Internal Revenue Service has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Under those regulations, debt issued to one Person generally is aggregated in determining if there is OID. If two or more Classes of Regular Certificates are issued to one Person (which intends to continue to hold the Regular Certificates indefinitely and, in any case, for at least 30 days), the Trustee, on behalf of the Trust Fund and upon receipt of written direction from the Depositor, will determine the existence and amount of any OID as if those Classes of Regular Certificates were one debt instrument and based solely on information provided by the Depositor to the Trustee.

(e) The Trustee shall perform on behalf of each REMIC created hereunder all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions or other such guidance, the Trustee, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. The Trustee, however, shall have no information or other tax reporting obligations with respect to the Final Maturity Reserve Trust. In addition, the Administrator shall have no information or other tax reporting obligations with respect to the Yield Maintenance Trust.

(f) The Trustee (to the extent that the affairs of the REMICs are within such Person’s control and the scope of its specific responsibilities under the Agreement) and the Holders of Certificates shall take any action or cause any REMIC created hereunder to take any action necessary to create or maintain the status of any REMIC created hereunder as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. None of the Trustee or the Holder of a Residual Certificate shall take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event unless the Trustee and any NIMS Insurer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not result in an Adverse REMIC Event. In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing any such REMIC to take any action which is not expressly permitted under the terms of this Agreement, any Holder of the Residual Certificate will consult with the Trustee, the NIMS Insurer or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any such REMIC, and no such Person shall take any such action or cause any REMIC created hereunder to take any such action as to which the Trustee or any NIMS Insurer has advised it in writing that an Adverse REMIC Event could occur.

(g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on any REMIC created hereunder in which it owns the residual interest by federal or state governmental authorities. To the extent that such Trust Fund taxes are not paid by the Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to holders of regular interests in such REMIC, as the case may be.

(h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

(i) No additional contributions of assets shall be made to any REMIC created hereunder, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

(j) The Trustee shall not enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services.

(k) The Trustee shall treat the Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h), and not as assets of any REMIC. The Holders of the Class C Certificates are the owners of the Basis Risk Reserve Fund. The Trustee shall treat the rights of the Holders of the LIBOR Certificates and the MTA Certificates to receive distributions to cover Basis Risk Shortfalls from either the Basis Risk Reserve Fund or the Yield Maintenance Account as payments under a cap contract written by the Holders of the Class C Certificates in favor of the related Holders of the LIBOR Certificates and the MTA Certificates. Thus, the LIBOR Certificates and the MTA Certificates shall be treated as representing not only ownership of regular interests in a REMIC, but also ownership of an interest in an interest rate cap contract. For purposes of determining the issue prices of the Certificates, the interest rate cap contracts shall be assumed to have a zero value unless and until required otherwise by an applicable taxing authority.

(l) The Trustee shall treat the Final Maturity Reserve Trust as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) owned by the holders of the Class C Certificates and not assets of any REMIC. The Class C Certificateholder shall be treated as the owner of the Final Maturity Reserve Trust and any payments made from the Final Maturity Reserve Trust to beneficial owners of Certificates (other than the Class C Certificates) shall be treated for federal income tax purposes as payments made by the Class C Certificateholder in exchange for an interest in the Certificates then owned by such beneficial owners.

(m)  The Trustee shall treat each of the Yield Maintenance Trust, the Yield Maintenance Trust Account and the Yield Maintenance Account as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h), and not as assets of any REMIC. The Holders of the Class C Certificates are the owners of the Yield Maintenance Trust, the Yield Maintenance Trust Account and the Yield Maintenance Account.

(n) For federal income tax purposes, upon any sale of the property held by the Trust Fund pursuant to Section 10.01(a), any NIM Redemption Amount and any Premium Proceeds paid by the Servicer shall not be treated as a portion of the purchase price paid for such property but shall instead be treated as an amount paid by the Servicer to the Holder of the Class C Certificates pursuant to a cash settled call option with respect to the property held by the Trust Fund.

SECTION 9.02. Prohibited Transactions and Activities.

None of the Depositor, the Servicer or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the REMICs created hereunder pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II hereof or (v) a repurchase of Mortgage Loans as contemplated hereunder, nor acquire any assets for any REMIC created hereunder, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC created hereunder after the Closing Date, unless the Depositor, the Trustee and any NIMS Insurer have received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not result in an Adverse REMIC Event.

ARTICLE X

TERMINATION

SECTION 10.01. Termination.

(a) The respective obligations and responsibilities of the Seller, the Depositor and the Trustee created hereby (other than the obligation of the Trustee, as Paying Agent, to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Class Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan, (iii) the optional purchase of the Mortgage Loans by the Terminator as described in the following paragraph and (iv) the Latest Possible Maturity Date. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

Following the date on which the aggregate of the Stated Principal Balances of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) on such date is equal to or less than 10% of the Cut-off Date Collateral Balance (the “Call Option Date”), the Servicer (in such context, the “Terminator”), with the prior written consent of the NIMS Insurer (which consent shall not be unreasonably withheld) or the NIMS Insurer may, at its option, terminate this Agreement by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to (A) the greater of (i) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of the REO Properties and (ii) the fair market value of the Mortgage Loans and REO Properties (as determined and as agreed upon by (w) the Terminator, (x) the NIMS Insurer, (y) the Holders of a majority in Percentage Interest of the Class C Certificates and (z) if the Holders of the LIBOR Certificates and the MTA Certificates will not receive all amounts due and payable as a result of the exercise of the option by the Terminator, the Trustee, in their good faith business judgment as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to the related Certificateholders pursuant to Section 10.01(b)), plus, (B) in each case, accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date, plus any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and all amounts, if any, then due and owing to the Trustee under this Agreement, plus any Basis Risk Shortfalls then remaining unpaid or which is due to the exercise of such option (the “Termination Price”); provided, however, such option may only be exercised if the Termination Price is sufficient to result in the payment of all interest accrued on, as well as amounts necessary to retire the Class Principal Balance of, each Class of Certificates issued pursuant to this Agreement; and, provided, further, that if there are any NIM Securities outstanding, the Servicer may only exercise its option after receiving the prior written consent of the holders of such NIM Securities and, if such consent is given, the Termination Price shall also include an amount equal to the sum of (1) any accrued interest on the NIM Securities, (2) the unpaid principal balance of any such NIM Securities and (3) any other reimbursable expenses owed by the issuer of the NIM Securities (the “NIM Redemption Amount”). If the fair market value of the Mortgage Loans and REO Properties shall be required to be made and agreed upon by the Servicer, if it is Terminator, and the Holders of a majority of Percentage Interest of the Class C Certificates as provided in (ii) above in their good faith business judgment, and such determination shall take into consideration an appraisal of the value of the Mortgage Loans and REO Properties conducted by an independent appraiser mutually agreed upon by the Servicer, if it is the Terminator, the Holders of a majority in Percentage Interest of the Class C Certificates and the Terminator in their reasonable discretion, such appraisal to be obtained by the Holders of a majority in Percentage Interest of the Class C Certificates at their expense, and (A) such appraisal shall be obtained at no expense to the Trustee and (B) the Trustee may conclusively rely on, and shall be protected in relying on, such fair market value determination. No such purchase by the Terminator will be permitted without the consent of the NIMS Insurer if a draw on the related policy will be made on the Final Distribution Date.

If the Terminator does not exercise its option as described above, then the NIMS Insurer shall have the right to exercise such option and (i) the NIMS Insurer shall remit the Termination Price in immediately available funds to the Servicer at least three Business Days prior to the applicable Distribution Date and, upon receipt of such funds from the NIMS Insurer, the Servicer shall promptly deposit such funds in the Distribution Account and (ii) upon the termination of the Trust Fund, the Trustee will transfer the property of the Trust Fund to the NIMS Insurer. The NIMS Insurer shall be obligated to reimburse the Servicer for its reasonable out-of-pocket expenses incurred in connection with its termination of the Trust Fund by the NIMS Insurer and shall indemnify and hold harmless the Servicer for all losses, liabilities or expenses resulting from any claims directly resulting from or relating to the termination of the Trust Fund by the NIMS Insurer, except to the extent such losses, liabilities or expenses arise out of or result from the Servicer’s negligence, bad faith or willful misconduct.

Notwithstanding anything provided herein to the contrary, upon the exercise of the Terminator of its Call Option, the Servicing Rights Owner shall retain any and all related Servicing Rights with respect to the Mortgage Loans.

In connection with any such purchase pursuant to the preceding paragraph, the Servicer shall deposit in the Distribution Account all amounts then on deposit in the Servicing Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

(b) Notice of any termination pursuant to the second paragraph of Section 10.01(a), specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Certificate Registrar for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Servicer by letter to the Certificateholders mailed not earlier than the 10th day and not later than the 19th day of the month immediately preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Certificate Registrar therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Registrar therein specified. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Holders of the Certificates. Upon any such termination, the duties of the Certificate Registrar with respect to the Certificates shall terminate and the Trustee shall terminate the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

(c) Upon presentation and surrender of the Certificates, the Trustee, as Paying Agent, shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 5.01 hereof for such Distribution Date.

(d) In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate account for the benefit of such Certificateholders, and within six months, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Servicer shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Servicer for payment.

SECTION 10.02. Additional Termination Requirements.

(a) In the event the purchase option provided in Section 10.01 is exercised, the Trust Fund shall be terminated in accordance with the following additional requirements:

(i) The Trustee shall sell any remaining assets of the Trust Fund for cash and, within 90 days of such sale, shall distribute to (or credit to the account of) the Certificateholders the proceeds of such sale together with any cash on hand (less amounts retained to meet claims) in complete liquidation of the Trust Fund, and each REMIC created hereunder; and

(ii) The Trustee shall attach a statement to the final federal income tax return for each REMIC created hereunder stating that pursuant to Treasury Regulation §1.860F-1, the first day of the 90 day liquidation period for such REMIC was the date on which the Trustee sold the assets of the Trust Fund and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as evidenced by an Opinion of Counsel delivered to the Trustee obtained at the expense of the Seller.

(b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to undertake the foregoing steps.

SECTION 10.03. NIMS Insurer Optional Repurchase Right of Distressed Mortgage Loans.

The NIMS Insurer, if any, may repurchase any Distressed Mortgage Loan for a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase plus any unreimbursed Advances, Servicing Advances or Servicing Fees allocable to such Distressed Mortgage Loan. Any such repurchase shall be accomplished by the NIMS Insurer’s remittance of the purchase price for the Distressed Mortgage Loan to the Trustee for deposit into the Distribution Account. The NIMS Insurer shall not use any procedure in selecting Distressed Mortgage Loans to be repurchased which would be materially adverse to Certificateholders.

ARTICLE XI

DISPOSITION OF TRUST FUND ASSETS

SECTION 11.01. Disposition of Trust Fund Assets.

Neither the Trust Fund, nor this Agreement, may be terminated or voided, or any disposition of the assets of the Trust Fund effected, other than in accordance with the terms hereof, except to the extent that Holders representing no less than the entire beneficial ownership interest of the Certificates have consented in writing to such action.

ARTICLE XII

MISCELLANEOUS PROVISIONS

SECTION 12.01. Amendment.

This Agreement may be amended from time to time by the Seller, the Depositor, the Credit Risk Manager and the Trustee (with the consent of any NIMS Insurer) without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement, or (iv) to conform the terms hereof to the description thereof provided in the Prospectus or the Private Placement Memorandum, as applicable; provided, however, that any such action listed in clause (i) through (iii) above shall not adversely affect in any material respect the interests of any Certificateholder; provided, further, that any such action listed in (i) through (iii) above shall be deemed not to adversely affect in any material respect the interests of any Certificateholder, if evidenced by (i) written notice to the Depositor, the Seller, any NIMS Insurer, the Credit Risk Manager and the Trustee from the Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency or (ii) an Opinion of Counsel to the effect that such amendment shall not adversely affect in any material respect the interests of any Certificateholder, is permitted by the Agreement and all the conditions precedent, if any, have been complied with, delivered to the Trustee and any NIMS Insurer.

In addition, this Agreement may be amended from time to time by Seller, the Depositor, the Credit Risk Manager and the Trustee with the consent of any NIMS Insurer and the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; and subject, in the case of any amendment or modification to Section 5.01(a) hereof, to the consent of the Bank of New York, as Custodian; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates that are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66 2/3% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agency.

Notwithstanding any provision of this Agreement to the contrary, each of the Trustee and the NIMS Insurer shall not consent to any amendment to this Agreement unless they shall have first received an Opinion of Counsel, delivered by and at the expense of the Person seeking such Amendment (unless such Person is the Trustee, in which case the Trustee shall be entitled to be reimbursed for such expenses by the Trust Fund pursuant to Section 8.05 hereof), to the effect that such amendment will not result in an Adverse REMIC Event and that the amendment is being made in accordance with the terms hereof, such amendment is permitted by this Agreement and all conditions precedent, if any, have been complied with.

Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Seller (but in no event at the expense of the Trustee), otherwise at the expense of the Trust Fund, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Servicer, the NIMS Insurer and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this 12.01 Section that affects its rights, duties and immunities under this Agreement or otherwise.

SECTION 12.02. Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee at the expense of the Trust Fund, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 12.03. Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust Fund, (ii) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall, with the prior written consent of any NIMS Insurer, have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given the Trustee by such Certificateholder or any NIMS Insurer. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder, any NIMS Insurer and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates or the rights of any NIMS Insurer, or to obtain or seek to obtain priority over or preference to any other such Holder or any NIMS Insurer, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.03, each and every Certificateholder, the NIMS Insurer and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 12.04. Governing Law; Jurisdiction.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 12.05. Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Seller, to Greenwich Capital Financial Products, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: General Counsel (telecopy number (203) 618-2132), or such other address or telecopy number as may hereafter be furnished to the Depositor and the Trustee in writing by the Seller, (b) in the case of the Trustee, to the Corporate Trust Office or such other address or telecopy number as may hereafter be furnished to the Depositor and the Seller in writing by the Trustee, (c) in the case of the Depositor, to Greenwich Capital Acceptance, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Legal (telecopy number (203) 618-2132), or such other address or telecopy number as may be furnished to the Seller and the Trustee in writing by the Depositor and (d) in the case of the Credit Risk Manager, Clayton Fixed Income Services Inc., 1700 Lincoln Street, Suite 1600, Denver, Colorado 80203, Attention: General Counsel. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Event of Default shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above. Any notice required to be delivered by the Trustee to the Depositor pursuant to Section 3.19 may be delivered by the Trustee, notwithstanding any provision of this Agreement to the contrary, to Greenwich Capital Acceptance, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Mark Hagelin (telephone number (203) 618-2596; fax number (203) 422-4284; e-mail mark.hagelin@gcm.com), or such other address or telecopy number as may be furnished to the Trustee in writing by the Depositor.

SECTION 12.06. Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 12.07. Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

SECTION 12.08. Notice to the Rating Agencies.

(a) The Trustee shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies and any NIMS Insurer with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

(i) any material change or amendment to this Agreement;

(ii) the occurrence of any Event of Default that has not been cured or waived;

(iii) the resignation or termination of the Servicer or the Trustee;

(iv) the final payment to Holders of the Certificates of any Class; and

(v) any change in the location of any Account.

(b) If the Trustee is acting as a successor Servicer pursuant to Section 7.02 hereof, the Trustee shall notify the Rating Agencies of any event that would result in the inability of the Trustee to make Advances as successor Servicer:

(c) The Trustee shall promptly furnish to each Rating Agency copies of the following, unless such documents were made available on the Trustee’s website:

(i) each Distribution Date Statement described in Section 5.04 hereof;

(ii) each annual statement as to compliance described in Section 3.05 hereof;

(iii) each annual assessment of compliance and attestation report described in Section 3.05 hereof; and

(iv) each notice delivered to the Trustee pursuant to Section 5.05(b) hereof which relates to the fact that the Servicer has not made an Advance.

(d) All notices to the Rating Agencies provided for in this Agreement shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

If to DBRS, to:

Dominion Bond Rating Service
55 Broadway, 15th Floor
New York, New York 10006

If to Moody’s, to:

Moody’s Investors Service, Inc.
99 Church Street
New York, New York 10007
Attention: Residential Mortgages

If to S&P, to:

Standard & Poor’s Ratings Services,
a division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041
Facsimile number: (212) 438-2661

SECTION 12.09. Further Assurances.

Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys’ fees) to be incurred in connection therewith.

SECTION 12.10. Benefits of Agreement.

Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

The Depositor shall promptly notify the Custodian and the Trustee in writing of the issuance of any Class of NIMS Securities and the identity of any related NIMS Insurer. Thereafter, the NIMS Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall be subject to and have the right to enforce the provisions of this Agreement so long as the NIMS Securities remaining outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment of such NIMS Securities. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, the Yield Maintenance Provider and its successors and assignees under the Yield Maintenance Agreement, the Holders of the Certificates and the NIMS Insurer, any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

SECTION 12.11. Acts of Certificateholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act” of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Fund, if made in the manner provided in this Section 12.11.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust Fund in reliance thereon, whether or not notation of such action is made upon such Certificate.

SECTION 12.12. Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

SECTION 12.13. Provision of Information.

For so long as any of the Certificates of any Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Depositor agrees to provide to any Certificateholders, any NIM Security Holder and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

The Trustee shall provide to any person to whom a Prospectus or Private Placement Memorandum was delivered by Greenwich Capital Markets, Inc. (as identified by Greenwich Capital Markets, Inc.), upon the request of such person specifying the document or documents requested (and certifying that it is a Person entitled hereunder), (i) a copy (excluding exhibits) of any report on Form 8-K, Form 10-D or Form 10-K filed with the Securities and Exchange Commission pursuant to this Agreement and (ii) a copy of any other document incorporated by reference in the Prospectus or Private Placement Memorandum (to the extent in the Trustee’s possession). Any reasonable out-of-pocket expenses incurred by the Trustee in providing copies of such documents shall be reimbursed by the Depositor.

SECTION 12.14. Transfer of Servicing.

The Trustee shall not consent to or approve the assignment of the Servicing Agreement or the servicing thereunder or the delegation of a substantial portion of GMAC’s rights or duties thereunder unless it shall have first received a letter from each Rating Agency to the effect that such action on the part of the Servicer will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. The Trustee (on behalf of the Trust Fund) shall be entitled to conclusively rely upon documents received by it pursuant to clauses (i) and (ii) above in providing such written approval to the Servicer and shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement with respect to such approval.

SECTION 12.15. Tax Treatment of the Class ES Certificates.

It is the intent of the parties hereto that the segregated pool of assets consisting of any collections in respect of the Class ES Distributable Amount payable to the Class ES Certificate constitutes, for federal income tax purposes, a grantor trust as described in Subpart E of Part I of Subchapter J of the Code and Treasury Regulation §301.7701-4(c)(2). The Trustee shall prepare, sign and file, all of the tax returns in respect of such grantor trusts. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor. The Trustee shall comply with each such requirement by filing Form 1041 or other applicable form.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor

By:	/s/ Shakti Radhakishun
Name: Shakti Radhakishun Title: Senior Vice President

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., as Seller

By:	/s/ Shakti Radhakishun
Name: Shakti Radhakishun Title: Senior Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By:	/s/ Barbara Campbell
Name: Barbara Campbell Title: Vice President

By:	/s/ Karlene Benvenuto
Name: Karlene Benvenuto Title: Authorized Signer

CLAYTON FIXED INCOME SERVICES INC., as Credit Risk Manager

By:	/s/ Kevin J. Kanouff
Name: Kevin J. Kanouff Title: President and General Counsel

SCHEDULE I

MORTGAGE LOAN SCHEDULE

SCHEDULE II

FINAL MATURITY RESERVE SCHEDULE

EXHIBIT A

FORM OF SENIOR CERTIFICATE

CLASS A-1 [[    ]] CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

IF THE RATING OF THIS CERTIFICATE IS BELOW “BBB-” OR ITS EQUIVALENT WHEN IT IS ACQUIRED, THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF IS DEEMED TO HAVE REPRESENTED AND WARRANTED THAT (A) SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE (COLLECTIVELY, A “PLAN”) NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR A PERSON USING THE ASSETS OF ANY SUCH PLAN TO EFFECT THE TRANSFER OR (B) IF THIS CERTIFICATE HAS BEEN THE OBJECT OF AN ERISA-QUALIFYING UNDERWRITING, THE PURCHASER IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” AS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60 AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60.

ON OR PRIOR TO THE TERMINATION OF THE YIELD MAINTENANCE AGREEMENT AND THE FINAL MATURITY RESERVE TRUST, THIS CERTIFICATE MAY NOT BE ACQUIRED BY A TRANSFEREE FOR, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR BY ANY ENTITY DEEMED TO HOLD THE PLAN ASSETS OF THE FOREGOING, UNLESS IT REPRESENTS AND WARRANTS THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE, THROUGHOUT THE PERIOD THAT IT HOLDS SUCH CERTIFICATE, WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WHICH IS NOT COVERED BY PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, THE NON-FIDUCIARY SERVICE PROVIDER EXEMPTION UNDER SECTION 408(b)(17) OF ERISA OR SOME OTHER APPLICABLE EXEMPTION. EACH INVESTOR IN THIS CERTIFICATE WILL BE DEEMED TO REPRESENT THAT IT IS IN COMPLIANCE WITH THE FOREGOING AND WILL FURTHER BE DEEMED TO REPRESENT, WARRANT AND COVENANT THAT IT WILL NOT SELL, PLEDGE OR OTHERWISE TRANSFER SUCH CERTIFICATE IN VIOLATION OF THE FOREGOING.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

Certificate No.:	[ ]
Cut-Off Date:	October 1, 2006
First Distribution Date:	November 20, 2006
Initial Certificate Principal
Balance of this Certificate (“Denomination”):	$[ ]

Original Class Certificate
Principal Balance of this Class:	$[ ]
Percentage Interest:	100%
Pass-Through Rate:	Variable
CUSIP:	[41162B [ ]
Class:	A-1 [[ ]]
Assumed Final Distribution Date:	December 2036

HarborView Mortgage Loan Trust
Mortgage Loan Pass-Through Certificates, Series 2006-SB1
Class A-1 [[     ]]

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust Fund consisting primarily of first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.

Principal in respect of this Certificate is distributable monthly as set forth herein and in the pooling and servicing agreement dated as of October 1, 2006 (the “Agreement”) among Greenwich Capital Acceptance, Inc., as depositor (the “Depositor”), Greenwich Capital Financial Products, Inc., as seller (the “Seller”), Clayton Fixed Income Services Inc., as credit risk manager (the “Credit Risk Manager”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”). Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller or the Trustee referred to below or any of their respective affiliates.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by the Depositor. The Trust Fund was created pursuant to the Agreement. To the extent not defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Certificate Registrar.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October ___, 2006

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By

This is one of the Certificates
referenced in the within-mentioned Agreement

By

Authorized Signatory of
DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Certificate Registrar

EXHIBIT B

FORM OF SUBORDINATE CERTIFICATE (Public)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “1933 ACT”) OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF IS DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT ACQUIRED SUCH CERTIFICATE (I)(A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT OR (B) AS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, AND THAT (II) SUCH HOLDER IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THE TRUSTEE OF ANY SUCH PLAN OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN NOR A PERSON USING THE ASSETS OF ANY SUCH PLAN.

THIS CERTIFICATE IS SUBORDINATE IN RIGHT AND PAYMENT AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

Certificate No.:	1
Cut-Off Date:	October 1, 2006
First Distribution Date:	November 20, 2006
Initial Certificate Principal
Balance of this Certificate (“Denomination”):	$[ ]

Original Class Certificate
Principal Balance of this Class:	$[ ]
Percentage Interest:	100%
Pass-Through Rate:	Variable
CUSIP:	41162B [ ]
Class:	B-[ ]
Assumed Final Distribution Date:	December 2036

HarborView Mortgage Loan Trust
Mortgage Loan Pass-Through Certificates, Series 2006-SB1
Class B-[    ]

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust Fund consisting primarily of first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.

Principal in respect of this Certificate is distributable monthly as set forth herein and in the pooling and servicing agreement dated as of October 1, 2006 (the “Agreement”) among Greenwich Capital Acceptance, Inc., as depositor (the “Depositor”), Greenwich Capital Financial Products, Inc., as seller (the “Seller”), Clayton Fixed Income Services Inc., as credit risk manager (the “Credit Risk Manager”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”). Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller or the Trustee referred to below or any of their respective affiliates.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by the Depositor. The Trust Fund was created pursuant to the Agreement. To the extent not defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Certificate Registrar.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October ___, 2006

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By

This is one of the Certificates
referenced in the within-mentioned Agreement

By

Authorized Signatory of
DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Certificate Registrar

EXHIBIT C-1

FORM OF CLASS C CERTIFICATE

THIS CERTIFICATE DOES NOT EVIDENCE AN INTEREST IN ANY REMIC CREATED PURSUANT TO THE AGREEMENT REFERENCED HEREIN.

THE HOLDER OF THIS CERTIFICATE WILL BE ENTITLED TO CERTAIN DISTRIBUTIONS AS PROVIDED IN THE AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “1933 ACT”) OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF IS DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT ACQUIRED SUCH CERTIFICATE (I)(A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT OR (B) AS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, AND THAT (II) SUCH HOLDER IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THE TRUSTEE OF ANY SUCH PLAN OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN NOR A PERSON USING THE ASSETS OF ANY SUCH PLAN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE CERTIFICATE REGISTRAR EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR ANY ENTITY DEEMED TO HOLD THE PLAN ASSETS OF THE FOREGOING (COLLECTIVELY, A “PLAN”) NOR A PERSON ACTING FOR, OR ON BEHALF OF, ANY SUCH PLAN TO EFFECT THE TRANSFER, OR (B) IF THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” AS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”) AND THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE-95-60, OR (C) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF A PLAN WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CERTIFICATE REGISTRAR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.
THIS CERTIFICATE IS SUBORDINATE IN RIGHT AND PAYMENT AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

C-1-1

Certificate No.:	1
Cut-Off Date:	October 1, 2006
Initial Certificate Principal
Balance of this Certificate (“Denomination”):	$[ ]
Original Class
Principal Balance of this Class:	$[ ]
Percentage Interest:	100%
Class:	C

C-1-2

HarborView Mortgage Loan Trust
Mortgage Loan Pass-Through Certificates, Series 2006-SB1
Class C

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust Fund consisting primarily of first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.

Funds in respect of this Certificate are distributable as set forth herein and in the pooling and servicing agreement dated as of October 1, 2006 (the “Agreement”) among Greenwich Capital Acceptance, Inc., as depositor (the “Depositor”), Greenwich Capital Financial Products, Inc., as seller (the “Seller”), Clayton Fixed Income Services Inc., as credit risk manager (the “Credit Risk Manager”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”). Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller or the Trustee referred to below or any of their respective affiliates.

This certifies that GREENWICH CAPITAL ACCEPTANCE, INC. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by the Depositor. The Trust Fund was created pursuant to the Agreement. To the extent not defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Certificate Registrar.

No transfer of this Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor and in substantially the form attached to the Agreement, to the effect that such transferee is not an employee benefit or other plan or arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), nor a person acting on behalf or investing plan assets of any such plan or arrangement, which representation letter shall not be an expense of the Certificate Registrar or the Trustee, or (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60, or (iii) an Opinion of Counsel in accordance with the provisions of the Agreement. Notwithstanding anything else to the contrary herein, any purported transfer of this Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.

C-1-3

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee and the Certificate Registrar of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Certificate Registrar as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. The Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class C Certificate in violation of the restrictions mentioned above.

C-1-4

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October ___, 2006

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By

This is one of the Certificates
referenced in the within-mentioned Agreement

By

Authorized Signatory of
DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Certificate Registrar

C-1-5

EXHIBIT C-2

FORM OF CLASS P CERTIFICATE

THIS CERTIFICATE DOES NOT EVIDENCE AN INTEREST IN ANY REMIC CREATED PURSUANT TO THE AGREEMENT REFERENCED HEREIN.

THE HOLDER OF THIS CERTIFICATE WILL BE ENTITLED TO CERTAIN DISTRIBUTIONS AS PROVIDED IN THE AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “1933 ACT”) OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT OR (B) TO A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A, AS EVIDENCED BY AN INVESTMENT LETTER DELIVERED BY THE TRANSFEREE TO THE CERTIFICATE REGISTRAR, IN SUBSTANTIALLY THE FORM ATTACHED TO THE AGREEMENT.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING PLAN ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT THE TRANSFER, OR (B) IF THIS CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” AS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 95-60 AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60, OR (C) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO SECTION 4975 OF THE CODE WITHOUT THE DELIVERY TO THE CERTIFICATE REGISTRAR OF AN OPINION OF COUNSEL SATISFACTORY TO THE CERTIFICATE REGISTRAR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

C-2-1

Certificate No.:	1
Cut-Off Date:	October 1, 2006
First Distribution Date:	November 20, 2006
Initial Certificate Principal
Balance of this Certificate:	$100
Original Class
Principal Balance of this Class:	$100
Percentage Interest:	100%

Class:	P

C-2-2

HarborView Mortgage Loan Trust
Mortgage Loan Pass-Through Certificates, Series 2006-SB1
Class P

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust Fund consisting primarily of first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.

Funds in respect of this Certificate are distributable as set forth herein and in the pooling and servicing agreement dated as of October 1, 2006 (the “Agreement”) among Greenwich Capital Acceptance, Inc., as depositor (the “Depositor”), Greenwich Capital Financial Products, Inc., as seller (the “Seller”), Clayton Fixed Income Services Inc., as credit risk manager (the “Credit Risk Manager”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”). Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller or the Trustee referred to below or any of their respective affiliates.

This certifies that GREENWICH CAPITAL ACCEPTANCE, INC. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by the Depositor. The Trust Fund was created pursuant to the Agreement. To the extent not defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Certificate Registrar.

No transfer of this Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor and in substantially the form attached to the Agreement, to the effect that such transferee is not an employee benefit or other plan or arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), nor a person acting on behalf or investing plan assets of any such plan or arrangement, which representation letter shall not be an expense of the Certificate Registrar or the Trustee, or (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60, or (iii) an Opinion of Counsel in accordance with the provisions of the Agreement. Notwithstanding anything else to the contrary herein, any purported transfer of this Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.

C-2-3

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee and the Certificate Registrar of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee and the Certificate Registrar as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. The Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class P Certificate in violation of the restrictions mentioned above.

C-2-4

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October ___, 2006

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By

This is one of the Certificates
referenced in the within-mentioned Agreement

By

Authorized Signatory of
DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Certificate Registrar

C-2-5

EXHIBIT C-3

FORM OF CLASS R CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT”, AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE CERTIFICATE REGISTRAR EITHER (A) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING PLAN ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT THE TRANSFER, OR (B) A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY PURCHASING THIS CERTIFICATE WITH FUNDS CONTAINED IN AN “INSURANCE COMPANY GENERAL ACCOUNT” AS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 (“PTCE 95-60”) AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE-95-60, OR (C) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE CERTIFICATE REGISTRAR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:	1
Cut-Off Date:	October 1, 2006
Percentage Interest:	100%

Class:	R

C-3-1

HarborView Mortgage Loan Trust
Mortgage Loan Pass-Through Certificates, Series 2006-SB1
Class R

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust Fund consisting primarily of first lien mortgage loans (the “Mortgage Loans”) purchased from others by

GREENWICH CAPITAL ACCEPTANCE, INC., as Depositor.

Funds in respect of this Certificate are distributable as set forth herein and in the pooling and servicing agreement dated as of October 1, 2006 (the “Agreement”) among Greenwich Capital Acceptance, Inc., as depositor (the “Depositor”), Greenwich Capital Financial Products, Inc., as seller (the “Seller”), Clayton Fixed Income Services Inc., as credit risk manager (the “Credit Risk Manager”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”). Accordingly, the Certificate Principal Balance of this Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller or the Trustee referred to below or any of their respective affiliates.

This certifies that GREENWICH CAPITAL ACCEPTANCE, INC. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by the Depositor. The Trust Fund was created pursuant to the Agreement. To the extent not defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Certificate Registrar.

No transfer of this Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee and the Certificate Registrar and in substantially the form attached to the Agreement, to the effect that such transferee is not an employee benefit or other plan or arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), nor a person acting on behalf or investing plan assets of any such plan or arrangement, which representation letter shall not be an expense of the Certificate Registrar or the Trustee, or (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60, or (iii) an Opinion of Counsel in accordance with the provisions of the Agreement. Notwithstanding anything else to the contrary herein, any purported transfer of this Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.

C-3-2

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee and the Certificate Registrar of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee and the Certificate Registrar as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. The Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class R Certificate in violation of the restrictions mentioned above.

C-3-3

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: October ___, 2006

DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity, but solely as Trustee

By

This is one of the Certificates
referenced in the within-mentioned Agreement

By

Authorized Signatory of
DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Certificate Registrar

C-3-4

EXHIBIT D

FORM OF REVERSE CERTIFICATE

HarborView Mortgage Loan Trust
Mortgage Loan Pass-Through Certificates, Series 2006-SB1
Reverse Certificate

This Certificate is one of a duly authorized issue of Certificates designated as HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-SB1 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholder for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, distributions will be made on the 19th day of each month, or if the 19th day is not a Business Day, then on the next succeeding Business Day (the “Distribution Date”), commencing on the Distribution Date in November 2006, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made, (i) in the case of a Physical Certificate, by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder, by wire transfer as set forth in the Agreement and (ii) in the case of a Book-Entry Certificate, to the Depository, which shall credit the amounts of such distributions to the accounts of its Depository Participants in accordance with its normal procedures. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Certificate Registrar specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights of the Certificateholders under the Agreement at any time, by the Depositor, the Seller, the Trustee and Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Certificate Registrar accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees. The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations set forth therein, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Subject to the terms of the Agreement, each Class of Book-Entry Certificates will be registered as being held by the Depository or its nominee and beneficial interests will be held by Certificate Owners through the book-entry facilities of the Depository or its nominee in minimum denominations of $25,000 and integral dollar multiples of $1 in excess thereof, provided, that, such certificates must be purchased in minimum total investments of at least $100,000.

Each of the Class C, Class P and Class R Certificates shall be issued as a single certificate and will be maintained in physical form.

The Depositor, the Seller, the Trustee, the Certificate Registrar and any agent of the foregoing may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Seller, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by any notice to the contrary.

On any Distribution Date following the date on which the aggregate of the Stated Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the Cut-Off Date Aggregate Principal Balance, the Servicer, with the prior written consent of the NIMS Insurer or at the direction of the NIMS Insurer may, at its option, terminate the Agreement by purchasing all of the outstanding Mortgage Loans and REO Properties at the Termination Price as provided in the Agreement. In the event that the Servicer does not exercise its right of optional termination, the obligations and responsibilities created by the Agreement will terminate upon the earliest of (i) the Distribution Date on which the Class Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan and (iii) the Latest Possible Maturity Date.

To the extent not defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
____________________________________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________________________________
(Please print or typewrite name and address including postal ZIP code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: _____________________________________________________________________________.

Dated: _____________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to___________________________________________________________________________
_______________________________________________________________________________for the account of_______________________________________________________________,
account number ________________________, or, if mailed by check, to ___________________
______________________________________________________________________________
Applicable statements should be mailed to ___________________________________________ _____________________________________________________________________________.

This information is provided by _____________________________________________, the assignee named above, or _____________________________________________________,
as its agent.

EXHIBIT E

[RESERVED]

E-1

EXHIBIT F

REQUEST FOR RELEASE

Date

[Addressed to Trustee
or, if applicable, custodian]

In connection with the administration of the mortgages held by you as [Trustee] [Custodian, on behalf of the Trustee] under a certain Pooling and Servicing Agreement dated as of October 1, 2006 among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, Clayton Fixed Income Services Inc., as Credit Risk Manager and Deutsche Bank National Trust Company, as Trustee (the “Pooling and Servicing Agreement”), the undersigned [Servicer] hereby requests a release of the Mortgage File held by you as [Trustee] [Custodian, on behalf of the Trustee] with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor’s Name:

Address:

Loan No.:

Reason for requesting file:

1. Mortgage Loan paid in full. (The [Servicer] hereby certifies that all amounts received in connection with the loan have been or will be credited to a Servicing Account or the Distribution Account (whichever is applicable) pursuant to the Pooling and Servicing Agreement.)

2. The Mortgage Loan is being foreclosed.

3. Mortgage Loan substituted. (The [Servicer] hereby certifies that a Qualified Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Pooling and Servicing Agreement.)

4. Mortgage Loan repurchased. (The [Servicer] hereby certifies that the Purchase Price has been credited to a Servicing Account or the Distribution Account (whichever is applicable) pursuant to the Pooling and Servicing Agreement.)

5. Other. (Describe)

F-1

The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualified Substitute Mortgage Loan (in which case the Mortgage File will be retained by us without obligation to return to you).

Capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

_____________________________________
[Name of [Servicer]]

By:__________________________________
Name:
Title: Servicing Officer

F-2

EXHIBIT G-1

FORM OF RECEIPT OF MORTGAGE NOTE

RECEIPT OF MORTGAGE NOTE

Greenwich Capital Acceptance, Inc.

600 Steamboat Road

Greenwich, Connecticut 06830

Re:	HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-SB1

Ladies and Gentlemen:

Pursuant to Section 2.01 of the Pooling and Servicing Agreement dated as of October 1, 2006, among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, Clayton Fixed Income Services Inc., as Credit Risk Manager and Deutsche Bank National Trust Company, as Trustee, we hereby acknowledge the receipt of the original Mortgage Note with respect to each Mortgage Loan listed on Exhibit 1, with any exceptions thereto listed on Exhibit 2.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By:
Name:
Title:

Dated:

G-1-1

EXHIBIT 1

MORTGAGE LOAN SCHEDULE

[To be retained in a separate closing binder entitled “HarborView 2006-SB1 Mortgage Loan Schedule” at the Washington DC offices of McKee Nelson LLP]

G-1-2

EXHIBIT 2

EXCEPTION REPORT

[To be retained in a separate closing binder entitled “HarborView 2006-SB1 Mortgage Loan Schedule” at the Washington DC offices of McKee Nelson LLP]

G-1-3

EXHIBIT G-2

FORM OF INTERIM CERTIFICATION OF TRUSTEE

INTERIM CERTIFICATION OF TRUSTEE

[date]

Greenwich Capital Acceptance, Inc. 600 Steamboat Road Greenwich, Connecticut 06830
Greenwich Capital Financial Products, Inc. 600 Steamboat Road Greenwich, Connecticut 06830

Re:
Pooling and Servicing Agreement dated as of October 1, 2006, among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, Clayton Fixed Income Services Inc., as Credit Risk Manager and Deutsche Bank National Trust Company, as Trustee, HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-SB1

Ladies and Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached schedule) it has received:

(i)	all documents required to be delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement are in its possession;

(ii)	such documents have been reviewed by the Trustee and have not been mutilated, damaged or torn and relate to such Mortgage Loan; and

(iii)
based on the Trustee’s examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii), (xx), (xxi) and (xxiv) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File.

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

G-2-1

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By:
Name:
Title:

G-2-2

EXHIBIT G-3

FORM OF FINAL CERTIFICATION OF TRUSTEE

FINAL CERTIFICATION OF TRUSTEE

[date]

Greenwich Capital Acceptance, Inc. 600 Steamboat Road Greenwich, Connecticut 06830
Greenwich Capital Financial Products, Inc. 600 Steamboat Road Greenwich, Connecticut 06830

Re:
Pooling and Servicing Agreement dated as of October 1, 2006, among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, Clayton Fixed Income Services Inc., as Credit Risk Manager and Deutsche Bank National Trust Company, as Trustee, HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-SB1

Ladies and Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received all documents required to be delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement.

Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (i), (ii), (xx), (xxi) and (xxiv) of the definition of the “Mortgage Loan Schedule” in Section 1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

G-3-1

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By:
Name:
Title:

G-3-2

EXHIBIT H

FORM OF LOST NOTE AFFIDAVIT

Personally appeared before me the undersigned authority to administer oaths, ______________________ who first being duly sworn deposes and says: Deponent is ______________________ of Greenwich Capital Financial Products, Inc. (the “Seller”) and who has personal knowledge of the facts set out in this affidavit.

On ___________________, _________________________ did execute and deliver a promissory note in the principal amount of $__________.

That said note has been misplaced or lost through causes unknown and is currently lost and unavailable after diligent search has been made. The Seller’s records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and such Seller is still owner and holder in due course of said lost note.

The Seller executes this Affidavit for the purpose of inducing Deutsche Bank National Trust Company, as trustee on behalf of HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-SB1, to accept the transfer of the above described loan from the Seller.

The Seller agrees to indemnify Deutsche Bank National Trust Company and Greenwich Capital Acceptance, Inc. and hold them harmless for any losses incurred by such parties resulting from the fact that the above described Note has been lost or misplaced.

By: __________________________________
       __________________________________

STATE OF	)
	)	ss:
COUNTY OF	)

On this ____ day of ___________ 20__, before me, a Notary Public, in and for said County and State, appeared ________________________, who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

Witness my hand and Notarial Seal this ____ day of _______ 20__.

_______________________________
_______________________________

My commission expires _______________.

H-1

EXHIBIT I-1

FORM OF ERISA REPRESENTATION FOR RESIDUAL CERTIFICATE

[Date]

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Deutsche Bank National Trust Company
1761 East St. Andrew Place,
Santa Ana, CA 92705-4934
Attention: GC06SB1

Re:	HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-SB1, Class R Certificate

Ladies and Gentlemen:

1. The undersigned is the ______________________ of _________________ (the “Transferee”), a [corporation duly organized] and existing under the laws of __________, on behalf of which she makes this affidavit.

2.  The Transferee either (x) is not an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, a “Plan”) nor a person acting on behalf of any such Plan nor using the assets of any such Plan to effect the transfer; (y) if the Certificate has been the subject of a best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption 2002-41, and is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and that the purchase and holding of such Certificates are covered under Section I and III of PTCE 95-60; or (z) shall deliver to the Certificate Registrar an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Certificate Registrar, and upon which the Certificate Registrar shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Transferee will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar, the Servicer or the Depositor to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee, the Certificate Registrar the Depositor or the Trust Fund.

I-1-1

3. The Transferee hereby acknowledges that under the terms of the Pooling and Servicing Agreement dated as of October 1, 2006 (the “Agreement”) among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, Clayton Fixed Income Services Inc., as Credit Risk Manager and Deutsche Bank National Trust Company, as Trustee, no transfer of any ERISA-Restricted Certificate in the form of a Definitive Certificate shall be permitted to be made to any person unless the Depositor and the Certificate Registrar have received a certificate from such transferee in the form hereof.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Transferee has executed this certificate.

[Transferee]

By:
Name: Title:

I-1-2

EXHIBIT I-2

FORM OF ERISA REPRESENTATION

FOR ERISA RESTRICTED TRUST CERTIFICATES

[Date]

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Deutsche Bank National Trust Company
1761 East St. Andrew Place,
Santa Ana, CA 92705-4934
Attention: GC06SB1

Re:	HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006- SB1, ERISA Restricted Trust Certificates

Ladies and Gentlemen:

1. The undersigned is the ______________________ of _________________ (the “Transferee”), a [corporation duly organized] and existing under the laws of __________, on behalf of which she makes this affidavit.

2.  The Transferee either (x) is not an employee benefit plan subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (collectively, a “Plan”) nor a person acting on behalf of any such Plan nor using the assets of any such Plan to effect the transfer; (y) if the Certificate has been the subject of a best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption 2002-41, and is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and that the purchase and holding of such Certificates are covered under Section I and III of PTCE 95-60; or (z) shall deliver to the Certificate Registrar an opinion of counsel (a “Benefit Plan Opinion”) satisfactory to the Certificate Registrar, and upon which the Certificate Registrar and any NIMS Insurer shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Transferee will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar, the Servicer, any NIMS Insurer or the Depositor to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee, the Certificate Registrar the Depositor or the Trust Fund.

I-2-1

3. The Transferee hereby acknowledges that under the terms of the Pooling and Servicing Agreement dated as of October 1, 2006 (the “Agreement”) among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, Clayton Fixed Income Services Inc., as Credit Risk Manager and Deutsche Bank National Trust Company, as Trustee, no transfer of any ERISA-Restricted Certificate in the form of a Definitive Certificate shall be permitted to be made to any person unless the Depositor and the Certificate Registrar have received a certificate from such transferee in the form hereof.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Transferee has executed this certificate.

[Transferee]

By:
Name: Title:

I-2-2

EXHIBIT J-1

FORM OF INVESTMENT LETTER [NON-RULE 144A]

[date]

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Deutsche Bank National Trust Company
1761 East St. Andrew Place,
Santa Ana, CA 92705-4934
Attention: GC06SB1

Re:	HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-SB1, Class [C][P][R]

Ladies and Gentlemen:

In connection with our acquisition the Class [C][P][R] Certificates (the “Certificates”) of the above-captioned series, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (f) below), (e) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (f) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

J-1-1

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

Very truly yours,

[NAME OF TRANSFEREE]

By:
Authorized Officer

J-1-2

EXHIBIT J-2

FORM OF RULE 144A INVESTMENT LETTER

[date]

Greenwich Capital Acceptance, Inc.
600 Steamboat Road

Greenwich, Connecticut 06830

Deutsche Bank National Trust Company
1761 East St. Andrew Place,
Santa Ana, CA 92705-4934
Attention: GC06SB1

Re:	HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-SB1, Class [C][P][R]

Ladies and Gentlemen:

In connection with our acquisition of the Class [C][P][R] Certificates (the “Certificates”) of the above-captioned series, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (d) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

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Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

Very truly yours,

[NAME OF TRANSFEREE]

By:
Authorized Officer

J-2-2

ANNEX 1 TO EXHIBIT J-2

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

i. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

ii. In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $            1  in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

[1]
Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

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___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

iii. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

iv. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

v. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

vi. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.
J-2-4

Print Name of Buyer

By:
Name: Title:
Date:

J-2-5

ANNEX 2 TO EXHIBIT J-2

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2. In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

___ The Buyer owned $             in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $         in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

J-2-6

5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Buyer or Adviser

By:
Name: Title:
Date:

IF AN ADVISER:

Print Name of Buyer
Date:

J-2-7

EXHIBIT K

FORM OF TRANSFEROR CERTIFICATE

[date]

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06380
Attention: Corporate Trust, HarborView Mortgage Loan Trust 2006-SB1

Deutsche Bank National Trust Company
One Federal Street
Boston, MA 02110

Re:	HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-SB1, Class R

Ladies and Gentlemen:

In connection with our proposed transfer of an Ownership Interest in the Class R Certificate, we hereby certify that (a) we have no knowledge that the proposed Transferee is not a Permitted Transferee acquiring an Ownership Interest in such Class R Certificate for its own account and not in a capacity as trustee, nominee, or agent for another Person, and (b) we have not undertaken the proposed transfer in whole or in part to impede the assessment or collection of tax.

Very truly yours,

[_____________________]

By: ______________________________

K-1

EXHIBIT L

TRANSFER AFFIDAVIT FOR RESIDUAL CERTIFICATE
PURSUANT TO SECTION 6.02(e)

HARBORVIEW MORTGAGE LOAN TRUST
MORTGAGE LOAN PASS-THROUGH CERTIFICATES, SERIES 2006-SB1,
CLASS R

STATE OF	)
	)	ss:
COUNTY OF	)

The undersigned, being first duly sworn, deposes and says as follows:

1.
The undersigned is an officer of ______________________, the proposed Transferee of a 100% Ownership Interest in the Class R Certificate (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement, (the “Agreement”) dated as of October 1, 2006, relating to the above-referenced Certificates, among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, Clayton Fixed Income Services Inc., as Credit Risk Manager and Deutsche Bank National Trust Company, as Trustee. Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

2.
The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest for its own account and not in a capacity as trustee, nominee or agent for another party.

3.
The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false. The Transferee has provided financial statements or other financial information requested by the Transferor in connection with the transfer of the Certificate to permit the Transferor to assess the financial capability of the Transferee to pay such taxes.

4.
The Transferee has been advised of, and understands that a tax may be imposed on a “pass-through entity” holding the Certificate if, at any time during the taxable year of the pass-through entity, a Disqualified Organization is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is not a Disqualified Organization and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

5.
The Transferee has reviewed the provisions of Section 6.02(e) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 6.02(e) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6.
The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit K to the Agreement (a “Transferor Certificate”).

7.	The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

8.	The Transferee’s taxpayer identification number is .

9.
The Transferee is aware that the Certificate may be a “noneconomic residual interest” within the meaning of the REMIC provisions and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this      day of                   , 20  .

[NAME OF TRANSFEREE]

By:                                                                         & amp; amp; #160;
Name:
Title:

[Corporate Seal]

ATTEST:

[Assistant] Secretary

Personally appeared before me the above-named               , known or proved to me to be the same person who executed the foregoing instrument and to be the                      of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this      day of          , 20  .

                                                                               &am p;am p;#1 60;
NOTARY PUBLIC

My Commission expires the day of , 20 .

EXHIBIT M

FORM OF BACK-UP CERTIFICATION

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06380
Attention: Corporate Trust, HarborView Mortgage Loan Trust 2006-SB1

Deutsche Bank National Trust Company
One Federal Street
Boston, MA 02110

Re:	HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-SB1,

The Trustee hereby certifies to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the annual report on Form 10-K for the fiscal year [____] (the “Annual Report”), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust;

(2) To my knowledge, (a) the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report, and (b) the Trustee’s assessment of compliance and related attestation report referred to below, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such assessment of compliance and attestation report;

(3) To my knowledge, the distribution information required to be provided by the Trustee under the Trust Agreement for inclusion in the Reports is included in the Reports;

(4) I am responsible for reviewing the activities performed by the Trustee under the Trust Agreement, and based on my knowledge and the compliance review conducted in preparing the assessment of compliance of the Trustee required by the Trust Agreement, and except as disclosed in the Reports, the Trustee has fulfilled its obligations under the Trust Agreement in all material respects; and

(5) The report on assessment of compliance with servicing criteria applicable to the Trustee for asset-backed securities of the Trustee and each Subcontractor utilized by the Trustee and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

M-1

In giving the certifications above, the Trustee has reasonably relied on information provided to it by the following unaffiliated parties: [names of servicer(s), subservicer(s), depositor, custodian(s)]

Date:___________________________________

_______________________________________
[Signature]
[Title]

M-2

EXHIBIT N

[Reserved].

N-1

EXHIBIT O

TRANSACTION PARTIES

Custodian	Deutsche Bank National Trust Company
Depositor	Greenwich Capital Acceptance, Inc.
Originator	Secured Bankers Mortgage Company
Servicer	GMAC Mortgage, LLC
Sponsor and Seller	Greenwich Capital Financial Products, Inc.
Credit Risk Manager	Clayton Fixed Income Services Inc.
Trustee	Deutsche Bank National Trust Company
Yield Maintenance Provider	The Bank of New York

O-1

EXHIBIT P
FORM OF TRUSTEE CERTIFICATE

Re:	HarborView Mortgage Loan Trust (the “Trust”)
Mortgage Loan Pass-Through Certificates, Series 2006-SB1

I, [identify the certifying individual], a [title] of Deutsche Bank National Trust Company, as Trustee of the Trust, hereby certify to Greenwich Capital Acceptance, Inc. (the “Depositor”), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 10-D required to be filed in respect of the period covered by such Form 10-K of the Depositor relating to the above-referenced trust (the “Exchange Act periodic reports”);

2. Based on my knowledge, the information prepared by the Trustee, contained, in these distribution reports taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3. Based on my knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in these reports.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated October 1, 2006 (the “Pooling and Servicing Agreement”) among the Depositor, Greenwich Capital Financial Products, Inc., as the seller (the “Seller”), Clayton Fixed Income Services Inc., as credit risk manager (the “Credit Risk Manager”) and the Trustee, as trustee.

Deutsche Bank National Trust Company,
as Trustee

By:___________________________
[Name]
[Title]
[Date]

P-1

EXHIBIT Q
FORM OF CERTIFICATION REGARDING SERVICING CRITERIA TO BE ADDRESSED IN REPORT ON ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by Deutsche Bank National Trust Company (“Deutsche Bank”), in its capacities as Trustee, and Clayton Fixed Income Services Inc. (“Clayton”), in its capacities as Credit Risk Manager, shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria:”

Servicing Criteria		Applicable Reporting Criteria for Clayton	Applicable Servicing Criteria for Deutsche Bank
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.		X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.		X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.		X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X

Servicing Criteria		Applicable Reporting Criteria for Clayton	Applicable Servicing Criteria for Deutsche Bank
Reference	Criteria
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.		X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.		X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.		X

Servicing Criteria		Applicable Reporting Criteria for Clayton	Applicable Servicing Criteria for Deutsche Bank
Reference	Criteria
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.		X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

Servicing Criteria		Applicable Reporting Criteria for Clayton	Applicable Servicing Criteria for Deutsche Bank
Reference	Criteria
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

EXHIBIT R

FORM 10-D, FORM 8-K AND FORM 10-K REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the Trustee pursuant to Section 3.07. If the Trustee is indicated below as to any item, then the Trustee is primarily responsible for obtaining that information.

Under Item 1 of Form 10-D: a) items marked “5.04 statement” are required to be included in the periodic Distribution Date statement under Section 5.04, provided by the Trustee, based upon information provided by the responsible party; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 5.04 statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report.

Form	Item	Description	Responsible Party
10-D	Must be filed within 15 days of the Distribution Date.
	1	Distribution and Pool Performance Information
Item 1121(a) - Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.	5.04 statement
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.	5.04 statement
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:	5.04 statement
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses	5.04 statement
(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.

5.04 statement

Form	Item	Description	Responsible Party
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.	5.04 statement
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.	5.04 statement
		(4) Beginning and ending principal balances of the asset-backed securities.	5.04 statement
(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.

5.04 statement
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.	5.04 statement
(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.

5.04 statement
(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts.

5.04 statement Updated pool composition information fields to be as specified by Depositor from time to time.
		(9) Delinquency and loss information for the period. In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets.	5.04 statement Form 10-D report: Depositor

Form	Item	Description	Responsible Party

(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.

5.04 statement
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	Form 10-D report: Servicer
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	Form 10-D report: Servicer
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.	5.04 statement
(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,
[information regarding] any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.

Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.

Form 10-D report: Depositor Form 10-D report: Depositor Form 10-D report: Depositor
		Item 1121(b) - Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).	Depositor
	2	Legal Proceedings

Form	Item	Description	Responsible Party

Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:
Seller
Depositor
Trustee
Issuing entity
Servicer
Originator
Custodian
Credit Risk Manager
Seller Depositor Trustee Depositor Servicer Originator Custodian Credit Risk Manager
	3	Sales of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.

Depositor
	4	Defaults Upon Senior Securities
		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)	N/A
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q	Trustee
	6	Significant Obligors of Pool Assets
		Item 1112(b) - Significant Obligor Financial Information*	N/A

Form	Item	Description	Responsible Party
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
		Item 1114(b)(2) - Credit Enhancement Provider Financial Information* Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	N/A N/A
Item 1115(b) - Derivative Counterparty Financial Information*
Determining current maximum probable exposure
Determining current significance percentage
Obtaining required financial information or effecting incorporation by reference

N/A N/A Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below
	9	Exhibits
		Distribution report	Trustee
		Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor
8-K	Must be filed within four business days of an event reportable on Form 8-K.
	1.01	Entry into a Material Definitive Agreement
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.
Examples: servicing agreement, custodial agreement.
Note: disclosure not required a to definite agreements that are fully disclosed in the prospectus.

Depositor

Form	Item	Description	Responsible Party
	1.02	Termination of a Material Definitive Agreement
Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Depositor
	1.03	Bankruptcy or Receivership
Disclosure is required regarding the bankruptcy or receivership, if known to the Depositor, Servicer or Trustee, with respect to any of the following:

Sponsor (Seller), Depositor, Servicer, Trustee, Swap Provider, Cap Provider, Custodian

Depositor/Servicer/Trustee
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the 5.04 statement.

N/A
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement	Party requesting material modification
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Form	Item	Description	Responsible Party
		Disclosure is required of any amendment “to the governing documents of the issuing entity”	Depositor
	5.06	Change in Shell Company Status
		[Not applicable to ABS Issuers]	Depositor
	6.01	ABS Informational and Computational Material
		[Not included in reports to be filed under Section 4.07]	Depositor
	6.02	Change of Trustee
Requires disclosure of any removal, replacement, substitution or addition of any trustee, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee. Reg AB disclosure about any new servicer or trustee is also required.

Trustee
	6.03	Change in Credit Enhancement or Other External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives. Reg AB disclosure about any new enhancement provider is also required.

Depositor
	6.04	Failure to Make a Required Distribution	Trustee
	6.05	Securities Act Updating Disclosure
If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

Depositor
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor

Form	Item	Description	Responsible Party
	7.01	Regulation FD Disclosure	Depositor
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.	Depositor
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event
10-K	Must be filed within 90 days of the fiscal year end for the registrant.
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K item as indicated above
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) - Significant Obligor Financial Information	N/A
		Item 1114(b)(2) - Credit Enhancement Provider Financial Information Determining applicable disclosure threshold Obtaining required financial information or effecting incorporating by reference	N/A N/A
Item 1115(b) - Derivative Counterparty Financial Information

Determining current maximum probable exposure
Determining current significance percentage
Obtaining required financial information or effecting incorporation by reference

N/A N/A Depositor
		Seller Depositor Trustee Issuing entity Servicer Originator Custodian Credit Risk Manager	Seller Depositor Trustee Issuing entity Servicer Originator Custodian Credit Risk Manager

Form	Item	Description	Responsible Party

Item 1119 - Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:
Seller
Depositor
Trustee

Issuing entity
Originator
Custodian
Credit Enhancer/Support Provider, if any
Significant Obligor, if any
Credit Risk Manager

Seller Depositor Trustee (only with respect to affiliations and relationships with the sponsor, depositor or issuing entity) Issuing entity Originator Custodian Depositor Depositor Credit Risk Manager
		Item 1122 - Assessment of Compliance with Servicing Criteria	Each Party participating in the servicing function
		Item 1123 - Servicer Compliance Statement	Trustee

EXHIBIT S -1

FORM OF WATCHLIST REPORT

S-1-1

EXHIBIT S-2

FORM OF LOSS SEVERITY REPORT

S-2-1

EXHIBIT S-3

FORM OF PREPAYMENT PREMIUMS REPORT

S-3-1

EXHIBIT S-4

FORM OF ANALYTICS REPORT

S-4-1

EXHIBIT T

FORM OF CERTIFICATION TO BE PROVIDED BY THE CREDIT RISK MANAGER

Re: HarborView Mortgage Loan Trust Mortgage Loan Pass-Through Certificates, Series 2006-SB1 issued pursuant to the Pooling and Servicing Agreement dated as of October 1, 2006, among Greenwich Capital Acceptance, Inc., a Delaware corporation, as depositor (the “Depositor”), Greenwich Capital Financial Products, Inc., a New York corporation, as seller (the “Seller”), Clayton Fixed Income Services Inc., as credit risk manager and Deutsche Bank National Trust Company a national banking association, as trustee (the “Trustee”).

CLAYTON FIXED INCOME SERVICES INC. (the “Credit Risk Manager”) certifies to the Depositor, the Sponsor, the Trustee, and [10-K Signatory Entity] its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.
Based on the knowledge of the Credit Risk Manager, taken as a whole, the information in the reports provided during the calendar year immediately preceding the date of this certificate (the “Relevant Year”) by the Credit Risk Manager pursuant to the Master Consulting Agreement dated as of April 18, 2005 (the “Master Consulting Agreement”), by and between the Credit Risk Manager and Greenwich Capital Markets, Inc. and pursuant to Transaction Addendum HarborView 2006-SB1 (the “Transaction Addendum HarborView 2006-SB1”), does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date that each of such reports was provided; and

2.	The Credit Risk Manager has fulfilled its obligations under the Master Consulting Agreement and Transaction Addendum HarborView 2006-SB1 throughout the Relevant Year.

CLAYTON FIXED INCOME SERVICES INC.

By:____________________________________

Name:_________________________________

Title: _________________________________

T-1

EXHIBIT U

ADDITIONAL DISCLOSURE NOTIFICATION

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705
Attention: GC06SB1, HarborView Mortgage Loan Trust 2006-SB1
Fax: (714) 656-2626
E-mail: DBSEC.Notification@DB.com

Attn:	Corporate Trust Services - HARBORVIEW MORTGAGE LOAN TRUST 2006-SB1-SEC REPORT PROCESSING
RE:	**Additional Form [ ] Disclosure**Required

Ladies and Gentlemen:

In accordance with Section 3.04, 3.05, 3.06, 3.07, 3.08 and 3.09 of the Pooling and Servicing Agreement dated as of October 1, 2006, among Greenwich Capital Acceptance, Inc., as Depositor, Greenwich Capital Financial Products, Inc., as Seller, Clayton Fixed Income Services Inc., as Credit Risk Manager and Deutsche Bank National Trust Company, as Trustee, the undersigned, as [    ], hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [   ].

Description of Additional Form [   ] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [  ] Disclosure:

Any inquiries related to this notification should be directed to [   ], phone number: [   ]; email address: [   ].

[NAME OF PARTY] as [role]

By:
Name: Title:

U-1

EXHIBIT V

YIELD MAINTENANCE ALLOCATION AGREEMENT

V-1

EXHIBIT W

YIELD MAINTENANCE AGREEMENT

W-1

SCHEDULE I

MORTGAGE LOAN SCHEDULE

SCHEDULE II

FINAL MATURITY RESERVE SCHEDULE

Distribution Date:	Aggregate Principal Balance ($):
November 2016	28,173,691.76
December 2016	27,749,429.93
January 2017	27,331,423.93
February 2017	26,919,582.49
March 2017	26,513,815.67
April 2017	26,114,034.81
May 2017	25,720,152.57
June 2017	25,332,082.84
July 2017	24,949,740.80
August 2017	24,573,042.83
September 2017	24,201,906.53
October 2017	23,836,250.72
November 2017	23,475,995.35
December 2017	23,121,061.59
January 2018	22,771,371.71
February 2018	22,426,849.12
March 2018	22,087,418.36
April 2018	21,753,005.05
May 2018	21,423,535.88
June 2018	21,098,938.62
July 2018	20,779,142.09
August 2018	20,464,076.13
September 2018	20,153,671.62
October 2018	19,847,860.43
November 2018	19,546,575.41
December 2018	19,249,750.40
January 2019	18,957,320.20
February 2019	18,669,220.56
March 2019	18,385,388.14
April 2019	18,105,760.56
May 2019	17,830,276.31
June 2019	17,558,874.79
July 2019	17,291,496.28
August 2019	17,028,081.93
September 2019	16,768,573.74
October 2019	16,512,914.54
November 2019	16,261,048.02
December 2019	16,012,918.68
January 2020	15,768,471.80
February 2020	15,527,653.49
March 2020	15,290,410.62

Distribution Date:	Aggregate Principal Balance ($):
April 2020	15,056,690.84
May 2020	14,826,442.57
June 2020	14,599,614.97
July 2020	14,376,157.94
August 2020	14,156,022.11
September 2020	13,939,158.82
October 2020	13,725,520.14
November 2020	13,515,058.81
December 2020	13,307,728.27
January 2021	13,103,482.64
February 2021	12,902,276.70
March 2021	12,704,065.90
April 2021	12,508,806.32
May 2021	12,316,454.69
June 2021	12,126,968.37
July 2021	11,940,305.34
August 2021	11,756,424.19
September 2021	11,575,284.11
October 2021	11,396,844.88
November 2021	11,221,066.88
December 2021	11,047,911.06
January 2022	10,877,338.92
February 2022	10,709,312.56
March 2022	10,543,794.59
April 2022	10,380,748.19
May 2022	10,220,137.07
June 2022	10,061,925.46
July 2022	9,906,078.13
August 2022	9,752,560.34
September 2022	9,601,337.87
October 2022	9,452,377.00
November 2022	9,305,644.48
December 2022	9,161,107.58
January 2023	9,018,734.02
February 2023	8,878,491.99
March 2023	8,740,350.16
April 2023	8,604,277.64
May 2023	8,470,244.00
June 2023	8,338,219.26
July 2023	8,208,173.85
August 2023	8,080,078.66
September 2023	7,953,904.99
October 2023	7,829,624.57
November 2023	7,707,209.51
December 2023	7,586,632.37

Distribution Date:	Aggregate Principal Balance ($):
January 2024	7,467,866.08
February 2024	7,350,883.98
March 2024	7,235,659.79
April 2024	7,122,167.62
May 2024	7,010,381.94
June 2024	6,900,277.62
July 2024	6,791,829.88
August 2024	6,685,014.30
September 2024	6,579,806.82
October 2024	6,476,183.74
November 2024	6,374,121.69
December 2024	6,273,597.64
January 2025	6,174,588.92
February 2025	6,077,073.16
March 2025	5,981,028.34
April 2025	5,886,432.76
May 2025	5,793,265.01
June 2025	5,701,504.02
July 2025	5,611,129.03
August 2025	5,522,119.56
September 2025	5,434,455.44
October 2025	5,348,116.81
November 2025	5,263,084.07
December 2025	5,179,337.93
January 2026	5,096,859.38
February 2026	5,015,629.68
March 2026	4,935,630.35
April 2026	4,856,843.22
May 2026	4,779,250.34
June 2026	4,702,834.05
July 2026	4,627,576.95
August 2026	4,553,461.88
September 2026	4,480,471.93
October 2026	4,408,590.46
November 2026	4,337,801.04
December 2026	28,173,691.76
January 2027	27,749,429.93
February 2027	27,331,423.93
March 2027	26,919,582.49
April 2027	26,513,815.67
May 2027	26,114,034.81
June 2027	25,720,152.57
July 2027	25,332,082.84
August 2027	24,949,740.80
September 2027	24,573,042.83

Distribution Date:	Aggregate Principal Balance ($):
October 2027	24,201,906.53
November 2027	23,836,250.72
December 2027	23,475,995.35
January 2028	23,121,061.59
February 2028	22,771,371.71
March 2028	22,426,849.12
April 2028	22,087,418.36
May 2028	21,753,005.05
June 2028	21,423,535.88
July 2028	21,098,938.62
August 2028	20,779,142.09
September 2028	20,464,076.13
October 2028	20,153,671.62
November 2028	19,847,860.43
December 2028	19,546,575.41
January 2029	19,249,750.40
February 2029	18,957,320.20
March 2029	18,669,220.56
April 2029	18,385,388.14
May 2029	18,105,760.56
June 2029	17,830,276.31
July 2029	17,558,874.79
August 2029	17,291,496.28
September 2029	17,028,081.93
October 2029	16,768,573.74
November 2029	16,512,914.54
December 2029	16,261,048.02
January 2030	16,012,918.68
February 2030	15,768,471.80
March 2030	15,527,653.49
April 2030	15,290,410.62
May 2030	15,056,690.84
June 2030	14,826,442.57
July 2030	14,599,614.97
August 2030	14,376,157.94
September 2030	14,156,022.11
October 2030	13,939,158.82
November 2030	13,725,520.14
December 2030	13,515,058.81
January 2031	13,307,728.27
February 2031	13,103,482.64
March 2031	12,902,276.70
April 2031	12,704,065.90
May 2031	12,508,806.32
June 2031	12,316,454.69

Distribution Date:	Aggregate Principal Balance ($):
July 2031	12,126,968.37
August 2031	11,940,305.34
September 2031	11,756,424.19
October 2031	11,575,284.11
November 2031	11,396,844.88
December 2031	11,221,066.88
January 2032	11,047,911.06
February 2032	10,877,338.92
March 2032	10,709,312.56
April 2032	10,543,794.59
May 2032	10,380,748.19
June 2032	10,220,137.07
July 2032	10,061,925.46
August 2032	9,906,078.13
September 2032	9,752,560.34
October 2032	9,601,337.87
November 2032	9,452,377.00
December 2032	9,305,644.48
January 2033	9,161,107.58
February 2033	9,018,734.02
March 2033	8,878,491.99
April 2033	8,740,350.16
May 2033	8,604,277.64
June 2033	8,470,244.00
July 2033	8,338,219.26
August 2033	8,208,173.85
September 2033	8,080,078.66
October 2033	7,953,904.99
November 2033	7,829,624.57
December 2033	7,707,209.51
January 2034	7,586,632.37
February 2034	7,467,866.08
March 2034	7,350,883.98
April 2034	7,235,659.79
May 2034	7,122,167.62
June 2034	7,010,381.94
July 2034	6,900,277.62
August 2034	6,791,829.88
September 2034	6,685,014.30
October 2034	6,579,806.82
November 2034	6,476,183.74
December 2034	6,374,121.69
January 2035	6,273,597.64
February 2035	6,174,588.92
March 2035	6,077,073.16

Distribution Date:	Aggregate Principal Balance ($):
April 2035	5,981,028.34
May 2035	5,886,432.76
June 2035	5,793,265.01
July 2035	5,701,504.02
August 2035	5,611,129.03
September 2035	5,522,119.56
October 2035	5,434,455.44
November 2035	5,348,116.81
December 2035	5,263,084.07
January 2036	5,179,337.93
February 2036	5,096,859.38
March 2036	5,015,629.68
April 2036	4,935,630.35
May 2036	4,856,843.22
June 2036	4,779,250.34
July 2036	4,702,834.05
August 2036	4,627,576.95
September 2036	4,553,461.88
October 2036	4,480,471.93
November 2036	4,408,590.46
December 2036	4,337,801.04
January 2037	28,173,691.76